EXHIBIT 2.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THE SCHEDULES TO THIS AGREEMENT.  THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”).  A COMPLETE VERSION OF THIS AGREEMENT AND SCHEDULES HAS BEEN FILED WITH THE  U.S. SECURITIES AND EXCHANGE COMMISSION.

ARRANGEMENT AGREEMENT

BY AND AMONG

TERRANE METALS CORP.
(“Company”)

AND

THOMPSON CREEK METALS COMPANY INC.
(the “Purchaser”)

DATED July 15, 2010

4.14	Litigation	37
4.15	Privacy	38
4.16	Insurance Coverage	38
4.17	Licenses and Permits	38
4.18	Tax Matters	39
4.19	Employees and Employee Benefit Plans	39
4.20	Related Person Transactions	41
4.21	Finders’ Fees	41
4.22	Investment Canada	41
4.23	First Nations Affairs	41
4.24	Absence of Certain Changes or Events	42
4.25	Securities Matters	43
4.26	Full Disclosure	44

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER		44
5.01	Corporate Existence and Power	44
5.02	Corporate Authorization	45
5.03	Governmental Authorization	45
5.04	Non-contravention	46
5.05	Capitalization	46
5.06	Property - Mineral	46
5.07	Financial Statements	47
5.08	Liabilities	48
5.09	Compliance with Applicable Laws	48
5.10	Litigation	49
5.11	Tax Matters	49
5.12	Related Person Transactions	50
5.13	Investment Canada	50
5.14	Securities Matters	50
5.15	Full Disclosure	51

ARTICLE 6 COVENANTS OF THE COMPANY		51
6.01	Conduct of the Company	51
6.02	Covenants to Timely Action	54
6.03	Access to Information	54
6.04	Notices of Certain Events	54
6.05	TSX-V Listing	55
6.06	Pre-Closing Reorganization	55
6.07	Tax Matters	56
6.08	Notice to Holders of Convertible Securities	57
6.09	Release of Existing Indebtedness	57
6.10	Haslinger Acknowledgment	57
6.11	Mineral Registrations	57
6.12	Certain Actions	57
6.13	Satisfaction of Conditions	58
6.14	Cooperation and Consultation	58
6.15	Representations	59

ARTICLE 7 COVENANTS OF PURCHASER		59
7.01	Investment Canada Act	59
7.02	Listing	59
7.03	Proceedings	59
7.04	Information for Circular	59
7.05	Amendments	60
7.06	No Dilutive Actions	60
7.07	Certain Actions	60
7.08	Registration Statement	60
7.09	Satisfaction of Conditions	61
7.10	Cooperation	61
7.11	Representations	61
7.12	Deposit of Cash	62
7.13	Indemnification and Insurance	62
7.14	Supplemental Indenture	62
7.15	Notice of Warrantholders	62

ARTICLE 8 MUTUAL COVENANTS		63
8.01	Mutual Covenants	63
8.02	Confidentiality	65
8.03	Closing Matters	65

ARTICLE 9 COMPANY COVENANTS REGARDING NON-SOLICITATION		65
9.01	Non-Solicitation	65
9.02	Notification of Acquisition Proposal	66
9.03	Right to Match	68

ARTICLE 10 CONDITIONS TO THE ARRANGEMENT		69
10.01	Conditions to the Obligations of Each Party	69
10.02	Conditions to the Obligations of Purchaser	70
10.03	Conditions to the Obligations of the Company	71

ARTICLE 11 TERMINATION		73
11.01	Termination	73
11.02	Effect of Termination	75
11.03	Payments to Purchaser	75
11.04	Reimbursement of Expenses	76
11.05	Effect of Payments	77
11.06	Notice of Unfilled Conditions	77

ARTICLE 12 MISCELLANEOUS		77
12.01	Notices	77
12.02	Remedies Cumulative; Specific Performance	79
12.03	Survival of Representations and Warranties	79
12.04	Amendments and Waivers	79
12.05	Expenses	79
12.06	Disclosure Schedule References	79

12.07	Binding Effect; Benefit; Assignment	80
12.08	Governing Law	80
12.09	Jurisdiction	80
12.10	Counterparts; Effectiveness	80
12.11	Entire Agreement	81
12.12	Severability	81
12.13	Time is of the Essence	81

ARTICLE 6 FURTHER ASSURANCES		B-10

Exhibit A	Form of Resolution Approving the Arrangement
Exhibit B	Plan of Arrangement

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT (this “Agreement”), dated as of July 15, 2010, is entered into by and among Terrane Metals Corp., (the “Company”) a British Columbia corporation, and Thompson Creek Metals Company Inc. (“Purchaser”), a British Columbia corporation.

WHEREAS, the board of directors of Purchaser (the “Purchaser Board of Directors”) and the board of directors of the Company (the “Company Board of Directors”) each deems it advisable and in the best interests of its respective corporation and shareholders that Purchaser and the Company engage in a business combination transaction as contemplated by this Agreement.

WHEREAS, Purchaser and the Company intend to pursue an arrangement by means of a Plan of Arrangement resulting in the purchase by Purchaser of all issued and outstanding Company Securities, all upon the terms and subject to the conditions of this Agreement in accordance with all Applicable Law (the “Acquisition”).  Upon consummation of the Arrangement, the Company will continue as a wholly-owned subsidiary of Purchaser.

WHEREAS, this Agreement has been approved by the Purchaser Board of Directors and the Company Board of Directors.

WHEREAS, Purchaser has entered into Lock-up Agreements with the Lock-Up Securityholders.

NOW, THEREFORE, intending to be legally bound, the parties to this Agreement hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.01                        Interpretation

As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended.

“1940 Act” means the United States Investment Company Act of 1940, as amended.

“2007 Warrant” means a warrant to purchase a Company Common Share at a price of $0.85 pursuant to the Common Share Purchase Warrant Indenture between the Company and Pacific Corporation Trust Company, dated June 21, 2007.

“2010 Warrant” means a warrant to purchase a Company Common Share at a price of $1.50 pursuant to the Common Share Purchase Warrant Indenture between the Company and Computershare Trust Company of Canada, dated April 16, 2010.

“Aboriginal Group” includes any Indian or Indian Band (as those terms are defined in the Indian Act (Canada)), First Nation person or people, Métis person or people, Aboriginal person or people, native person or people, indigenous person or people, any person or group asserting or otherwise claiming an Aboriginal right, Aboriginal title, Métis title, or any other Aboriginal or Métis interest, and any person or group representing, or purporting to represent, any of the foregoing.

“Acquisition Proposal” means, at any time, any proposal or offer (written or oral) by a Person, or two or more Persons acting “jointly or in concert” (within the meaning of that expression as used in the Securities Act) relating to: (i) any merger, consolidation, amalgamation, take-over bid, issuer bid, tender offer, exchange offer, plan of arrangement, business combination, recapitalization, liquidation, dissolution, or winding up of the Company; (ii) any sale, acquisition or issuance of 20% or more of the outstanding voting or equity securities of the Company representing 20% or more of the net income, revenues, fair market value or assets of the Company, taken as a whole; (iii) any sale or disposition of assets of the Company, taken as a whole representing more than 20% of the book value, fair market value, revenues or income (each on a consolidated basis) of the total assets of the Company and its subsidiaries, taken as a whole, (including a lease or long term supply agreement or other arrangement having the same economic effect as a purchase of assets); (iv) a proposal, offer, inquiry or public announcement of an intention to do any of the foregoing by any Person relating to any of (i), (ii) or (iii); or (v) any transaction or series of transactions similar to the transactions described in (i) to (iv).

“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner of Competition pursuant to section 102 of the Competition Act with respect to the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Aggregate Arrangement Consideration” means the aggregate Arrangement Consideration.

“Applicable Law” means, with respect to any Person, any federal, provincial, state, local, municipal, foreign or other law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Arrangement” means the arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Plan of Arrangement, or made at the direction of the Court in the Final Order.

“Arrangement Resolution” means the special resolution of the Company Securityholders, approving the Plan of Arrangement to be considered at the Company Meeting, substantially in the form and content of Exhibit A annexed hereto.

“BCBCA” means the Business Corporations Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect and as may be amended from time to time prior to the Effective Date.

“Balance Sheet” means the consolidated unaudited balance sheet of the Company as of the Balance Sheet Date and the footnotes thereto.

“Balance Sheet Date” means March 31, 2010.

“Berg Property” means the Company’s 100% interest in the Berg copper-molybdenum-silver property.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia are authorized or required by Applicable Law to close.

“Certifying Officers” means: (i) in respect of Purchaser: (a) Kevin Loughrey; and (b) Pam Saxon; and (ii) in respect of the Company: (a) Robert Pease; and (b) Basil Huxham.

“Circular” means the notice of the Company Meeting and accompanying management proxy circular, including all schedules and exhibits thereto, to be sent by the Company to the Company Securityholders in connection with the Company Meeting.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to the Competition Act, and any Person designated or authorized pursuant to the Competition Act to exercise the powers and perform the duties of the Commissioner of Competition.

“Company Common Shares” means the Common shares, no par value, of the Company.

“Company Data Room” means the Company data room posted on http://langvdr.com. as in effect on July 15, 2010.

“Company Disclosure Schedule” means the disclosure schedule dated the date of this Agreement regarding this Agreement that has been provided by the Company to Purchaser.

“Company Development Property” means the Mt. Milligan copper-gold property.

“Company Exploration Properties” means: (i) the Berg Property; (ii) a 43% interest in the Maze Lake gold property; and (iii) a 51% joint venture interest in the Howards Pass zinc-lead-silver property.

“Company Meeting” means the special meeting of Company Securityholders called pursuant to the Interim Order, including any adjournment thereof, to be held to consider and, if deemed advisable, approve the Arrangement and all other matters requiring approval pursuant to the terms and conditions of this Agreement, or the Interim Order.

“Company Mineral Assets” means: (i) the Company Exploration Properties; (ii) the Company Development Property; (iii) each other ore body and mineral property in which the Company holds an ownership interest or rights; and (iv) all related tangible and intangible assets in connection thereto, including the Equipment, Facilities and the Company Mineral Rights.

“Company Mineral Rights” means, collectively, the mineral rights in respect of the: (i) Company Exploration Properties; and (ii) Company Development Property.

“Company Option” means any unexercised option to purchase Company Common Shares which was granted pursuant to the Company Option Plan.

“Company Option Exchange Number” means the number determined by dividing (i) the amount by which the Option Market Value exceeds the exercise price of that particular Company Option by (ii) the Option Market Value, provided that if this number is negative, the Company Option Exchange Number shall be zero.

“Company Option Plan” means, collectively: (i) the 2008 Rolling Number Stock Option Plan, dated October 20, 2008; and (ii) the Rolling Number Stock Option Plan, dated December 6, 2006.

“Company Optionholder” means a holder of a Company Option.

“Company Preferred Shares” means the Series A Preferred shares in the capital of the Company.

“Company Public Disclosure Record” means all documents and information filed by the Company under applicable Securities Laws on the System for Electronic Document Analysis Retrieval (SEDAR), during the three years prior to the date hereof which are publicly available as of the date hereof.

“Company Resource Properties” means individually or collectively, as the context requires, the Company Exploration Properties and the Company Development Property.

“Company Securities” means the Company Options, Company Common Shares and Company Preferred Shares.

“Company Securityholder” means any holder of Company Securities.

“Company Share Capital” means collectively, the Company Common Shares, Company Preferred Shares, Company Warrants, Goldcorp Warrants and Company Options.

“Company Share Certificate” means a valid certificate representing, as applicable: (i) Company Common Shares; or (ii) Company Preferred Shares.

“Company Warrants” means, collectively, the 2007 Warrants and the 2010 Warrants.

“Competition Act” means the Competition Act (Canada) as may be amended from time to time prior to the Effective Date.

“Competition Act Approval” means: (i) the issuance of an Advance Ruling Certificate and such Advance Ruling Certificate has not been rescinded prior to Effective Time; or (ii) Purchaser and the Company have given the notice required under section 114 of the Competition Act with respect to the transactions contemplated by this Agreement, and the applicable waiting period under section 123 of the Competition Act has expired or has been terminated in accordance with the Competition Act; or (iii) the obligation to give the requisite notice has been waived pursuant to paragraph 113(c) of the Competition Act; and, in the case of (ii) or (iii), Purchaser has been advised in writing by the Commissioner of Competition that, in effect, such Person is of the view that sufficient grounds at that time do not exist to initiate proceedings before the Competition Tribunal under section 92 of the Competition Act with respect to the transactions contemplated by this Agreement and therefore the Commissioner of Competition, at that time, does not intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement (“no-action letter”), and the form of and any terms and conditions attached to any such advice are acceptable to Purchaser, acting reasonably, and such advice has not been rescinded prior to Effective Time.

“Competition Tribunal” means the Competition Tribunal established under the Competition Tribunal Act (Canada).

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Permit).

“Contract” means any contract, agreement, indenture, note, bond, loan, license, instrument, lease, commitment, plan or other arrangement, whether oral or written.

“Court” means the Supreme Court of British Columbia.

“Credit Agreements” means, collectively: (i) the Amended and Restated Credit Agreement, dated May 7, 2010, amongst the Company, Major Shareholder, BMO Capital Markets, Bank of Montreal and the Bank of Nova Scotia; and (ii) Canadian Dollar Standby Letters of Credit/Letters of Guarantee between the Company and Canadian Imperial Bank of Commerce dated December 21, 2009.

“Damages” include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature.

“Depositary” means any trust company, bank or financial institution agreed to in writing between Purchaser and the Company for the purpose of, among other things, effecting the exchange of Company Share Certificates for the Arrangement Consideration in connection with the Arrangement.

“Dissent Rights” means the right to dissent in connection with the Plan of Arrangement granted to Company Securityholders by the Court in the Interim Order and in accordance with Section 238 of the BCBCA, and any other right to dissent that is available to Company Securityholders under the BCBCA.

“Dissenting Securities” means any Company Securities held by a Dissenting Securityholder.

“Dissenting Securityholder” means a Company Securityholder who has exercised a Dissent Right in accordance with the requirements of the BCBCA and the Interim Order.

“Effective Date” means the date agreed to by the Company and Purchaser in writing as the effective date of the Arrangement after all of the conditions precedent to the completion of the Arrangement as set out in this Agreement have been satisfied or waived, and the Final Order has been granted by the Court.

“Effective Time” means 10 am (Pacific Time) on the Effective Date.

“Effective Time Permitted Encumbrances” means those Encumbrances specified as “Effective Time” Encumbrances in Section 4.06(b) of the Company’s Disclosure Schedule.

“Encumbrance” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, statutory or deemed trust, or other adverse claim of any kind in respect of such property or asset.  For purposes of this Agreement, a Person shall be deemed to own subject to an Encumbrance any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Environmental Laws” means any Applicable Law or any agreement with any Governmental Authority or other Person, relating to human health and safety, the environment or to Hazardous Substances.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company as currently conducted.

“Equipment” means all machinery, equipment, vehicles, storage tanks, fuel, fixtures, accessories, supplies, spare parts, tools, personal property and other tangible property (including all tangible personal property that is not included in Inventories) owned directly or indirectly by the Company or used in connection with the Company Mineral Assets.

“Facilities” means any leaseholds, buildings and plants currently or formerly owned or operated by the Company and used in connection with the Company Mineral Assets, including, but not limited to: (i) processing plants; (ii) waste dumps; and (iii) tailings storage facilities.

“Final Order” means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Time, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal.

“GAAP” means generally accepted accounting principles in Canada and for clarity includes the “international financial reporting standards” at such time as the use of such standards by reporting issuers in Canada is mandated by Applicable Law.

“Generally Accepted Mining Practices” means, in relation to mining, those practices, methods and acts engaged in or approved by a Person which, in the conduct of its undertaking, exercises that degree of safe and efficient practice, diligence, prudence, and foresight reasonably and ordinarily exercised by skilled and experienced operators engaged in the mining industry in British Columbia, the Yukon, the Northwest Territories or Nunavut as applicable.

“Goldcorp Warrant” means a warrant to purchase a Company Common Share at a price of $1.50 pursuant to Goldcorp Warrant Certificate.

“Goldcorp Warrant Certificate” means the warrant certificate issued by the Company to Goldcorp Canada Ltd. dated April 15, 2010 representing share purchase warrants exercisable until April 15, 2011 to purchase up to 13,636,500 Company Shares at a price of $1.50.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) any governmental, regulatory or administrative authority, department, agency, commission, board, panel, tribunal, Crown corporation, Crown ministry or court or other law, rule or regulation-making or enforcing entity having or purporting to have jurisdiction on behalf of any nation, or province, territory or state or other subdivision thereof or any municipality, district or other subdivision thereof.

“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

“Indebtedness” means both the current and long-term portions of any amount owed (including all outstanding principal, prepayment premiums, penalties and similar amounts, if any, and accrued but unpaid interest, fees and expenses related thereto) in respect of borrowed money (including convertible indebtedness), drawn letters of credit and any guarantees of obligations of any of the foregoing; provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include any accounts payable incurred in the ordinary course of business.

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement, providing for, among other things, the calling and holding of the Company Meeting.

“Inventories” means all inventories owned by the Company or used in connection with its business and operations, including all minerals or metals produced from the Company Mineral Assets.

“Investment Canada Act” means the Investment Canada Act (Canada) as may be amended from time to time prior to the Effective Time.

“Investment Canada Act Approval” means that the responsible Minister under the Investment Canada Act shall have, or, in accordance with the Investment Canada Act, shall be deemed to have, declared the acquisition of control of the Company by Purchaser or its representative, or Purchaser or its representative shall have received an opinion pursuant to Section 37 of the Investment Canada Act to the effect that the acquisition of control of the Company by Purchaser pursuant to the Arrangement contemplated by the Agreement, is not subject to review under the Investment Canada Act, and in either case, has sent a notice to that effect pursuant to the Investment Canada Act to Purchaser or its representative.

“Knowledge” means the actual knowledge of each of the senior officers and members of senior management of the respective parties after reasonable inquiry.

“Letter of Transmittal” means the letter of transmittal sent to holders of Company Securities for use in connection with the Arrangement.

“Lock-Up Agreements” means the Lock-Up Agreements made between Purchaser and each of Major Shareholder and the Locked-Up Securityholders.

“Locked-Up Securityholders” means: (i) Robert Pease; (ii) Basil Huxham; (iii) Peter Marshall; (iv) Paul Hosford; (v) Darren O’Brien; (vi) Glen Wonders; (vii) Darin Labrenz; (viii) Wes Carson; (ix) Darren Morgans; (x) Jeffrey Franzen; (xi) Doug Leishman; and (xii) John Reynolds.

“Major Shareholder” means Goldcorp Inc.

“Material Adverse Change” means, in respect of any Person any one or more changes, events or occurrences, and “Material Adverse Effect” means in respect of any Person, an effect, which, in either case, either individually or in the aggregate with all other facts, changes, circumstances, effects, events or occurrences is, or would reasonably be expected to (a) be, material and adverse to the business, operations, results of operations, assets, capital, liabilities (contingent or otherwise), or financial condition of that Person and its Subsidiaries, taken as a whole, or (b) prevent a party from performing its obligations under this Agreement in any material respect, other than any change, event, occurrence or effect: (i) relating to the global economy or financial, securities or commodities markets in general in the world including, without limitation, changes in currency exchange rates or interest rates; (ii) affecting the worldwide mining industry in general; (iii) relating to change in the market trading price of shares of such Person; (iv) relating to any generally applicable change in Applicable Laws (other than orders, judgments or decrees made against that Person or any of its Subsidiaries); (v) resulting from changes in the price of copper, gold or molybdenum; (vi) any natural disaster or the commencement, occurrence or continuation of any war, armed hostility or act of terrorism; or (vii) relating to the rate at which Canadian dollars can be exchanged for United States dollars or vice versa, provided, however that such matter referred to in clause (i), (ii), (v) or (vi) above does not have a materially disproportionate effect to that Person and its Subsidiaries taken as a whole compared to other companies of similar size operating in the mining industry.  References in this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, interpretive of the amount used for the purpose of determining whether a “Material Adverse Change” has occurred or whether a state of facts exists that has or could have a “Material Adverse Change” of a “Material Adverse Effect” and such defined terms and all other references to materiality in this Agreement shall be interpreted without reference to any such amounts.

“NASDAQ” means the NASDAQ Stock Market.

“NI 43-101” means National Instrument 43-101 entitled Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators.

“NYSE” means the New York Stock Exchange.

“Option Market Value” means the volume weighted average of trading price of all trades of Company Common Shares on the TSX-V during the five trading days commencing on the eighth trading day immediately prior to the Effective Date, and ending on the fourth trading day prior to the Effective Date.

“Permitted Encumbrances” means the Pre-Closing Permitted Encumbrances and the Effective Time Permitted Encumbrances.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Information” means information about an identifiable individual (including about an employee of the Business) that is collected, used, disclosed or retained by the Business.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit B annexed hereto and any amendments or variations thereto made in accordance with the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

“Pre-Closing Permitted Encumbrances” means those Encumbrances specified as “Pre-Closing” Encumbrances in Section 4.06(b) of the Company’s Disclosure Schedule.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Purchaser Balance Sheet” means the consolidated audited balance sheet of Purchaser as of the Purchaser Balance Sheet Date and the footnotes thereto.

“Purchaser Balance Sheet Date” means December 31, 2010.

“Purchaser Data Room” means the Purchaser data room posted on www. https://tcmmail.msoutlookonline.net/VirData/Documents%20for%20Review.com. as in effect on July 15, 2010.

“Purchaser Mineral Rights” means, collectively, the mineral rights in respect of the Purchaser Mineral Assets.

“Purchaser Public Disclosure Record” means all documents and information filed by Purchaser under applicable Securities Laws on the System for Electronic Document Analysis Retrieval (SEDAR), during the three years prior to the date hereof which are publicly available as of the date hereof.

“Purchaser Shares” means the common shares in the capital of Purchaser.

“Record Date” means the date established by the Company Board of the directors as the date on which the central securities registrar is closed with respect to the entitlement of Company Securityholders to vote at the Company Meeting.

“Related Person” means: (i) any of the officers, directors or shareholders of the Company holding more than 10% of the outstanding shares of Company Share Capital, and any officers, directors, general partners, associates or relatives of such officers, directors and shareholders; (ii) each relative of any natural Person identified in clause “(i)”; and (iii) any trust or other Person (other than the Company) in which any one of the individuals referred to in clauses “(i)” or “(ii)” holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.

“Securities Act” means the Securities Act (British Columbia) as it may be amended from time to time and the regulations promulgated thereunder.

“Securities Law” means the Canadian provincial securities laws, regulations and rules issued under such laws, and the published regulations, rules, policy statements, orders, instruments (including national and applicable multilateral instruments), notices and rulings of the securities commissions or equivalent securities regulatory bodies in the Provinces and Territories of Canada.

“Subco” means a wholly-owned subsidiary of Purchaser which will acquire the Company Securities from Purchaser in accordance with this Agreement and the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal made to the Company by a third party after the date hereof and prior to the date of Company Meeting to consider the Arrangement Resolution: (i) that did not result from a breach of this Agreement or any agreement between the Person making such Acquisition Proposal and the Company; (ii) that complies with all Securities Laws; (iii) that involves an offer for not less than 100% of the outstanding Company Common Shares or other voting or equity securities (excluding any such securities held by the Person making such Acquisition Proposal or its affiliates) or assets of the Company representing not less than substantially all of the assets of the Company for consideration of cash and/or publicly traded securities of a Person listed on the TSX, TSX- V, NASDAQ or NYSE or any other recognized exchange; (iv) which the Company Board of Directors determines, in its good faith judgment after consultation with the Company’s financial advisors including and after taking into account the terms and conditions of the Acquisition Proposal and the Arrangement (but not assuming away any risk of non completion of either the Acquisition Proposal or the Arrangement): (a) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making such proposal; (b) would, if consummated on its terms, be more favourable from a financial point of view to the holders of Company Common Shares than those contemplated by this Agreement (including any proposal in writing that as of that time has been received by the Company from Purchaser to amend this Agreement and the Plan of Arrangement pursuant to the terms of this Agreement and not withdrawn); (v) is not subject to a due diligence or access to information condition for more than five (5) Business Days; (vi) in respect of which any required financing to complete such Superior Proposal has been demonstrated to the satisfaction of the Company Board of Directors, acting in good faith (after receipt of advice from its financial advisors and outside legal counsel) will be obtained; (vii) in respect of which the Company Board of Directors determines in good faith (after receipt of advice from its outside legal counsel) that failure to recommend such Acquisition Proposal to the shareholders would be inconsistent with its fiduciary duties; and (viii) that, subject to compliance with the requirements of this Agreement, the Company Board of Directors has determined to recommend to the Company Securityholders.

“Tax” includes, without limitation, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including, without limitation: (i) those levied on, or measured by, or referred to as income, gross receipts, earnings, profits, capital, corporate, transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, licence, franchising, real or personal property, payroll, employment, wage, employer health, social services, severance, utility, occupation, premium, windfall, education and social security taxes, all surtaxes, all custom duties and import and export taxes, all licence, franchise and registration fees and all unemployment insurance, health insurance and Canada, Quebec and other government pension plan premiums, workers’ compensation levies, retirement contributions, including those imposed by any Governmental Authority; and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause as a result of being a “transferee” (within the meaning of Section 160 of the Tax Act or any other Applicable Laws) of another taxpayer or entity or a member of a related, non-arm’s length, affiliated or combined group.

“Tax Act” means the Income Tax Act (Canada) as it may be amended from time to time and the regulations promulgated thereunder.

“Tax Return” means any return, report, declaration, claim for refund, information return or other document (including schedules thereto, other attachments thereto, amendments thereof, or any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Technical Reports” means the: (i) Technical Report on the Berg Copper-Molybdenum-Silver Property Tahtsa Range, B.C. Omineca Mining Division NTS-093E-073,074,083,084 Latitude 53°, 49’ N, Longitude 127°, 22’ W prepared by Henry Awmack, P. Eng and Darren O’Brien, P. Geo. on May 11th, 2007; (ii) Technical Report on the Mount Milligan Project Omenica Mining District British Columbia NTS 94N/1, 93O/4 Latitude 55o 07’ N, Longitude 124o 01’ W prepared by Gary Lustig, MSc, P. Geo, Darin Labrenz, BSc, MAusIMM and Darren O’Brien BSc, P. Geo in June 2007; (iii) Technical Report Mt. Milligan Property — Northern BC prepared by Karla Mills, P. Eng, Gilles Arseneau, Ph.D., P. Geo. and Peter Wells, A.Sc.T., B.Comm. on October 29, 2007; (iv) Technical Report — Feasibility Mt. Milligan Property — Northern prepared by Karla Mills, P. Eng, Gilles Arseneau, Ph.D., P. Geo. and Peter Wells, A.Sc.T., B.Comm. April 11, 2008; (v) Technical Report — Mineral Resource Estimate, Berg Property, Tahtsa Range, British Columbia prepared by Stewart Harris, B.Sc., P. Geo., Thomas C. Stubens, M.A.Sc., P. Eng., Dr. Gilles Arseneau, P. Geo. and Peter Wells, P. Eng. on June 13, 2008; (vi) 2009 Mineral Resource Estimate On The Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia Located in the Omineca Mining Division NTS Mapsheet 093E/14 Centred at 53° 48’ North Latitude 127° 26’ West Longitude prepared by Stewart Harris, B.Sc., P. Geo. and Darin Labrenz, P. Geo. in June 2009; (vii) Technical Report on the Berg Copper-Molybdenum-Silver Property Tahtsa Range, B.C. Omineca Mining Division NTS-093E-073,074,083,084 Latitude 53°, 49’ N, Longitude 127°, 22’ W prepared by Henry Awmack, P. Eng. and Darren O’Brien, P. Geo. on June 1st, 2007; (viii) Technical Report Mt. Milligan Project Resource Report Omenica Mining District British Columbia NTS 94N/1, 93O/4 Latitude 55o 07’ N, Longitude 124o 01’ prepared by WJianhui Huang, Ph. D, P. Eng, on October 2, 2007; (ix) Technical Report — Feasibility Update Mt. Milligan Property — Northern BC prepared by: Karla Mills, P. Eng. John Huang, P. Eng., Grant Bosworth, P. Eng., Scott Cowie, MAusIMM, Bruno Borntraeger, P. Eng., Herb Welhener, MMSA-QPM, Jay Collins, P. Eng., Tim Bekhuys, R.P.Bio., and Darin Labrenz, P. Geo. on October 13, 2009; and (x) Technical Report on the Mount Milligan Project Omenica Mining District British Columbia prepared by Gary Lustig, MSc, P. Geo G. N., in June 2006.

“Title and Operating Documents” means, in respect of: (i) the Company Development Property; and (ii) the Berg Property, each and every material license, permit, approval, consent authorization, concession, permission or other title or operating document including, without limitation, all Environmental Permits, surface rights, access rights and other rights required under the Applicable Laws to conduct business and operations as currently conducted.

“TSX” means the Toronto Stock Exchange.

“TSX-V” means the TSX Venture Exchange.

“US GAAP” means generally accepted accounting principles in the United States and for clarity includes the standards by Securities and Exchange Commission domestic filers as mandated by applicable Securities and Exchange Commission regulations.

“Warrant Indentures” means collectively or singularly as the context requires the Common Share Purchase Warrant Indenture between the Company and Pacific Corporation Trust Company, dated June 21, 2007 and the Common Share Purchase Warrant Indenture between the Company and Computershare Trust Company of Canada, dated April 16, 2010.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquisition	Recitals
Agreement	Preamble
Amalco	2.01(f)
Arrangement Consideration	2.01(c)
Arrangement Filings	3.04
Company	Preamble
Company Board of Directors	Recitals
Company Closing Certificate	10.02(f)(i)
Company Leased Real Property	4.07(a)
Company Owned Real Property	4.07(a)
Company Real Property	4.07(a)
Confidentiality Agreement	8.02
Employee Plans	4.19(d)
Financial Statements	4.11(a)
Material Contract	4.10(a)
Post-Signing Returns	6.07(a)
Purchaser	Preamble
Purchaser Board of Directors	Recitals
Purchaser Closing Certificate	10.03(i)
Purchaser Financial Statements	5.07(a)
Permits	4.17
Real Property Lease	4.07(a)
Response Period	9.03(a)

1.02        Definitional and Interpretative Provisions

(a)           The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)           The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.

(c)           All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d)           If the date on which any action is required to be taken hereunder by any party hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

(e)           Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(f)            Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(g)           The use of “commercially reasonable efforts” on the part of any party hereto shall not be deemed to include: (i) entering into any settlement, undertaking, consent decree, consent agreement, consent order, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby; or (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of Purchaser’s Subsidiaries or any of their respective Affiliates’ businesses, assets or properties.

(h)           The use of the word “or” shall not be inclusive.

(i)            Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(j)            The symbol “$” shall refer to Canadian Dollars unless expressly stated otherwise.

ARTICLE 2
THE ARRANGEMENT

2.01        The Arrangement

At the Effective Time the following shall occur and shall be deemed to occur as described in this Section 2.01 and as further described in the Plan of Arrangement, and in accordance with the terms of the Plan of Arrangement:

(a)           Notwithstanding any vesting or exercise provisions to which a Company Option might otherwise be subject (whether by contract, the conditions of a grant, applicable law or the terms of the Company Option Plan): (i) each Company Option issued and outstanding at the Effective Time, will, without any further action by or on behalf of the Company Optionholder, be deemed to be fully vested and transferred by the Company Optionholder to the Company (free and clear of all liens, claims and Encumbrances) and cancelled, and the Company shall, and shall be deemed to, issue to each such Company Optionholder a number of Company Common Shares (rounded down to the nearest whole number of shares) equal to the product of: (A) the Company Option Exchange Number in respect of such Company Option multiplied by (B) the number of Company Common Shares such Company Option would otherwise entitle the Company Optionholder to acquire, less any amounts withheld pursuant to Section 3.11 or the Plan of Arrangement; (ii) no amount shall be added to the stated capital account maintained in respect of the Company Common Shares in connection with such issuance of Company Common Shares; and (iii) with respect to each Company Option, the Company Optionholder thereof will cease to be the holder of such Company Option, will cease to have any rights as a holder in respect of such Company Option or under the Company Option Plan, such Company Optionholder’s name will be removed from the register of Company Options, and all option agreements, grants and similar instruments relating thereto will be cancelled.

(b)           Each Company Security held by a Dissenting Securityholder shall be deemed to be transferred to Purchaser by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and Encumbrances and Purchaser shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Section 3.14(a) hereof, and the name of such holder shall be removed from the register of the Company as a holder of Company Securities and Purchaser shall be recorded as the registered holder of the Company Securities so transferred and shall be the legal owner of such Company Common Securities.

(c)           Each issued and outstanding Company Security held by a Company Securityholder (other than Company Securities held by Purchaser, and for greater certainty including the Company Common Shares deemed to be issued in Section 2.01(a) and excluding the Company Securities deemed to be transferred to the Purchaser pursuant to Section 2.01(b)) shall be transferred to Purchaser and in consideration for the acquisition of each Company Security the Purchaser shall: (i) issue Purchaser Shares on the basis of 0.052 of a fully paid and non-assessable Purchaser Share for each Company Security; and (ii) pay cash in the amount of $0.90; subject to Sections 3.10 and 3.16 hereof (the “Arrangement Consideration”). Following completion of this step, Purchaser will be the holder of all of the issued and outstanding Company Securities and the central securities register of the Company will be revised accordingly.

(d)           Each Company Security held by the Purchaser, including the Company Securities acquired pursuant to Sections 2.01(b) and (c) hereof, shall be transferred to Subco in consideration of the issue by Subco to the Purchaser of one common share of Subco for each Company Security so transferred.

(e)           The Company will file an election with the CRA to cease to be a public corporation for the purposes of the Tax Act.

(f)            The Company and Subco shall amalgamate to form one corporate entity (“Amalco”) with the same effect as if they had amalgamated under Section 269 of the BCBCA such that:

(i)            the Purchaser shall receive on the amalgamation one Amalco common share in exchange for each Subco common share previously held and all of the issued and outstanding the Company Common Shares and Company Preferred Shares will be cancelled without any repayment of capital in respect thereof;

(ii)           the stated capital of the common shares of Amalco will be an amount equal to the paid up capital, as that term is defined in the Tax Act, attributable to the common shares of Subco immediately prior to the amalgamation;

(iii)          Amalco will own and hold all of the property of the Company and Subco and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such amalgamation, and all liabilities and obligations of the Company and Subco, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such liabilities and obligations had been incurred or contracted by it;

(iv)          Amalco will be liable for all of the liabilities and obligations of the Company and Subco;

(v)           all rights, contracts, permits and interests of the Company and Subco will be rights, contracts, permits and interests of Amalco as if the Company and Subco continued and, for greater certainty, the amalgamation will not constitute a transfer or assignment of the rights or obligations of either of the Company or Subco under any such rights, contracts, permits and interests;

(vi)          any existing cause of action, claim or liability to prosecution will be unaffected;

(vii)         any civil, criminal or administrative action or proceeding pending by or against either Subco or the Company will be continued by or against Amalco; and

(viii)        a conviction against, or ruling, order or judgment in favour of or against either Subco or the Company may be enforced by or against Amalco.

2.02        Effect on Company Plans

Immediately after the transfer for cancelation to the Company of all of the outstanding Company Options pursuant to Section 2.01, the Company Option Plan shall be deemed to have terminated and shall be of no further force or effect.

2.03        Closing of the Company’s Transfer Books

(a)           Upon the transfer of the Company Options pursuant to Section 2.01: (i) the former Company Optionholders shall cease to be the holders of such Company Options and shall be deemed to be removed from the register of holders of Company Options; and (ii) such Company Options shall be deemed to have been surrendered for cancelation.

(b)           Upon the transfer of the Company Common Shares and Company Preferred Shares, holders of Company Share Certificates shall cease to have any rights as shareholders of the Company, and the central securities registrars of the Company shall be closed with respect to all Company Common Shares and Company Preferred Shares immediately prior to Effective Time.  If, after the Effective Time, a Company Share Certificate is presented to the Company or Purchaser, such Company Share Certificate shall be cancelled and shall be exchanged as provided in Section 3.10.

ARTICLE 3
IMPLEMENTATION OF THE ARRANGEMENT

3.01        Implementation Steps by the Company

The Company will:

(a)           provide legal counsel to Purchaser with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court (including, without limitation, drafts of the Circular) in connection with the Arrangement, including by providing on a timely basis notice of any information required to be supplied by Purchaser for inclusion in such material, prior to the service and filing of that material and will incorporate any reasonable comments of such counsel.

(b)           as soon as reasonably practicable prepare, in a manner acceptable to Purchaser (acting reasonably), and make an application to the Court for the Interim Order under the BCBCA and thereafter diligently seek to obtain the Interim Order;

(c)           not object to legal counsel to Purchaser appearing and making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised of the nature of any submissions prior to the hearing;

(d)           provide legal counsel to Purchaser on a timely basis with copies of any notice of appearance and evidence served on the Company or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom and any notice (written or oral) received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order;

(e)           subject to Applicable Laws, not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated hereby or with Purchaser’s prior written consent, not to be unreasonably withheld; provided that nothing herein will require Purchaser to agree or consent to any increase in consideration or other modification or amendment to such filed or served materials that expands or increases Purchaser’s obligations set forth in any such filed or served materials under this Agreement;

(f)            subject to obtaining the Interim Order, as soon as reasonably practicable, and in no event later than September 30, 2010, convene and hold the Company Meeting in accordance with Applicable Laws and the Interim Order for the purpose of the Company Securityholders considering and approving the Arrangement Resolution and for any other proper purpose as may be set out in the notice for the Company Meeting;

(g)           on or before August 15, 2010, have obtained written fairness opinions by duly qualified financial advisors to the Company and to the special committee of the Board of Directors of the Company, respectively, in each case under the supervision of the special committee of the Board of Directors thereof, respectively, as to the fairness of the consideration to be received by the holders of Company Common Shares pursuant to the Arrangement from a financial point of view to the holders of Company Common Shares;

(h)           subject to obtaining the approval of the Company Securityholders as required by the Interim Order, to apply in a manner acceptable to Purchaser (acting reasonably) and proceed with and diligently pursue the application to the Court for the Final Order; and

(i)            subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, with the consent of Purchaser

(acting reasonably), take all steps and actions, to give effect to the Arrangement prior to December 31, 2010, subject to extension thereof as provided in Section 11.01(b)(i).

3.02        Interim Order

The notice of motion for the application referred to in Section 3.01(a) will request that the Interim Order provide:

(a)           that the approval of the Company Securityholders, voting as a single class, for the Arrangement will be a majority in number representing 2/3rds of the votes cast on the Arrangement Resolution by such Company Securityholders in person or by proxy at the Company Meeting, and such other security holder approvals as required by the TSX-V and any applicable Securities Laws;

(b)           that, in all other respects, the terms, restrictions and conditions of the Articles of the Company, including quorum requirements and all other matters, will apply in respect of the Company Meeting; and

(c)           for the Dissent Rights.

3.03        Information Circular

As promptly as practicable after the execution and delivery of this Agreement, the Company will prepare the Circular, the Letter of Transmittal, and any other documents required by Applicable Laws in connection with the Arrangement, and Purchaser will co-operate in such preparation, and as promptly as practicable after the execution and delivery of this Agreement, the Company will cause the Circular, the Letter of Transmittal and any other documentation required in connection with the Company Meeting to be sent to each of the Company Securityholders and be filed as required by the Interim Order and Applicable Law.

3.04        Preparation of Filings

The Company will:

(a)           prepare any application for the orders, rulings and consents and any other documents reasonably deemed by Purchaser or the Company to be necessary to discharge their respective obligations under applicable Securities Laws in connection with the Arrangement and the other transactions contemplated hereby including, if applicable, filings that are required under the BCBCA to be made with the British Columbia Registrar of Companies in order for the Arrangement to be effective (“Arrangement Filings”); and

(b)           take all such action as may be required under the BCBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, and Purchaser will cooperate with the Company in completion of the above.

3.05        Information for Circular and Filings

Each of Purchaser and the Company will furnish to the other all such information concerning it and its shareholders as may be reasonably required (and, in the case of its shareholders, available to it) for the completion of the actions described in Section 3.03 and Section 3.04, and each covenants that no information furnished by it (to its Knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

3.06        Changes in Information

Purchaser and the Company will each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular or an application for an order or a consent described in this Article 3 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application or consent. In any such event, Purchaser and the Company will co-operate in the preparation of a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, will cause the same to be distributed to Company Securityholders and filed with the relevant securities regulatory authorities.

3.07        Compliance of Circular

The Company will ensure that the Circular complies with all Applicable Laws including Securities Laws and, without limiting the generality of the foregoing, that the Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Purchaser or any third party that is not an Affiliate of the Company).  Without limiting the generality of the foregoing: (i) the Company will ensure that the Circular provides Company Securityholders entitled to vote with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Company Meeting; and (ii) Purchaser will provide all information it reasonably believes is required of it in order for the Company to do so at the Company’s request.

3.08        Solicitation of Proxies

(a)           Subject to the terms of this Agreement, the Company shall: (i) take all commercially reasonable lawful actions to solicit votes in favour of the Arrangement Resolution including, without limitation, retaining a proxy solicitation agent to solicit proxies in favour of the Arrangement Resolution; (ii) recommend to all Company Securityholders that they vote in favour of the

Arrangement Resolution; and (iii) not withdraw, modify or qualify, or publicly propose to or publicly state that it intends to withdraw, modify or qualify in any manner adverse to Purchaser such recommendation, except as expressly permitted by Section 9.01; and (iv) in the event that a third party has announced or made public an Acquisition Proposal, which the Company Board of Directors determines is not a Superior Proposal, the Company shall reaffirm to all Company Securityholders its recommendation that they vote in favour of the Arrangement Resolution.

(b)           The Company agrees that Purchaser may at any time, directly or through a soliciting dealer, actively solicit proxies in favour of the Arrangement Resolution.

(c)           The Company will use commercially reasonable efforts to advise Purchaser, at least on a daily basis on each of the 10 Business Days prior to the date of the Company Meeting, as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution.

3.09        Company Meeting

(a)           The Company shall:

(i)            hold the Company Meeting on or before September 30, 2010 in accordance with the terms of this Agreement and in accordance with the BCBCA and the Interim Order; and

(ii)           diligently do all such acts and things as may be necessary to comply with, in all material respects, all Applicable Laws, (including without limitation Securities Laws and the articles of the Company) in relation to the Company Meeting and, without limiting the generality of the foregoing, shall use all reasonable efforts to benefit from the accelerated timing contemplated by Securities Laws.

(b)           Except as expressly provided herein, the Company shall not adjourn, postpone or cancel the Company Meeting (or propose to do so), except:

(i)            if quorum is not present at the Company Meeting;

(ii)           if required by Applicable Laws; or

(iii)          if otherwise agreed to in writing with Purchaser.

3.10        Exchange Procedures

(a)           Prior to the delivery of the Circular, the Parties shall appoint the Depositary for the purpose of exchanging the Aggregate Arrangement Consideration to be delivered in accordance with the Plan of Arrangement.  Concurrently with the mailing of the Circular, Purchaser shall send, or shall cause the Depositary to send, to each applicable Company Securityholder a Letter of Transmittal and

instructions (in a form reasonably acceptable to Purchaser and the Company) for use in such exchange.

(b)           Upon delivery to the Depository of a duly completed and validly executed Letter of Transmittal, together with a Company Share Certificate in the case of Company Securityholders that held Company Share Certificates immediately prior to the Effective Time: (i) the Company Securityholder (other than Dissenting Securityholders) shall be entitled to receive in exchange for each Company Common Share or Company Preferred Share formerly held by such Company Securityholder an amount in cash and a certificate of a Purchaser Share registered in such holder’s name, representing the Arrangement Consideration that such Company Securityholder has the right to receive therefor in accordance with the Plan of Arrangement; and (ii) any Company Share Certificate so surrendered shall forthwith be cancelled.  Promptly after receipt of a properly submitted Letter of Transmittal, the Depositary shall cause the Arrangement Consideration to be sent to the Company Securityholder at the mailing address designated by such holder in the Letter of Transmittal.  Until so surrendered, each outstanding Company Share Certificate will be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive upon such surrender the Arrangement Consideration for each of such shares pursuant to the Plan of Arrangement.

(c)           Neither Purchaser nor the Company shall be liable to any holder or former Company Securityholder for the Arrangement Consideration attributable to Company Securities or for any other cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

(d)           To the extent that a Company Securityholder shall not have complied with the provisions of this Section 3.10 and the Plan of Arrangement on or before the sixth anniversary of the Effective Date, any Company Share Certificate held by such Company Securityholder shall cease to represent a claim by, or interest of any kind or nature, against or in the Company, Amalco or Purchaser and the Arrangement Consideration that such Company Securityholder was otherwise entitled to receive shall be automatically cancelled and the cash portion thereof shall be returned to Purchaser.

3.11        Withholding Rights

Each of Purchaser, the Depositary and the Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Company Securityholder or former Company Securityholder or other Person pursuant to this Agreement, including payment pursuant to a Dissent Right, such amounts as required to be deducted and withheld with respect to such payment under the Tax Act, the Code, or any provision of provincial, state, local, or foreign tax law in each case as amended or succeeded and subject to the provisions of any applicable income tax treaty between Canada and the country where the holder is resident. To the extent that amounts are so withheld and duly remitted to the relevant tax authority, such withheld amounts shall be treated for all purposes as having been paid to the recipient of the payment in respect of which such deduction and withholding was made.

3.12        Information and Notifications

(a)           Except for proxies and other non-substantive communications, the Company shall furnish promptly to Purchaser a copy of each notice, report, schedule or other document or communication delivered, filed or received by the Company in connection with this Agreement, the Arrangement, the Interim Order or the Company Meeting or any other meeting at which all Company Securityholders, or any class of the Company Share Capital, are entitled to attend relating to special business, any filings made under any Applicable Law and any dealings or communications with any Governmental Authority or stock exchange in connection with, or in any way affecting, the transactions contemplated by this Agreement.

(b)           The Company shall promptly notify Purchaser of: (i) any Material Adverse Change, or any fact, circumstance, change, event, occurrence or effect that could reasonably be expected to become a Material Adverse Change, in respect of the business or in the conduct of the business of the Company; (ii) any Governmental Authority or third Person making or commencing a Proceeding, or a material complaint, or investigation (or communications indicating that the same may be contemplated); (iii) any breach by the Company of any covenant or agreement contained in this Agreement; and (iv) any event occurring subsequent to the date hereof that would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate in any material respect.

(c)           Purchaser shall promptly notify the Company of: (i) any Material Adverse Change, or any fact, circumstance, change, event, occurrence or effect that could reasonably be expected to become a Material Adverse Change, in respect of the business or in the conduct of the business of Purchaser; (ii) any Governmental Authority or third Person making commencing a Proceeding, or a material complaint, or investigation (or communications indicating that the same may be contemplated); (iii) any breach by Purchaser of any covenant or agreement contained in this Agreement; and (iv) any event occurring subsequent to the date hereof that would render any representation or warranty of Purchaser contained in this Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate in any material respect.

3.13        Further Action

If, at any time after the Effective Time, any further action is determined by Purchaser to be necessary or desirable to carry out the purposes of this Agreement or to vest the Company or Purchaser with full right, title and possession of and to all Company Share Capital, rights and property of the Company, the officers and directors of the Company and Purchaser shall be fully authorized (in the name of the Company and otherwise) to take such action.

3.14        Dissenting Securities

(a)           Notwithstanding anything to the contrary in this Agreement, to the extent that Company Securityholders have a Dissent Right, then any Company Security that, at the Effective Time, is or may become a Dissenting Security, shall not be converted into or represent the right to receive the Arrangement Consideration, and the holder of such Dissenting Security shall be entitled only to such rights as may be granted to a Dissenting Securityholder; provided, however, that if the status of any such Company Securities as a Dissenting Securities shall not be perfected or shall otherwise lose its status, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such Company Security shall automatically be converted into and shall represent only the right to receive the Arrangement Consideration in accordance with the Plan of Arrangement.

(b)           The Company shall give Purchaser: (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase Company Securities pursuant to the Dissent Rights and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Dissent Rights; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument.  The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Purchaser has consented in writing to such payment or settlement offer.

3.15        Tax Elections

Subject to the provisions of the Plan of Arrangement, Purchaser agrees to execute joint elections under subsection 85(1) or 85(2) of the Tax Act or any equivalent provincial legislation in respect of its acquisition of Company Share Capital pursuant to the Plan of Arrangement at such amounts as may be chosen by each electing Company Securityholder (within the bounds permitted by the Tax Act or provincial equivalent).

3.16        Fractional Rights and Fractional Shares

(a)           Purchaser shall not be required to issue or deliver fractions of Purchaser Shares or to distribute share certificates which evidence fractional Purchaser Shares.  On the Effective Time there shall be paid to the Company Securityholders with regard to whom fractional Purchaser Shares would otherwise be issuable, an amount in cash equal to the same fraction of the Purchaser Share Value of a whole Purchaser Share in lieu of such fractional Purchaser Share as of the date such fractional Purchaser Share would otherwise be issuable.

(b)           The Depositary shall have no obligation to make any payments in lieu of fractional Purchaser Shares unless Purchaser shall have provided the Depositary with the necessary funds to pay in full all amounts payable in accordance with Sections 3.16(a).

3.17        U.S. Tax Matters

The Company and Purchaser agree to treat this Agreement or the Plan of Arrangement as a “plan of reorganization” within the meaning of Treasury Regulation section 1.368-2(g), and to treat the transactions described in section 2.3 of the Plan of Arrangement as interdependent steps in a single transaction to which the parties hereto are legally committed as provided herein.  The Company and Purchaser will not object to any Company Securityholder treating this Agreement as a “reorganization” within the meaning of Section 368(a)(1) of the Code, provided, however that Purchaser makes no representation or warranty to the Company or to any Company Securityholder regarding the tax consequences to any such Person of the Arrangement

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 12.06, except as set forth in the Company Disclosure Schedule, the Company represents and warrants to Purchaser:

4.01        Corporate Existence and Power

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.  The Company is duly qualified to do business as an extra-provincial corporation or a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, other than those jurisdictions where failure to be so qualified would not be material to the Company.

(b)           Except as set in Section 4.01(b) of the Company Disclosure Schedule the Company does not have any Subsidiaries or own any shares or equity or other interest in any corporation, limited liability company, partnership, limited liability partnership, joint venture or entity or other Person, nor is it a member of or participant in any partnership, joint venture or similar Person.

(c)           The Company has delivered to Purchaser accurate and complete copies of:  (i) the articles of incorporation and bylaws (or equivalent constituent document), including all amendments thereto, of the Company; (ii) the registered stock records of the Company; and (iii) the minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Company Board of Directors and all committees thereof (other than those portions of the minutes which relate to the subject matter of this Agreement and which are properly redacted for reasons of confidentiality).  There has not been any violation of any of the provisions of the articles of incorporation or bylaws (or equivalent constituent documents), including all amendments thereto, of the Company and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by its shareholders, the Company Board of Directors and all committees thereof, and the boards of directors and committees thereof or equivalent governing bodies of the Company.

4.02        Corporate Authorization

(a)           The Company has all necessary right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and the Company Board of Directors, subject to approval by the Company Securityholders, the Interim Order and the Final Order.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.  The affirmative vote of the holders of a 2/3rds majority of the outstanding Company Common Shares, including the outstanding Company Options, voting together as a class, are the only votes of the holders of any of the Company Share Capital necessary to approve this Agreement and the transactions contemplated hereby.

(b)           The Company Board of Directors acting through the special committee of the Company Board of Directors, having received oral fairness opinion(s) by duly qualified financial advisor(s) under the supervision of the special committee of the Company Board of Directors as to the fairness of the consideration to be received by the holders of Company Common Shares pursuant to the Arrangement from a financial point of view, which the special committee of the Company Board of Directors reasonably expects to receive in writing on or before August 15, 2010, has: (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of the holders of Company Common Shares; (ii) approved this Agreement and the transactions contemplated hereby; and (iii) resolved to recommend the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company.

4.03        Governmental Authorization

The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than: (i) any approvals required by the Interim Order, (ii) any approvals required by the Final Order, (iii) the filing of the Arrangement Filings and appropriate documents with the relevant authorities of other provinces or states in which the Company is qualified to do business; (iv) compliance with any applicable requirements of the Competition Act and of laws analogous to the Competition Act existing in foreign jurisdictions and the Investment Canada Act if required; (v) compliance with any applicable requirements of the Securities Act, the 1934 Act, and any other applicable U.S. state or federal securities laws; (vi) compliance with the requirements of the TSX-V; and (vii) any actions or filings the absence of which would be, individually or in the aggregate, material to the Company or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

4.04        Non-Contravention; Consents

The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws (or comparable organizational documents) of the Company; (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law; (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding upon the Company or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company, which would reasonably be expected to result in a Material Adverse Change in respect of the Company; (iv) result in the creation or imposition of any Encumbrances, except for the Pre-Closing Permitted Encumbrances at the date of this Agreement, and the Effective Time Permitted Encumbrances at the Effective Time, on any asset of the Company; (v) give rise to any right of termination or acceleration of indebtedness, or cause any indebtedness owing by the Company to come due before its stated maturity or cause any available credit to cease to be available which would, individually or in the aggregate, reasonably be expected to be a Material Adverse Change in respect of the Company; or (vi) result in any material payment (including severance, unemployment compensation, “golden parachute”, bonus or otherwise) becoming due to any director or officer of the Company or increase any benefits otherwise payable under any pension or benefits plan of the Company or result in the acceleration of the time of payment or vesting of any such benefits, except as disclosed in Section 4.04 of the Company Disclosure Schedule.

4.05        Capitalization; Subsidiaries

(a)           The authorized capital stock of the Company consists of: an unlimited number of shares of Company Common Shares and an unlimited number of preferred shares issuable in series, of which only Company Preferred Shares have been designated.  As of the date of this Agreement, there were outstanding 219,388,400 Common Shares, 240,000,000, Company Preferred Shares, Company Options to purchase an aggregate of 12,772,600 shares of Company Common Shares (of which options to purchase an aggregate of 12,772,600 shares of Company Common Shares were exercisable), Company Warrants to purchase an aggregate of 49,837,750 Company Common Shares and Goldcorp Warrants to purchase an aggregate of 13,636,500 Company Common Shares.  Each share of Company Preferred Shares is convertible into one share of Company Common Shares.

(b)           As of the date of this Agreement, the Company has reserved 76,246,850 Company Common Shares for issuance on exercise of Company Options, Goldcorp Warrants and Company Warrants.  All outstanding shares of Company Share Capital have been, and all shares that may be issued pursuant to the Company Option Plans or on exercise of Company Warrants or Goldcorp Warrants will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and non-assessable.  Except as disclosed in Section 4.05(a), there are no shares of Company Share Capital that remain subject to vesting or forfeiture restrictions.  Section 4.05(b).1 of the Company Disclosure Schedule contains a complete and correct list of each outstanding Company Option, including the holder, date of grant, the number of shares of Company Share Capital subject to such Company Options at the time of grant, the number of shares of Company Share Capital subject to such Company Option as of the date of this Agreement, exercise price, vesting schedule (including the number of vested and unvested shares as of the date of this Agreement), the date on which such Company Option expires and whether the vesting of such Company Option shall be subject to any acceleration in connection with the Arrangement or any other transactions contemplated by this Agreement.  Section 4.05(b).2 of the Company Disclosure Schedule contains a complete and correct list of each Warrant held as of the date of this Agreement, including the holder, the number and kind of Warrants, the exercise price per Warrant, and the date of expiry for each such Warrant. There are no United States employees of the Company.

(c)           Except as set forth in this Section 4.05 and for changes since the date of this Agreement resulting from the exercise of Company Options, Goldcorp Warrants and/or Company Warrants outstanding on such date, there are no outstanding: (i) shares of capital stock or voting securities of the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company; or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(d)           All outstanding Company Common Shares, Company Preferred Shares, Company Options, Goldcorp Warrants and Company Warrants have been issued and granted in compliance with: (i) all applicable Securities Laws and other Applicable Laws; and (ii) all requirements set forth in applicable Contracts.

(e)           The Company has never repurchased, redeemed or otherwise reacquired any shares of its capital stock and there are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities.

4.06        Property — Mineral

(a)           The Company has carried out all activities on or in respect of each of: (i) the Company Development Property; and (ii) the Berg Property, in accordance with Generally Accepted Mining Practices.

(b)           The Company is the sole legal and beneficial owner (and where its interests are registrable) the sole registered owner of all of the Company Mineral Assets and its other assets and interests in assets, real and personal, as shown on the Financial Statements, or acquired by the Company since March 31, 2010 with good and valid title, free and clear of all Encumbrances, except for the Pre-Closing Permitted Encumbrances at the date of this Agreement, and the Effective Time Permitted Encumbrances at the Effective Time.  Subject to the Pre-Closing Permitted Encumbrances and the Effective Time Permitted Encumbrances identified in Section 4.06(b) of the Company Disclosure Schedule, the Company has good, valid and marketable title to the Company Mineral Assets and all assets (including Inventories) currently used in operating its business, its assets and interests in assets, real and personal, shown on the Financial Statements or acquired by the Company since June 30, 2009, with good and valid title, free and clear of all Encumbrances.

(c)           With respect to the Company Mineral Assets, (i) no Person, other than the Company, owns or has the right to acquire any interest in the Company Mineral Assets; (ii) the Company Mineral Rights were duly and validly staked, recorded and issued pursuant to Applicable Law; (iii) except as disclosed in Section 4.06(c).1 of the Company Disclosure Schedule, the Company has all necessary licenses, permits, approvals, Consents, certificates and surface rights, registrations and authorizations necessary to carry on the operations as currently conducted, all land use certificates necessary to access all of those areas to which the Company Mineral Rights pertain, all as set forth in the Section 4.06(c).2 of the Company Disclosure Schedule, and; (iv) the Company has not received any notice of default of any of its obligations under any licence, permit, approval, Consent, certificate, registration or authorization related to the Company Mineral Assets.

(d)           (i) The Company Mineral Rights are validly held by the Company; (ii) there is no reason of which the Company has Knowledge why any part of the Company Mineral Rights will be surrendered, released or reduced in any way; (iii) the Company Mineral Rights have been properly granted and issued by the appropriate Governmental Authority; (iv) all terms of, and all requirements for holding, the Company Mineral Rights have been met including the timely payment of all annual license fees and compliance with all environmental bonding obligations, other than where failure to do so would not be material to the Company; (v) all filings required to be made with the appropriate Governmental Authority in respect of the Company Mineral Rights have been made, other than where failure to do so would not be material to the Company; (vi) all work required in order for the Company to hold and maintain the Company Mineral Rights has been performed, and all fees payable to the appropriate Governmental

Authority in respect thereof have been paid, to date, other than where failure to do so would not be material to the Company; (vii) the Company Mineral Rights are clear of defects in title and are not the subject of any unsatisfied penalties or unresolved disputes; (viii) the Company Mineral Rights are free and clear of all Encumbrances, except for Pre-Closing Permitted Encumbrances at the date of this Agreement, and Effective Time Permitted Encumbrances at the Effective Time, and are not subject to the claims of any third party; and (ix) there are no legal claims, mineral licenses or tenures conflicting with the Company Mineral Rights.

(e)           The Technical Reports are accurate in all material respects and do not contain a misrepresentation.  The Technical Reports were prepared in accordance with Canadian industry standards set forth in NI 43-101 and the information contained in the Technical Report(s) was, at the time of delivery thereof, complete and accurate in all material respects and there has been no Material Adverse Change to such information since the date of delivery thereof.

(f)            All the plant and Equipment owned or leased by the Company are generally in good repair and is operational and usable in the manner in which they are currently being utilized, subject to normal wear and tear and technical obsolescence, repair or replacement, except for such plant and Equipment where failure to be in such condition would not reasonably be expected to be a Material Adverse Change in respect of the Company.

(g)           The plant registers of the Company comprise, in all material respects, a complete and accurate record of all the plant and Equipment owned or used by the Company which are necessary for the continuation of the business of the Company.

(h)           To the Knowledge of the Company, each of the authors the Technical Reports are “independent” of the Company as such term is described in NI 43-101, other than Darin Labrenz and Darren O’Brien.

(i)            The most recent estimated proven and probable mineral reserves and the estimated, measured, indicated and inferred mineral resources of the Company disclosed in the Company Public Disclosure Record have been prepared and disclosed in all material respects in accordance with all Applicable Laws.  There has been no material reduction (other than as a result of operations in the ordinary course of business) in the aggregate amount of estimated mineral reserves and estimated mineral resources of the Company from the amounts disclosed publicly by the Company.

4.07        Property — General

(a)           Except as disclosed in Section 4.07(a).1 of the Company Disclosure Schedule, the Company has good, valid and marketable title to each parcel of real property owned in fee by the Company (the “Company Owned Real Property”), and a good and valid leasehold interest in each parcel of real property leased by the Company

(the “Company Leased Real Property” and together with the Company Owned Real Property, the “Company Real Property”).  Section 4.07(a).2 of the Company Disclosure Schedule lists each parcel of Company Owned Real Property and Section 4.07(a).3 of the Company Disclosure Schedule lists each lease, sublease, license or other occupancy agreement or arrangement relating to the Company Leased Real Property (each, a “Real Property Lease”).

(b)           Except as disclosed in Section 4.07(b) of the Company Disclosure Schedule the Company Real Property is not subject to any Encumbrances, except for the Pre-Closing Permitted Encumbrances at the date of this Agreement, and the Effective Time Permitted Encumbrances at the Effective Time.  The Company has not received any written notice within the 12 months prior to the date of this Agreement of a material violation of any ordinances, regulations or building, zoning or other similar laws with respect to the Company Real Property.  The Company has not received any written notice of any expiration of, pending expiration of, changes to, or pending changes to any material entitlement relating to the Company Real Property and there is no condemnation, special assessment or the like pending or, to the Knowledge of the Company, threatened with respect to any of the Company Real Property.  The Company has the right to use and occupy the Company Leased Real Property for the full term of the Real Property Lease relating thereto.

(c)           There are no developments affecting any Company Real Property pending or, to the Knowledge of the Company threatened, which would reasonably be expected to materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any such property or assets.

(d)           To the Knowledge of the Company, the property and assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the property and assets used or held for use in connection with the businesses of the Company and are adequate to conduct such business as currently conducted.

4.08        Environmental Matters

(a)           Except as disclosed in Section 4.08(a) of the Company Disclosure Schedule and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company:

(i)            no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding (or any basis therefor) is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company and relating to or arising out of any Environmental Law;

(ii)           the Company is, and has at all times since inception been, in material compliance with all Environmental Laws and all Environmental Permits; and

(iii)          there are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of the Company, there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation.

(b)           There has been no material environmental investigation, study, audit, test, review or other analysis conducted of which the Company has Knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company that has not been delivered to Purchaser.

(c)           Except as disclosed in Section 4.06(c).1 of the Company Disclosure Schedule, the Company, directly, or indirectly, holds all Environmental Permits necessary to conduct operations in respect of the Company Mineral Assets to the extent currently conducted and as required by applicable law; Section 4.06(c).2 of the Company Disclosure Schedule contains a complete and accurate list of all Environmental Permits held by the Company.  All such Environmental Permits are valid and in good standing, are complete and accurate in all material respects.  There has been no violation of any such Environmental Permits, program approvals or other approvals and no Proceeding is pending, or to the Company’s Knowledge, threatened to revoke, modify, cancel, suspend or limit any such Environmental Permits, program approvals or other approvals or to add any conditions of compliance.  The Company is in possession of all Environmental Permits which are required of it under all Applicable Laws.

(d)           The Company is carrying on business in compliance with all Environmental Laws.  To the Knowledge of the Company there are no facts that could give rise to non-compliance by the Company with any Environmental Laws.

(e)           The Company Mineral Assets have not been used to generate, manufacture, refine, treat, recycle, transport, store, handle, dispose, transfer, produce or process Hazardous Substances, except in compliance in all material respects with all Environmental Laws. To the Knowledge of the Company, the Company has not caused or permitted the release of any Hazardous Substances at, in, on, under or from the Company Mineral Assets, except in compliance with all Environmental Laws.  To the Company’s Knowledge there are no Hazardous Substances at, in, on, under or migrating from the Company Mineral Assets, except in compliance with all Environmental Laws.

For purposes of this Section 4.08, the term “Company” shall include any entity that is, in whole or in part, a predecessor of the Company.

4.09        Polymer Business

To the Company’s Knowledge there are no outstanding liabilities or obligations of, or claims against, the Company with respect to its polymer business and the assets it sold to 2006791 Ontario Inc. in December, 2001, and the Company did not provide any indemnities, guarantees or warranties to 2006791 Ontario Inc. in connection with such sale of the Company’s assets.

4.10        Material Contracts

(a)           Except as disclosed in Section 4.10(a) of the Company Disclosure Schedule (or where applicable, Section 4.19(c) of the Company Disclosure Schedule) the Company is not party to or bound by any of the following (a Contract responsive to any of the following categories being hereinafter referred to as a “Material Contract”):

(i)            any lease (whether of real or personal property) providing for annual rentals of $50,000 or more;

(ii)           any Contract, material to the business of the Company, primarily relating to intellectual property rights which is not is generally available to the Company on standard terms for either: (A) annual payments by the Company of less than $50,000; or (B) aggregate payments by the Company of less than $100,000;

(iii)          any Contract imposing any restriction on the Company’s right or ability, or, after the Effective Time, the right or ability of Purchaser or the Company or any of their respective Affiliates: (A) to compete in any line of business or with any Person or in any area or which would so limit the freedom of Purchaser or the Company or any of their respective Affiliates after the Effective Date (including granting exclusive rights or rights of first refusal to license, market, sell or deliver any of the products or services offered by the Company; (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; or (C) develop or distribute any technology;

(iv)          any Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for either: (A) annual payments by the Company of $50,000 or more; or (B) aggregate payments by the Company of $100,000 or more;

(v)           any Contract with any commercial partner of the Company, including financial institutions and credit card companies;

(vi)          any Contract relating to marketing; and advertising of the Company;

(vii)         any partnership, joint venture or any sharing of revenues, profits, losses, costs or liabilities or any other similar Contract;

(viii)        any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) entered into after January 1, 2006 or pursuant to which the Company has any current or future rights or obligations;

(ix)           any Contract relating to Indebtedness or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

(x)            any Contract relating to the acquisition, issuance or transfer of any securities (other than the Company Preferred Shares, Company Options, Goldcorp Warrants and Company Warrants outstanding as of the date of this Agreement);

(xi)           any Contract relating to any interest rate, currency or commodity derivatives or hedging transaction;

(xii)          any Contract under which: (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Company; or (B) the Company has directly or indirectly guaranteed liabilities or obligations of any other Person (in each case other than endorsements for the purposes of collection in the ordinary course of business);

(xiii)         any Contract relating to the creation of any Encumbrances, except for the Pre-Closing Permitted Encumbrances at the date of this Agreement, and the Effective Time Permitted Encumbrances at the Effective Time, with respect to any material asset of the Company;

(xiv)        any Contract which contains any provisions requiring the Company to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or services in the ordinary course of business consistent with past practice pursuant to the Company’s standard form agreement(s), as provided to Purchaser) that is material to the Company;

(xv)         any Contract with any Related Person;

(xvi)        any employment, severance, retention, bonus or other agreement with any current or former employee, officer, director, advisor or consultant of the Company pursuant to which the Company has any current or future rights or obligations; and

(xvii)       any other Contract not made in the ordinary course of business that is material to the Company.

(b)           The Company has delivered to Purchaser accurate and complete copies of all written Material Contracts identified in Section 4.10(a) of the Company Disclosure Schedule, including all amendments thereto.  Section 4.10(a) of the Company Disclosure Schedule provides an accurate description of the terms of each Company Contract identified in Section 4.10(a) of the Company Disclosure Schedule that is not in written form.

(c)           Except as disclosed in Section 4.10(c) of the Company Disclosure Schedule, each Material Contract is a valid and binding agreement of the Company, and is in full force and effect, and Company is not and, to the Knowledge of the Company, no other party thereto is in default or breach in any material respect under the terms of any such Contract, and, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (i) result in a violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel, terminate or modify any Material Contract.

(d)           Since January 1, 2006, the Company has not received any written notice or any other communication regarding any violation or breach of, or default under, any Material Contract.

(e)           No Person is renegotiating, or has a right (or has asserted a right) pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

4.11        Financial Statements

(a)           The Company has delivered to Purchaser the Company’s audited consolidated balance sheets for the year ended June 30, 2009 and the Company’s unaudited consolidated balance sheets for the nine months ended March 31, 2010 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the previous three years ended June 30 (collectively, the “Financial Statements”).

(b)           The Financial Statements: (i) have been prepared from the books and records of the Company; (ii) complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates; (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, and (iv) fairly present, in accordance with GAAP, the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited interim period financial statements, to the absence of notes and normal year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

(c)           The books of account and other financial records of the Company have been kept accurately in all material respects and in the ordinary course of business consistent with Applicable Laws, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.  The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances: (i) that transactions, receipts and expenditures of the Company are being executed and made only in accordance with appropriate authorizations of management and the Company Board of Directors; (ii) that transactions are recorded as necessary: (A) to permit preparation of financial statements in conformity with GAAP; and (B) to maintain accountability for assets; (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company; (iv) that the amount recorded for assets on the books and records of the Company are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.  Since June 30, 2009, there has been no change in any accounting controls, policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company, except for those disclosed in the Financial Statements dated March 31, 2010.

(d)           All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of the Company as of the Effective Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet.

(e)           From the date of the Balance Sheet to the date of this Agreement: (i) there has not occurred a Material Adverse Change with respect to the Company; and (ii) the Company has not effected or passed any resolution to approve a split, combination or reclassification of any outstanding Company Common Shares.

4.12        No Undisclosed Liabilities

Company has no liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a)           liabilities or obligations disclosed and provided for in the Balance Sheet or in the notes thereto;

(b)           accounts payable or accrued salaries that have been incurred by the Company since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

(c)           liabilities or obligations under the Contracts identified in Section 4.09 of the Company Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Contracts;

(d)           the liabilities or obligations identified in Section 4.12 of the Company Disclosure Schedule; and

(e)           liabilities or obligations arising directly under this Agreement.

4.13        Compliance with Applicable Laws

(a)           The Company is, and has at all times since May 1, 2006 been, in material compliance with, and, to the Knowledge of the Company, at no time since inception has been, under investigation with respect to or threatened to be charged with or given notice of any violation of, any Applicable Law, including without limitation Securities Law.

(b)           Since May 1, 2006, the Company has not and, to the Knowledge of the Company, no agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly:

(i)            unlawfully made any contributions, gifts, entertainment or other unlawful expenses relating to political activity and related in any way to the Company’s business;

(ii)           made any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise; or

(iii)          unlawfully made any bribe, payoff, influence payment, kickback or other similar unlawful payment.

4.14        Litigation

(a)           Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, there is no pending Proceeding, and (to the Knowledge of the Company), since May 1, 2006, no Person has threatened to commence any Proceeding:  (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement.  To the Knowledge of the Company, except as set forth in Section 4.14(a) of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Proceeding.

(b)           There is no order, writ, injunction, directive, restriction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject or which restricts in any respect the ability of the Company to conduct its business. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

4.15        Privacy.

The Company is, and has at all times since May 1, 2006 been, in material compliance with: (i) all Applicable Laws regarding the protection, storage, use and disclosure of Personal Information. To the Knowledge of the Company, no Person has made any illegal or unauthorized use of Personal Information that was collected by or on behalf of the Company and is in the possession or control of the Company.

4.16        Insurance Coverage

The Company has provided to Purchaser a list of, and accurate and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company, each of which is in full force and effect.  There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.  All premiums payable under all such policies and bonds have been timely paid and the Company has otherwise complied fully with the terms and conditions of all such policies and bonds.  Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company.  The Company has no Knowledge of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds.  After the Effective Time, the Company shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Effective Time.

4.17        Licenses and Permits

The Company has, and at all times since May 1, 2006 has had, all licenses, permits, qualifications, accreditations, approvals, Title and Operating Documents and authorizations of any Governmental Authority (collectively, the “Permits”), and have made all necessary filings required under Applicable Law, necessary to service its accounts in accordance with Applicable

Laws and otherwise to conduct the business of the Company, other than where failure to do so would not reasonably be expected to have a material effect on the Company.  Since May 1, 2006, the Company has not received any written notice or other written communication regarding any actual or possible violation of or failure to comply with any term or requirement of any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit.  Section 4.17 of the Company Disclosure Schedule sets forth an accurate and complete list of all Permits issued to the Company.  Each such Permit has been validly issued or obtained and is, and after the consummation of the transactions contemplated by this Agreement will be, in full force and effect, not subject to any appeal periods, and any amounts payable thereunder as at the date hereof shall have been paid.  Section 4.17 of the Company Disclosure Schedule sets forth an accurate and complete list of all Permits for which the Company has applied or has taken the steps necessary to secure or maintain or that the Company otherwise intends to obtain.

4.18        Tax Matters

The Company has duly and timely filed all material Tax Returns required to be filed by it prior to the date hereof and all such Tax Returns are complete and correct in all material respects.  The Company has paid, or has collected, withheld and remitted, to the appropriate Governmental Authority on a timely basis all Taxes which are due and payable, all assessments and reassessments, and all other Taxes due and payable or required to be withheld or remitted by it on or before the date hereof, other than those which are being or have been contested in good faith and in respect of which reserves have been provided in the most recently published Financial Statements.  Except as provided for in the Financial Statements, no material deficiencies, litigation, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Company, and there is no claim, audit, action, suit, proceeding or investigation now pending with respect to Taxes against the Company or, to the Knowledge of the Company, threatened against the Company or any of its assets, except where such deficiencies, claims, audits, actions or proceedings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change in respect of the Company.  There are no currently effective material elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any Taxes, or of the filing of any Tax Return or any payment of Taxes, by the Company.  The Company is a “taxable Canadian corporation” as defined in the Tax Act.

4.19        Employees and Employee Benefit Plans

(a)           Section 4.19(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all employees of the Company as of the date of this Agreement, including: (i) their names, titles, lengths of service, annual base salary, commission, and any other cash compensation or bonus opportunity;  their principal location;  whether any employee is on a work visa; and whether the employee is absent for any reason, including lay-off, leave of absence (indicating whether paid or unpaid), short term disability, long term disability or workers’ compensation; and (ii) the wage rates for non-salaried employees and/or consultants of the Company as of the date of this Agreement (by classification).

(b)           The services provided by each such employee identified in Section 4.19(a) of the Company Disclosure Schedule are terminable at the will of the Company and upon the terms set out in the employee’s written employment agreement (if applicable) or at common law as the case may be.

(c)           The terms of employment for those employees listed in Section 4.19(a) of the Company Disclosure Schedule, inclusive of written and oral terms, are set forth in Section 4.19(c) of the Company Disclosure Schedule.

(d)           Section 4.19(d).1 of the Company Disclosure Schedule sets forth an accurate and complete list identifying each material “employee benefit plan,” as defined in the Tax Act, each employment, severance or similar Contract and each other plan or arrangement (written or oral) providing for compensation, bonuses, commission, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change of control payments, post-employment or retirement benefits and other time-off benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company and covers any employee or former employee of the Company, or with respect to which the Company has any liability.  Such plans are referred to collectively herein as the “Employee Plans”; and (ii) except as disclosed in Section 4.19(d).2 of the Company Disclosure Schedule, none of the Employee Plans provides for any change in control payment, acceleration of vesting or severance payment (or any similar provision) in connection with the transactions contemplated by this Agreement.

(e)           The Company employs sufficient skilled employees, or have entered into agreements for the supply to the Company, of sufficient skilled employees as required to conduct the business of, and operate the assets owned by, the Company in all material respects as currently conducted.

(f)            As of the date of this Agreement there are no collective bargaining or other labour union agreements to which the Company is a party.  As of the date of this Agreement, there is no material labour dispute, strike, slowdown or work stoppage against the Company ongoing, pending, or to the Knowledge of the Company, threatened that may materially interfere with the respective business activities of the Company.  During the 3-year period preceding the date of this Agreement, the Company not experienced any organizational drives by trade unions, or strikes, work stoppages or lockouts due to labour disagreements.

(g)           The Company is in material compliance with all statutory and contractual obligations relating to its employees with respect to payroll deductions or remittances which they are required by agreement or by statute to collect and remit to any Governmental Authority in connection with its employees.

4.20        Related Person Transactions

Except for the documentation in connection with the purchase of the Company Development Property and the Company Exploration Properties from Major Shareholder, no Related Person, other than in its capacity as a director, officer or employee of the Company: (i) is involved, directly or indirectly, in any material business arrangement or other material relationship with the Company (whether written or oral); (ii) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any material property or right, tangible or intangible, that is used by the Company; or (iii) is engaged, directly or indirectly, in the conduct of the business of the Company. In addition, to the Knowledge of the Company, no officer or employee of the Company has an interest in any Person that competes with the business the Company in any market presently served by the Company (except for ownership of less than one percent of the outstanding capital stock of any corporation that is publicly traded on any recognized stock exchange or in the over-the-counter market).

4.21        Finders’ Fees

Except for contracts between the Company and each of National Bank of Canada and Bank of Nova Scotia, an accurate and complete copy of whose engagement agreements have been provided to Purchaser, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement, for greater certainty Cutfield Freeman & Co Ltd. have not provided any advisory services to the Company with regard to the subject matter of this Agreement and no fees of any sort have been paid or shall become payable to it in connection with the transactions contemplated by this Agreement.

4.22        Investment Canada

The Company is not engaged in any of the activities described in section 14.1(5) of the Investment Canada Act.  The value of the assets of the Company for purposes of the Investment Canada Act is estimated to be $304 million dollars for the fiscal year ending June 30, 2010.

4.23        First Nations Affairs

(a)           To the Knowledge of the Company: (i) it is carrying on business in compliance with all legal and governmental requirements associated with aboriginal-related matters, including the Crown’s duty to consult aboriginal peoples; (ii) there are no facts that could give rise to non-compliance by the Company in respect of any such legal or governmental requirements.

(b)           To the Knowledge of the Company, it has disclosed to Purchaser all material information relating to the Company’s relationships and communications with Aboriginal Groups and relating to the Company’s compliance with all legal and governmental requirements associated with aboriginal-related matters, including the Crown’s duty to consult aboriginal peoples.

(c)           Other than Supreme Court of British Columbia (S-094721) and Federal Court of Canada (T-23-10) actions initiated by the Nak’azdli First Nation, there is no claim, complaint or other proceeding threatened by or on behalf of any Aboriginal Group of which it has received notice, with respect to any of the Company’s Mineral Assets or the Company’s Mineral Rights or any authorization or approval issued by any Governmental Authority in respect of, or otherwise related to the Company.

(d)           No portion of the Company’s Mineral Assets are designated or legally constitutes a “reserve” pursuant to the Indian Act (Canada).

(e)           Since May 1, 2006, there has not been any blockade or other program of civil disobedience undertaken by any Aboriginal Group with respect to the Company’s Mineral Assets or otherwise affecting the Company’s Mineral Rights, or to the Knowledge of the Company has any responsible official of any Aboriginal Group since May 1, 2006, threatened the Company with any blockade or other program of civil disobedience with respect to the Company’s Mineral Assets or which could reasonably be expected to affect the Company’s Mineral Rights.

4.24        Absence of Certain Changes or Events.

Except as disclosed in Section 4.24 of the Company Disclosure Schedule, from the date of the Balance Sheet to the date of this Agreement, except as contemplated by this Agreement: (i) the Company has conducted its businesses in the ordinary course consistent with past practice; (ii) there has not occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to result in Material Adverse Change in respect of the Company; and (iii) and during such period there has not been:

(a)           any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Change in respect of the Company;

(b)           any split, combination or reclassification of any Company Share Capital or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Shares Capital;

(c)           (A) any granting by the Company to any director, officer or employee of the Company of any increase in compensation; (B) any granting by the Company to any such director, officer or employee of any increase in severance or termination pay; or (C) any entry by the Company into any employment, severance or termination agreement with any such director, officer or employee, in each case, other than in the ordinary course of business consistent with past practice or as permitted by this Agreement;

(d)           any incurrence of material indebtedness, by the Company;

(e)           any termination or material amendment of any Contract that is material to the Company taken as a whole to which the Company is a party, and the Company has not entered into any new Contract that is material to the Company with any Person, except in the ordinary course of business consistent with past practice;

(f)            any change in accounting methods, principles or practices by the Company materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

(g)           any material elections with respect to Taxes by the Company or settlement or compromise by the Company of any material Tax liability or refund.

4.25        Securities Matters

(a)           The Company is a “reporting issuer” and not on the list of reporting issuers in default under applicable Canadian provincial Securities Laws in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland. The Company Common Shares and the Company Warrants are listed on, and the Company is in material compliance with the rules and policies of, the TSX-V.

(b)           The Company is not subject to any cease trade or other order of the TSX-V or any Governmental Authority and, to the Knowledge of the Company, no investigation or other Proceeding involving the Company that may operate to prevent or restrict trading of any securities of the Company are currently in progress or pending before the TSX-V or any Governmental Authority.

(c)           The Company has filed all documents in the Company Public Disclosure Record required to be filed by it in accordance with applicable Securities Laws with the Governmental Authorities or the TSX-V. All such documents and information comprising the Company Public Disclosure Record, as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and (ii) complied in all material respects with the requirements of applicable Securities Laws, and any amendments to the Company Public Disclosure Record required to be made have been filed on a timely basis with the Governmental Authorities or the TSX-V. The Company has not filed any confidential material change report with any Governmental Authorities that at the date of this Agreement remains confidential. There has been no change in a material fact or a material change (as those terms are defined under the Securities Act) in any of the information contained in the Company Public Disclosure Record, except for changes in material facts or material changes that are reflected in a subsequently filed document included in the Company Public Disclosure Record.

(d)           As of the date hereof, the Company is a “foreign private issuer” as defined in Rule 405 under the 1933 Act. The Company is not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

(e)           The Company is not registered, and is not required to be registered, as an open-end investment company, a closed-end investment company, a unit investment trust or a face amount certificate company under the 1940 Act.

4.26        Full Disclosure

(a)           This Agreement does not, and the Company Closing Certificate will not: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b)           After due inquiry, the Company is not aware of anything that would indicate that any of the Confidential Information (as defined in the Confidentiality Agreement) provided by or on behalf of the Company to Purchaser or any of its affiliates or their respective Representatives, whether or not contained in the Company Data Room, is not true and accurate in all material respects.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company that:

5.01                        Corporate Existence and Power

(a)           Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.  Purchaser is duly qualified to do business as an extra-provincial corporation or a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, other than those jurisdictions where failure to be so qualified would not be material to Purchaser.

(b)           Purchaser has delivered to Company accurate and complete copies of: (i) the articles of incorporation and bylaws (or equivalent constituent document), including all amendments thereto, of Purchaser; (ii) the registered stock records of Purchaser; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Purchaser, the Purchaser Board of Directors and all committees thereof.  There has not been any violation of any of the provisions of the articles of incorporation or bylaws (or equivalent constituent documents), including all amendments thereto, of Purchaser and Purchaser has not taken any action that is inconsistent in any material respect with any resolution adopted by its shareholders, the Purchaser Board of Directors and all committees thereof, and the boards of directors and committees thereof or equivalent governing bodies of Purchaser.

5.02                        Corporate Authorization

(a)           Purchaser has all necessary right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action on the part of Purchaser and the Purchaser Board of Directors.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)           At a meeting duly called and held, the Purchaser Board of Directors has unanimously approved this Agreement and the transactions contemplated hereby.

(c)           The Purchaser Shares to be issued as part of the Arrangement Consideration will, when issued pursuant to the Arrangement, be duly and validly issued as fully paid and non-assessable common shares in the capital of Purchaser.  The Purchaser Shares to be issued in connection with the exercise of the Company Warrants after the Effective Date will when issued in accordance with the terms thereof be duly and validly issued as fully paid and non-assessable common shares in the capital of Purchaser.

(d)           Other than equity incentive plans and those obligations disclosed in the Purchaser Public Disclosure Record, no Person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of Purchaser or any other agreement or option, for the issue or allotment of any unissued shares of Purchaser or any other security convertible into or exchangeable for any such shares or to require Purchaser to purchase, redeem or otherwise acquire any of the issued and outstanding shares of Purchaser.

5.03                        Governmental Authorization

The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than: (i) any approvals required by the Interim Order; (ii) any approvals required by the Final Order; (iii) compliance with any applicable requirements of the Competition Act and of laws analogous to the Competition Act existing in foreign jurisdictions and the Investment Canada Act if required; (iv) compliance with any applicable requirements of the Securities Act, the 1934 Act and any other applicable U.S. state or federal securities laws; and (iv) any actions or filings the absence of which would be, individually or in the aggregate, material to Purchaser or impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

5.04                        Non-contravention

The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Purchaser; (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any material Applicable Law; or (iii) assuming compliance with the matters referred to in Section 5.03, any contract, agreement, license or permit to which Purchaser is bound or is subject to or which Purchaser is beneficiary, in each case which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

5.05                        Capitalization

The authorized capital of the Company consists of an unlimited number of Purchaser Shares and an unlimited number of preferred shares issuable in series.  As of the date of this Agreement, there were outstanding 139,792,091 Purchaser Shares and no preferred shares.

5.06                        Property - Mineral

Except as set forth in the Purchaser Public Disclosure Record:

(a)           Purchaser has carried out all activities on or in respect of each of its publicly disclosed mines, projects and properties in accordance with Generally Accepted Mining Practices;

(b)           Purchaser is the sole legal and beneficial owner (and where its interests are registrable) the sole registered owner of all of the Purchaser Mineral Assets, with good and valid title.  Purchaser has good, valid and marketable title to the Purchaser Mineral Assets, with good and valid title;

(c)           with respect to the Purchaser Mineral Assets: (i) no Person, other than the Purchaser, owns or has the right to acquire any interest in the Purchaser Mineral Assets; (ii) the Purchaser Mineral Rights were duly and validly staked, recorded and issued pursuant to Applicable Law; (iii) except as otherwise would not have a Material Adverse Effect on Purchaser, Purchaser has all necessary licenses, permits, approvals, Consents, certificates and surface rights, registrations and authorizations necessary to carry on the operations as currently conducted, all land use certificates necessary to access all of those areas to which the Purchaser Mineral Rights pertain, and; (iv) Purchaser has not received any notice of default of any of its obligations under any licence, permit, approval, Consent, certificate, registration or authorization related to the Purchaser Mineral Assets;

(d)           (i) the Purchaser Mineral Rights are validly held by Purchaser; (ii) there is no reason of which Purchaser has Knowledge why any part of the Purchaser Mineral Rights will be surrendered, released or reduced in any way; (iii) the Purchaser Mineral Rights have been properly granted and issued by the appropriate Governmental Authority; (iv) all terms of, and all requirements for holding, the

Purchaser Mineral Rights have been met including the timely payment of all annual license fees and compliance with all environmental bonding obligations; (v) all filings required to be made with the appropriate Governmental Authority in respect of the Purchaser Mineral Rights have been made; (vi) all work required in order for Purchaser to hold and maintain the Purchaser Mineral Rights has been performed, and all fees payable to the appropriate Governmental Authority in respect thereof have been paid, to date; (vii) the Purchaser Mineral Rights are clear of defects in title and are not the subject of any unsatisfied penalties or unresolved disputes; (viii) the Purchaser Mineral Rights are free and clear of all Encumbrances, and are not subject to the claims of any third party; and (ix) there are no legal claims, mineral licenses or tenures conflicting with the Purchaser Mineral Rights; and

(e)           the most recent estimated proven and probable mineral reserves and the estimated, measured, indicated and inferred mineral resources of Purchaser as publicly disclosed by Purchaser have been prepared and disclosed in all material respects in accordance with all Applicable Laws.  There has been no material reduction (other than as a result of operations in the ordinary course of business) in the aggregate amount of estimated mineral reserves and estimated mineral resources of Purchaser from the amounts disclosed publicly by Purchaser.

5.07                        Financial Statements

(a)           Purchaser has filed publicly, its audited consolidated balance sheet of as of December 31, 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the year then ended, and the unaudited consolidated interim balance sheet as of March 31, 2010 and the related unaudited consolidated interim statements of income, shareholders’ equity and cash flows for the three months ended March 31, 2010 (collectively, the “Purchaser Financial Statements”).

(b)           The Purchaser Financial Statements: (i) have been prepared from the books and records of Purchaser; (ii) complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates; (iii) have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, and (iv) fairly present, in accordance with US GAAP, the financial condition of Purchaser at the dates therein indicated and the results of operations and cash flows of Purchaser for the periods therein specified (subject, in the case of unaudited interim period financial statements, to the absence of notes and normal year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

(c)           The books of account and other financial records of Purchaser have been kept accurately in all material respects and in the ordinary course of business consistent with Applicable Laws, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of Purchaser have been properly recorded therein in all material respects.  Purchaser has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances: (i) that transactions, receipts and expenditures of Purchaser are being executed and made only in accordance with appropriate authorizations of management and the Purchaser Board of Directors; (ii) that transactions are recorded as necessary: (A) to permit preparation of financial statements in conformity with US GAAP; and (B) to maintain accountability for assets; (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Purchaser; (iv) that the amount recorded for assets on the books and records of Purchaser are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.  Since December 31, 2009, there has been no change in any accounting controls, policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of Purchaser.

(d)           All accounts, notes receivable and other receivables (other than receivables collected since the Purchaser Balance Sheet Date) reflected on the Purchaser Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of Purchaser as of the Effective Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Purchaser Balance Sheet.

(e)           From the date of the Purchaser Balance Sheet to the date of this Agreement: (i) there has not occurred a Material Adverse Change with respect to Purchaser; and (ii) Purchaser has not effected or passed any resolution to approve split, combination or reclassification of any outstanding Purchaser Shares.

5.08                        Liabilities

Neither Purchaser nor its Subsidiaries have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which is required to be disclosed under Securities Laws and which is not so disclosed, except such as would not result in a Material Adverse Change in respect of Purchaser.

5.09                        Compliance with Applicable Laws

(a)           Purchaser is, and has at all times since inception been, in material compliance with, and, to the Knowledge of Purchaser, at no time since inception has been, under investigation with respect to or threatened to be charged with or given notice of any violation of, any Applicable Law, including without limitation Securities Law.

(b)           Since inception, Purchaser has not and, to the Knowledge of Purchaser, no agent, employee or other Person associated with or acting on behalf of Purchaser has, directly or indirectly:

(i)            unlawfully made any contributions, gifts, entertainment or other unlawful expenses relating to political activity and related in any way to Purchaser’s business;

(ii)           made any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise; or

(iii)          unlawfully made any bribe, payoff, influence payment, kickback or other similar unlawful payment.

5.10                        Litigation

(a)           Except as set forth in the Purchaser Public Disclosure Record there is no material Proceeding pending, and (to the Knowledge of Purchaser), since January 1, 2006, no Person has threatened to commence any Proceeding which would be material and: (i) that involves Purchaser or any of the assets owned or used by Purchaser or any Person whose liability Purchaser has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement.

(b)           There is no order, writ, injunction, directive, restriction, judgment or decree to which Purchaser, or any of the assets owned or used by Purchaser, is subject or which materially restricts in any respect the ability of Purchaser to conduct its business. To the Knowledge of Purchaser, no officer or other employee of Purchaser is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Purchaser.

5.11                        Tax Matters

Purchaser has duly and timely filed all material Tax Returns required to be filed by it prior to the date hereof and all such Tax Returns are complete and correct in all material respects.  Purchaser has paid, or has collected, withheld and remitted, to the appropriate Governmental Authority on a timely basis all Taxes which are due and payable, all assessments and reassessments, and all other Taxes due and payable or required to be withheld or remitted by it on or before the date hereof, other than those which are being or have been contested in good faith and in respect of which reserves have been provided in the most recently published Purchaser Financial Statements.  Except as provided for in the Purchaser Financial Statements, no material deficiencies, litigation, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of Purchaser, and there is no claim, audit, action, suit, proceeding or investigation now pending with respect to Taxes against Purchaser or, to the Knowledge of Purchaser, threatened against Purchaser or any of its assets, except where such deficiencies, claims, audits, actions or proceedings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change in respect of Purchaser.  There are no currently effective material elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any Taxes, or of the filing of any Tax Return or any payment of Taxes, by Purchaser.  Purchaser is a “taxable Canadian corporation” as defined in the Tax Act.

5.12                        Related Person Transactions

Except as set forth in the Purchaser Public Disclosure Record no Related Person, other than in its capacity as a director, officer or employee of Purchaser: (i) is involved, directly or indirectly, in any material business arrangement or other material relationship with Purchaser (whether written or oral); (ii) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any material property or right, tangible or intangible, that is used by Purchaser; or (iii) is engaged, directly or indirectly, in the conduct of the business of Purchaser.  In addition, to the Knowledge of Purchaser, no officer or employee of Purchaser has an interest in any Person that competes with the business Purchaser in any market presently served by Purchaser (except for ownership of less than one percent of the outstanding capital stock of any corporation that is publicly traded on any recognized stock exchange or in the over-the-counter market).

5.13                        Investment Canada

Purchaser is a “WTO Investor” for the purposes of the Investment Canada Act.

5.14                        Securities Matters

(a)           Purchaser is a “reporting issuer” and not on the list of reporting issuers in default under applicable Canadian provincial Securities Laws in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland.  Purchaser Shares are listed on, and Purchaser is in material compliance with the rules and policies of, the TSX.

(b)           Purchaser is a reporting company under the 1934 Act and its shares are listed on, and Purchaser is in material compliance with the rules and policies of the NYSE.

(c)           Purchaser is not subject to any cease trade or other order of the TSX, NYSE or any Governmental Authority and, to the Knowledge of Purchaser no investigation or other Proceeding involving Purchaser, that may operate to prevent or restrict trading of any securities of Purchaser are currently in progress or pending before the TSX, NYSE or any Governmental Authority.

(d)           Purchaser has filed all documents in the Purchaser Public Disclosure Record required to be filed by it in accordance with applicable Securities Laws with the Governmental Authorities, the TSX and the NYSE. All such documents and information comprising the Purchaser Public Disclosure Record, as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and (ii) complied in all material respects with the requirements of applicable Securities Laws, and any amendments to the Purchaser Public Disclosure Record required to be made have been filed on a timely basis with the Governmental Authorities or the TSX. Purchaser has not filed any confidential material change report with any Governmental Authorities that at the date of this Agreement remains confidential. There has been no change in a material fact or a material change (as those terms are defined under the Securities Act) in any of the information contained in the Purchaser Public Disclosure Record, except for changes in material facts or material changes that are reflected in a subsequently filed document included in the Purchaser Public Disclosure Record.

(e)           As of February 25, 2010, Purchaser was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Purchaser Shares are registered under section 12(b) of the 1934 Act.

(f)            Purchaser is not registered, and is not required to be registered, as an open-end investment company, a closed-end investment company, a unit investment trust or a face amount certificate company under the 1940 Act.

5.15        Full Disclosure

(a)           This Agreement does not, and the Purchaser Closing Certificate will not: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b)           After due inquiry, Purchaser is not aware of anything that would indicate that any of the Confidential Information (as defined in the Confidentiality Agreement) provided by or on behalf of Purchaser to the Company or any of its affiliates or their respective Representatives, whether or not contained in the Purchaser Data Room, is not true and accurate in all material respects.

ARTICLE 6
COVENANTS OF THE COMPANY

6.01        Conduct of the Company

From the date of this Agreement until the Effective Time, the Company shall conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to: (i) preserve intact its present business organization; (ii) maintain in effect all of its foreign, federal, provincial and local all licenses, Permits and Company Mineral Rights; (iii)

keep available the services of officers and key employees of the Company; (iv) maintain satisfactory relationships with the lenders, suppliers of the Company, insurers and others having material business relationships with them.  Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or pursuant to the written consent of Purchaser (which consent shall not be unreasonably delayed or withheld), the Company shall not:

(a)           amend its notice of articles, articles or other similar organizational documents (whether by merger, consolidation or otherwise);

(b)           split, combine or reclassify any of the securities of the Company or, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Company Common Shares or Company Preferred Shares, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any such securities;

(c)           (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares or securities in the capital of the Company, other than the issuance of any Company Common Shares upon the exercise of: (A) Company Options that are outstanding on the date of this Agreement in accordance with the terms of those options on the date of this Agreement; (B) Company Warrants that are outstanding on the date of this Agreement in accordance with the terms of those Warrants on the date of this Agreement; or (C) the option of holders of Company Preferred Shares to convert same into Company Common Shares in accordance with the Articles of the Company on the date of this Agreement; or (ii) amend any term of any Company Security (whether by merger, consolidation or otherwise) including an amendment of a Company Option held by an employee to provide for acceleration of vesting as a result of the Arrangement or a termination of employment or service related to the Acquisition;

(d)           incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) any individual budgeted capital expenditure that does not exceeds $1 million; or (ii) unbudgeted capital expenditures that do not exceed $50,000 individually or $100,000 in the aggregate;

(e)           redeem, purchase or offer to purchase any Company Capital Stock;

(f)            reorganize, amalgamate or merge the Company with any other Person;

(g)           acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses;

(h)           sell, lease or otherwise transfer, or create or incur any Encumbrance, except Pre-Closing Permitted Encumbrances on, any of the assets, securities, properties, interests or businesses of the Company;

(i)            make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(j)            make any payments to any Related Person, other than pursuant to ordinary course agreements relating to employee compensation and benefits that have been provided to Purchaser prior to the date of this Agreement;

(k)           create, incur, assume, suffer to exist or otherwise be liable with respect to any Indebtedness, which for greater certainty shall include the drawing down on any amounts available (including, without limitation, any letter of credit) to the Company pursuant to the Credit Agreements;

(l)            enter into, amend or modify in any material respect or terminate any Material Contract or Permit or otherwise waive, release or assign any material rights, claims or benefits of the Company;

(m)          other than pursuant to the terms of an applicable plan or agreement identified on Section 6.01(n) of the Company Disclosure Schedule or as required by Applicable Law: (i) grant or increase any severance or termination pay to (or amend any existing arrangement with) any director, officer, advisor, consultant, or employee of the Company; (ii) increase benefits payable under any existing severance or termination pay policies or employment agreements; (iii) enter into any employment, deferred compensation or other agreement or offer (or amend any such existing agreement or offer) with any director, officer, advisor, consultant, or employee of the Company; (iv) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer, advisor, consultant or employee of the Company; (v) increase compensation, bonus, commission, or other benefits payable to any director, officer, advisor, consultant or employee of the Company; (vi) promote any employee of the Company; or (vii) hire any employee;

(n)           change the Company’s methods of accounting or accounting practices, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;

(o)           commence, settle, or offer or propose to settle: (i) any Proceeding involving or against the Company (other than any Proceeding involving a settlement of $50,000 or less as its sole remedy); (ii) any shareholder litigation or dispute against the Company or any of its officers or directors; or (iii) any Proceeding that relates to the transactions contemplated hereby;

(p)           make or change any Tax election; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any Tax; surrender or forfeit any right to claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

(q)                                 form or acquire any Subsidiaries;

(r)                                    enter into any agreement or arrangement that materially limits or otherwise materially restricts the Company or any successor thereto, or that would, after the Effective Time, limit or restrict in any material respect the Company from competing in any manner; or

(s)                                  agree, resolve or commit to do any of the foregoing.

6.02                        Covenants to Timely Action

(a)                                  The Company shall cause the conditions and obligations of the Company set forth in Article 3 and Sections 10.01 and 10.02 to be satisfied on a timely basis.

6.03                        Access to Information

From the date of this Agreement until the Effective Time, the Company shall: (i) give Purchaser and its Representatives reasonable access to the offices, properties, books and records of the Company; (ii) furnish to Purchaser and its Representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request; and (iii) instruct the employees, counsel and financial advisors of the Company to cooperate with Purchaser in its investigation of the Company.  Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.  Notwithstanding the foregoing, Purchaser shall not have access to personnel records of the Company relating to the individual performance or evaluation records, medical histories or other information of any current or former director, officer, employee or contractor, which in the Company’s good-faith opinion is sensitive or the disclosure of which could subject the Company to risk of liability.

6.04                        Notices of Certain Events

From the date of this Agreement until the Effective Time, the Company shall promptly notify Purchaser of:

(a)                                  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b)                                 any notice or other communication from any Governmental Authority: (i) delivered in connection with the transactions contemplated by this Agreement; or (ii) indicating that a Company Permit is revoked or about to be revoked or that a Company Permit is required in any jurisdiction in which such Company Permit has not been obtained, which revocation or failure to obtain has had or would reasonably be expected to result in a Material Adverse Change in respect of Purchaser;

(c)                                  any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the

Company, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14, or that relate to the consummation of the transactions contemplated by this Agreement;

(d)                                 any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement; and

(e)                                  any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article 10 impossible or unlikely;

No such notice shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of: (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement; or (ii) determining whether any of the conditions set forth in Article 10 has been satisfied.

6.05                        TSX-V Listing

The Company shall take all reasonable steps necessary to maintain the listing of the Company Common Shares and Company Warrants for trading on Tier 1 of the TSX-V until the Effective Time.

6.06                        Pre-Closing Reorganization

(a)                                  The Company shall, prior to the Closing take such actions to reorganize the ownership structure of its assets as Purchaser may reasonably request; provided that, and notwithstanding any other provision in this Agreement: (i) any element of such pre-closing reorganization shall not materially delay, impair or prevent the completion of the Arrangement; (ii) all elements of the pre-closing reorganization shall be effective as close, as is reasonably practical, to the Closing; (iii) all elements of the pre-closing reorganization shall be contingent upon Purchaser confirming that it is prepared to proceed immediately with the Arrangement; (iv) the Company shall not be required to take any action that could result in a material amount of additional Taxes being imposed on the Company or the Company Securityholders, or any other material adverse Tax or other consequences to the Company or the Company Securityholders, incrementally greater than the Taxes or other consequences to such party in connection with the consummation of this Agreement in the absence of action being taken pursuant to this Section 6.06(a); (v) any pre-closing reorganization shall not unreasonably interfere in the ongoing operations of the Company; (vi) any pre-closing reorganization shall not require the Company to contravene any Applicable Law, its respective organizational documents, or any contract of the Company; (vii) Purchaser fully indemnifies the Company and any material subsidiaries, in form and substance satisfactory to the Company (acting reasonably), for any expense, damage, loss or other disadvantage for so doing; and (viii) in the opinion of the Company (acting reasonably), such pre-closing reorganization does not prejudice or adversely affect the Company Securityholders. Purchaser shall provide the Company with 10 Business Days notice, and a description of, the pre-closing reorganization, with it being understood in all cases that (A) any action taken by the Company or any material subsidiary in good faith pursuant to any request to effect a pre-closing reorganization shall be deemed not to constitute a breach of any representation, warranty or covenant under this Agreement or any other agreement to which the Company and Purchaser are parties, (B) any expenses incurred by the Company or any material subsidiary in preparing and carrying out any pre-closing reorganization shall be borne by Purchaser, and (C) if, at the request of Purchaser, the Company effects any pre-closing reorganization and the Arrangement is not consummated, Purchaser shall be responsible for any structuring and unwinding costs (including any Tax costs) reasonably incurred in connection with any proposed or completed pre-closing reorganization.

(b)                                 The Company shall co-operate with Purchaser to confirm and provide support for all non-capital loss, net capital loss, adjusted cost base and other tax attributes of the Company that may be necessary in connection with the pre-closing reorganization, the Arrangement or otherwise, and the Company shall co-operate with Purchaser to determine the nature of any pre-closing reorganizations that might be undertaken and the manner in which they may most effectively be undertaken.

(c)                                  The Company shall not knowingly take any action or enter into any transaction, other than a transaction contemplated by this Agreement or a transaction undertaken in the ordinary course of business consistent with past practice, that could reasonably be expected to have the effect of reducing or eliminating the amount of the tax cost “bump” pursuant to paragraphs 88(1)(c) and (d) of the Tax Act otherwise available to Purchaser and its successors and assigns in respect of the non-depreciable capital properties owned by the Company as of the date of this Agreement or acquired by such entities subsequent to the date of this Agreement in accordance with the terms of this Agreement, without first consulting with Purchaser on same.  The Company will use it reasonable efforts to address the reasonable concerns of Purchaser in regards to such provisions prior to entering into such transaction.

6.07                        Tax Matters

During the period from the date of this Agreement to the Effective Time, the Company shall:

(a)                                  prepare and timely file all Tax Returns required to be filed by the Company on or before the Effective Date (“Post-Signing Returns”) in a manner consistent, in all material respects, with past practice, except as otherwise required by Applicable Laws;

(b)                                 fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; and

(c)                                  properly reserve (and reflect such reserve in their books and records and financial statements) for all Taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Date in a manner consistent with past practice.

6.08                        Notice to Holders of Convertible Securities

The Company shall give written notice of the Arrangement to: (i) holders of Company Warrants not less than 14 Business Days before the Record Date pursuant to section 4.4 of the respective Warrant Indentures; (ii) holders of Goldcorp Warrants not less than 20 days before the Record Date pursuant to the Goldcorp Warrant Certificate; and (iii) to holders of Company Preferred Shares not less than 20 days before the Record Date pursuant to the terms of the Company’s articles.

6.09                        Release of Existing Indebtedness.

Prior to the Effective Time, the Company shall have in place arrangements satisfactory to Purchaser to: (i) cause the Company and the Company’s assets to be released from any and all Encumbrances with respect to Indebtedness of the Company, including without limitation Indebtedness payable under the Credit Agreements; and (ii) terminate the Credit Agreements, each effective as at the Effective Time.

6.10                        Haslinger Acknowledgment.

The Company shall use commercially reasonable efforts to obtain, at or prior to Effective Time, an acknowledgment from H.R.S. Resources Ltd. confirming that: (i) the option agreement is in good standing;  and (ii) the 2% royalty begins at the third year of commercial production.

6.11                        Mineral Registrations.

At or prior to Effective Time, the Company shall cause the filing of a certificate confirming the name change from “Atlas Cromwell Ltd.” to “Terrane Metals Corp.” with the Yukon Mining Recorder’s Office.

6.12                        Certain Actions

The Company shall not take any action, or refrain from taking any action (subject to commercially reasonable efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated hereby or would render, or that could reasonably be expected to render, any representation or warranty made by the Company in this Agreement untrue or inaccurate in any material respect at any time prior to the Effective Time if then made or that would or could have a Material Adverse Effect on the Company, provided that the Company may take any such action or refrain from taking such action (subject to commercially reasonable efforts) as a result of this Agreement, in the event it immediately notifies Purchaser in writing of such circumstances.

6.13                        Satisfaction of Conditions

Subject to Section 6.02(a) hereof, Company shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all of the conditions precedent to its obligations to the extent the same is within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

(a)                                  obtain the Investment Canada Approval, the Competition Act Approval and all other consents, approvals and authorizations as are required to be obtained by Company under any Applicable Law or from any Governmental Authority that would, if not obtained, materially impede the completion of the transactions contemplated hereby or have a Material Adverse Effect on Purchaser;

(b)                                 effect all necessary registrations, filings and submissions of information requested by Governmental Authorities required to be effected by it in connection with the transactions contemplated by this Agreement and participate, and appear in any proceedings of, any party hereto before any Governmental Authority including, but not limited to, approvals and filings under applicable Securities Laws, the TSX-V and submissions of information requested by Governmental Authorities;

(c)                                  oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the transactions contemplated hereby or seeking to stop, or otherwise adversely affecting the ability of the parties hereto to consummate, the transactions contemplated hereby;

(d)                                 fulfill all conditions and satisfy all provisions of this Agreement and the Plan of Arrangement required to be fulfilled or satisfied by it; and

(e)                                  cooperate with the Purchaser in connection with the performance by the Purchaser of its obligations hereunder, provided however that the foregoing shall not be construed to obligate Purchaser to pay or cause to be paid any monies to cause such performance to occur.

6.14                        Cooperation and Consultation

The Company agrees to take commercial reasonable steps to: (i) keep Purchaser informed of the business of the Company, including without limitation, the provision of information relating to any material or long-term obligations or agreements prior to entering into such agreements, and information relating to the Company’s financial situation; for greater certainty, the Company agrees it shall use reasonable efforts to hold meetings with Purchaser at such times as may be reasonably requested by Purchaser; (ii) consult with Purchaser, or cooperate as necessary, in the making of all necessary filings and applications under all Applicable Laws required in connection with the transactions contemplated hereby, and take all reasonable action necessary to be in compliance with such Applicable Laws; and (iii) assist, or cooperate as necessary with, Purchaser in complying with Purchaser’s obligations set out in Sections 7.02, 7.14 and 7.15.

6.15                        Representations

Company shall use its commercially reasonable efforts to conduct its affairs and so that all of the representations and warranties of Company contained herein shall be true and correct on and as of the Effective Date as if made on and as of such date.

ARTICLE 7
COVENANTS OF PURCHASER

7.01                        Investment Canada Act

Purchaser agrees to file or cause to be filed, if required, an application for review as prescribed by the Investment Canada Act in order to obtain the Investment Canada Approval as soon as reasonably practicable following the date hereof, and to use reasonable efforts to supply any additional information and documentary material that may be reasonably requested by the relevant Governmental Authorities in connection with the Investment Canada Act Approval, and to take all other commercially reasonable actions requested by the responsible Minister under the Investment Canada Act or otherwise pursuant to the Investment Canada Act which are deemed to be commercially reasonable in Purchaser’s discretion acting reasonably, and the Company shall cooperate with Purchaser in providing information and documentary materials reasonably required or reasonably requested for purposes of such filing as promptly as reasonably practicable, and shall provide such other assistance as may be reasonably requested by Purchaser in connection with obtaining Investment Canada Approval.

7.02                        Listing

Purchaser will use its commercially reasonable efforts to ensure that the Company Warrants will, following the Effective Time, be listed for trading on the Exchange (as defined in the Warrant Indentures) in accordance with Section 4.1(f) of the Warrant Indentures, or will use its commercially reasonable efforts to list the Company Warrants on the TSX.

7.03                        Proceedings

In a timely and expeditious manner, Purchaser shall take all such actions and do all such acts and things as are specified in the Interim Order, the Plan of Arrangement (including issuing the Purchaser Common Shares contemplated pursuant to Article 4 of the Plan of Arrangement) and the Final Order to be taken or done by Purchaser.

7.04                        Information for Circular

In a timely and expeditious manner, Purchaser shall provide to the Company all information as may be reasonably requested by the Company, or as required by the Interim Order or Applicable Laws with respect to Purchaser and its businesses and properties, for inclusion in the Circular or in any amendment or supplement to the Circular that complies in all material respects with all Applicable Laws on the date of the mailing thereof and containing all material facts relating to Purchaser required to be disclosed in the Circular and not containing any misrepresentation (as defined under applicable securities legislation) with respect thereto.

Purchaser shall fully cooperate with the Company in the preparation of the Circular and shall provide such assistance as the Company may reasonably request in connection therewith.

7.05                        Amendments

In a timely and expeditious manner, Purchaser shall provide the Company with information as requested by the Company in order to prepare any amendments or supplements to the Circular (which amendments or supplements shall be in a form satisfactory to Purchaser, acting reasonably) with respect to the Company Meeting in accordance with the Interim Order of the Court.

7.06                        No Dilutive Actions

Other than in contemplation of or as required to give effect to the transactions contemplated by this Agreement, Purchaser shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, directly or indirectly do or permit to occur any of the following:

(a)                                  split, combine or reclassify any of the shares of Purchaser or, other than in accordance with past practices, declare, set aside or pay any dividend or other distribution payable in cash, securities, property or otherwise with respect to the shares of Purchaser; or

(b)                                 redeem, purchase or offer to purchase any Purchaser Shares.

7.07                        Certain Actions

Purchaser shall not take any action, or refrain from taking any action (subject to commercially reasonable efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated hereby or would render, or that could reasonably be expected to render, any representation or warranty made by Purchaser in this Agreement untrue or inaccurate in any material respect at any time prior to the Effective Time if then made or that would or could have a Material Adverse Effect on Purchaser, provided that Purchaser may take any such action or refrain from taking such action (subject to commercially reasonable efforts) as a result of this Agreement, in the event it immediately notifies the Company in writing of such circumstances.

7.08                        Registration Statement

As soon as reasonably practicable after the Effective Time, Purchaser shall file a registration statement with the United States Securities and Exchange Commission on an appropriate form with respect to the Purchaser Shares to be issued in connection with the exercise of the Company Warrants.

7.09                        Satisfaction of Conditions

Purchaser shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all of the conditions precedent to its obligations to the extent the same is within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

(a)                                  Obtain Investment Canada Approval, the Competition Act Approval and all other consents, approvals and authorizations as are required to be obtained by Purchaser under any Applicable Law or from any Governmental Authority that would, if not obtained, materially impede the completion of the transactions contemplated hereby or have a Material Adverse Effect on Purchaser;

(b)                                 effect all necessary registrations, filings and submissions of information requested by Governmental Authorities required to be effected by it in connection with the transactions contemplated by this Agreement and participate, and appear in any proceedings of, any party hereto before any Governmental Authority including, but not limited to, approvals and filings under applicable Securities Laws, the TSX and the NYSE and submissions of information requested by Governmental Authorities, and further including, any reasonable actions required in connection with the application to the list the Purchaser Shares on the TSX or the NYSE;

(c)                                  oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the transactions contemplated hereby or seeking to stop, or otherwise adversely affecting the ability of the parties hereto to consummate, the transactions contemplated hereby;

(d)                                 fulfill all conditions and satisfy all provisions of this Agreement and the Plan of Arrangement required to be fulfilled or satisfied by it; and

(e)                                  cooperate with the Company in connection with the performance by the Company of its obligations hereunder; provided, however, that the foregoing shall not be construed to obligate Purchaser to pay or cause to be paid any monies to cause such performance to occur.

7.10                        Cooperation

Purchaser shall make, or cooperate as necessary in the making of, all necessary filings and applications under all Applicable Laws required in connection with the transactions contemplated hereby and take all reasonable action necessary to be in compliance with such Applicable Laws.

7.11                        Representations

Purchaser shall use its commercially reasonable efforts to conduct its affairs and so that all of the representations and warranties of Purchaser contained herein shall be true and correct on and as of the Effective Date as if made on and as of such date.

7.12                        Deposit of Cash

Purchaser shall take all necessary actions to cause to be deposited with the Depositary, in accordance with the Arrangement, that amount of cash that is required to be paid to the Company Securityholders pursuant to the Plan of Arrangement.

7.13                        Indemnification and Insurance

(a)                                  Purchaser hereby covenants and agrees that all rights to indemnification or exculpation in favour of the current and former directors and officers of the Company provided in the current articles or by-laws of the Company or in any agreement, and any directors’ and officers’ insurance now existing in favour of the directors or officers of the Company which in each case are disclosed in Section 7.13 of the Company Disclosure Schedule shall survive the completion of the Arrangement (or be replaced with substantially equivalent coverage from another provider) and shall continue in full force and effect (either directly or via run-off insurance or insurance provided by an alternative provider) for a period of not less than six years from the Effective Date and Purchaser undertakes to ensure that this covenant shall remain binding upon its successor and assigns.

(b)                                 The Company shall act as agent and trustee of the benefits of the foregoing for its directors and officers for the purpose of this Section 7.13, and this Section 7.13 shall survive the execution and delivery of this Agreement and the completion of the Arrangement and shall be enforceable against Purchaser by the Persons described in subsection (a) hereof.

7.14                        Supplemental Warrant Documentation

In accordance with Section 3.11 of the Warrant Indentures and pursuant to the terms of the Goldcorp Warrant Certificate, Purchaser and the Company will execute and deliver a supplemental indenture to Computershare Trust Company of Canada and a confirmation to Major Shareholder confirming that after the Effective Time each whole Company Warrant and Major Shareholder Warrant outstanding on the Effective Date will remain outstanding and, on its existing terms, entitle the holder thereof to receive (until the expiry of such Company Warrant) from the Company upon exercise of the Company Warrant or Goldcorp Warrant, the Arrangement Consideration receivable by a holder of the number of Company Common Shares which were purchasable upon the exercise of such Company Warrant or Goldcorp Warrant had such Company Warrant or Goldcorp Warrant, as applicable, been exercised immediately before the Effective Time.

7.15                        Notice of Warrantholders

As soon as practicable following the Effective Date, the Purchaser shall deliver, on behalf of the Company, to each holder of Company Warrants as reflected on the register maintained by or on behalf of the Company in respect of such securities, a notice describing the arrangement and the treatment of the Company Warrants in accordance with the terms of the Warrant Indentures.

ARTICLE 8
MUTUAL COVENANTS

8.01                        Mutual Covenants

(a)                                  Purchaser and the Company will each pay one-half of any requisite filing fees and applicable Taxes in relation to any filing or application made in respect of the Competition Act.

(b)                                 As promptly as practicable after the execution of this Agreement, each party to this Agreement: (i) shall make all filings and give all notices reasonably required to be made and given by such party in connection with the Arrangement and the other transactions contemplated by this Agreement; and (ii) shall use all commercially reasonable efforts to obtain all Consents required to be obtained (pursuant to any Applicable Law or Contract, or otherwise, including the Investment Canada Approval and the Competition Act Approval) by such party in connection with the Arrangement and the other transactions contemplated by this Agreement.  Each party shall, upon request of another party and to the extent permitted by Applicable Law or applicable Contracts, promptly deliver to such other party a copy of each such filing made, each such notice given and each such Consent obtained by it.

(c)                                  Purchaser and the Company will each use commercially reasonable efforts to obtain Competition Act Approval and in doing so will cooperate with each other.  Without limiting the generality of the foregoing, Purchaser and the Company will as soon as reasonably practicable after the date of this Agreement, prepare and provide submissions to the Commissioner of Competition, including an application for an Advance Ruling Certificate and a request in the alternative for a no-action letter and a waiver from notification under paragraph 113(c) and promptly furnish any additional information requested under the Competition Act.  In addition, if requested by Purchaser, Company or the Commissioner of Competition, Purchaser and the Company shall file a pre-merger notification pursuant to the Competition Act.

(d)                                 Nothing in this Agreement will obligate Purchaser to provide to the Company any filings, documents, plans, undertakings or other materials or information provided to the relevant Government Authorities to obtain Investment Canada Approval.  Nothing in this Agreement will obligate Purchaser to share any documents or information with respect to any Proceeding brought by a Governmental Authority with respect to Investment Canada Approval.

(e)                                  The Company will inform Purchaser of any communications it has with the staff of the Competition Bureau or the Commissioner of Competition and will permit Purchaser to participate in or review any such communication before it is made.  Purchaser will inform the Company of any communications it has with the staff of the Competition Bureau or the Commissioner of Competition and will permit the Company to participate in or review any such communication before it is made.

Notwithstanding the foregoing, submissions, filings or other written communications to the staff of the Competition Bureau or the Commissioner of Competition may be redacted as necessary before sharing with the other Party to address reasonable solicitor-client or other privilege or confidentiality concerns, provided that external legal counsel to Purchaser and the Company shall receive non-redacted versions of drafts or final submissions, filings or other written communications to the staff of the Competition Bureau or the Commissioner of Competition on the basis that the redacted information will not be shared with their respective clients.

(f)                                    The Company and Purchaser shall respond as promptly as reasonably practicable to: (i) any inquiries or requests received from any Government Authorities for additional information or documentation in connection with the Arrangement; and (ii) any inquiries or requests received from any Governmental Authority in connection with the Arrangement.  Each of the Company and Purchaser shall, except as otherwise provided for in this Agreement: (a) promptly inform the other party of any communication to or from any Governmental Authority regarding the Arrangement; (b) give the other party prompt notice of the commencement or threat of commencement of any Proceeding by or before any Governmental Authority with respect to the Arrangement or any of the other transactions contemplated by this Arrangement; and (c) keep the other party informed as to the status of any such Proceeding or threat.  Except as may be prohibited by any Governmental Authority or by any Applicable Law: (A) the Company and Purchaser will, except as otherwise provided for in this Agreement, consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Proceeding brought by any Governmental Authority in relation to the Arrangement, including any proceeding relating to or under foreign, federal or state antitrust, competition or fair trade law; and (B) in connection with any such Proceeding, each of the Company and Purchaser will, except as otherwise provided for in this Agreement, permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such Proceeding.

(g)                                 Prior to the delivery of the Circular, the Parties shall appoint the Depositary for the purpose of exchanging the Aggregate Arrangement Consideration to be delivered in accordance with the Plan of Arrangement.  Concurrently with the mailing of the Circular, Purchaser shall send, or shall cause the Depositary to send, to each, applicable Company Securityholder a Letter of Transmittal and instructions (in a form reasonably acceptable to Purchaser and the Company) for use in such exchange.

8.02                        Confidentiality.

Purchaser and the Company hereby acknowledge and agree to continue to be bound by the mutual confidentiality agreement dated as of June 9, 2010, by and between Purchaser and the Company (the “Confidentiality Agreement”).

8.03                        Closing Matters

Each of Purchaser and Company shall deliver, at the Effective Time, such necessary or customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

ARTICLE 9
COMPANY COVENANTS REGARDING NON-SOLICITATION

ARTICLE 9

9.01                        Non-Solicitation

(a)                                  The Company agrees with Purchaser that, except as expressly contemplated by this Agreement, until this Agreement is terminated the Company will not, directly or indirectly, through any of its Representatives: (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing confidential information, facilitating or permitting any visit to any facilities or properties of the Company or entering into any agreement), the initiation of any inquiries, proposals or offers relating to or constituting or may reasonably be expected to lead to an Acquisition Proposal from any Person; (ii) enter into or participate in any discussions or negotiations or other activities or provide any information with respect to, or otherwise cooperate in any way with, any effort or attempt by any Person (other than Purchaser) regarding an Acquisition Proposal; (iii) withdraw, modify, qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Purchaser the approval or recommendation of the Company Board of Directors or any committee thereof of the Arrangement; (iv) approve, endorse, recommend or remain neutral with respect to, or propose to publicly approve, endorse, recommend or remain neutral with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than three Business Days shall not be considered to be a violation of this Section 9.01(a)); (v) accept or enter into, or propose publicly to accept or enter into, any letter of intent, agreement in principle, understanding, undertaking, arrangement or Contract in respect of or relating to an Acquisition Proposal; or (vi) make any public announcement or take any other action inconsistent with, or that could reasonably be likely to be regarded as detracting from, the recommendation of the Company Board of Directors to approve the transactions contemplated herein.

(b)                                 Notwithstanding Section 9.01(a) and any other provision of this Agreement, the Company Board of Directors shall be permitted to: (i) participate in any discussions or negotiations with, or furnish information to, any Person in response to an Acquisition Proposal by such Person if and only to the extent that the Company has received an unsolicited bona fide written Acquisition Proposal from such Person and such Acquisition Proposal would be reasonably likely to result in or lead to, if completed in accordance with its terms, a Superior Proposal; (ii) the Company shall have complied with all other requirements of this Article 9 in all respects; and (iii) the Company Board of Directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that failure to take such action would be inconsistent with its fiduciary duties under all applicable Laws.

(c)                                  The Company will, and will cause the its Representatives to, immediately cease and cause to be terminated any existing solicitations, discussions, negotiations or activities with any Person (other than Purchaser) with respect to any Acquisition Proposal or any proposal that may reasonably be expected to constitute an Acquisition Proposal. Purchaser acknowledges that standstill covenants or provisions contained in various confidentiality agreements entered into by the Company with other parties relating to a potential Acquisition Proposal may terminate in accordance with the terms thereof (without any further action on the part of any party thereto, including the Company) upon the Company entering into this Agreement.  Only to the extent such standstill covenants or provisions will so terminate pursuant to their terms without any further action on the part of the Company, the Company agrees not to release, and to cause its Subsidiaries not to release, any third party from any standstill or confidentiality agreement (or any term or condition of any such agreement) that the Company entered into prior to the date hereof with any Person that was considering any Acquisition Proposal or to amend or waive any provision of any such agreement.

(d)                                 The Company will discontinue access by any third party (other than Purchaser or its Representatives) to any data room (virtual or otherwise) and promptly request the return or deletion from retrieval systems and data bases or destruction of all information provided to any third party which, at any time since January 1, 2009, has entered into a confidentiality agreement with the Company relating to a potential Acquisition Proposal to the extent that such information has not previously been returned or destroyed, and will use commercially reasonable efforts to ensure that such requests are honoured in accordance with the terms of such agreement.

(e)                                  The Company will ensure that its officers, directors, affiliates and its and their investment bankers and financial or other advisors are aware of the provisions of this Article 9 and the Company will be responsible for any breach of this Article 9 by any of its officers, directors, investment bankers or financial or other advisors.

9.02                        Notification of Acquisition Proposal

(a)                                  The Company will promptly (and in any event within 24 hours after receipt of such inquiry, proposal, offer or request) notify Purchaser, at first orally and then in writing, of an inquiry, proposal or offer received by the Company or any

Representative after the date of this Agreement relating to or constituting an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal (whether or not relating to any Acquisition Proposal or inquiry that may have been received prior to the date hereof), including the renewal of any Acquisition Proposal made prior to the date hereof, or any amendments to the foregoing, or any written request for material non-public information relating to the Company or for access to the properties, books or records of the Company by any Person. Such written notice will include a copy of any written Acquisition Proposal (and any amendment thereof) which has been received by the Company, or if no written Acquisition Proposal has been received, a description of the material terms and conditions of any inquiry, proposal, offer or request and the identity of the Person making such inquiry, proposal, offer or request. The Company will also provide such further details of the inquiry, proposal, offer or request (and any amendment thereof) as Purchaser may reasonably request.  The Company will keep Purchaser informed of any change to the material terms of any such inquiry, proposal, offer or request and provide to Purchaser at the option of the Company, either copies of all correspondence and other written material sent or provided to the Company by any Person in connection with such inquiry, proposal or request or sent or provided by the Company to any Person in connection with such inquiry, proposal or request or a description of the material terms of such correspondence or material promptly after receipt or delivery thereof.

(b)                                 Notwithstanding Section 9.01(a), if, prior to the approval of the Arrangement Resolution by the Company Securityholders at the Company Meeting, the Company receives an inquiry, proposal or offer relating to or constituting an Acquisition Proposal or a request for material non-public information from a Person who has made or is proposing to make an unsolicited bona fide Acquisition Proposal where the Company is not in breach of Section 9.02 and the Company Board of Directors determines in good faith after consultation with the Company’s financial advisors and outside legal counsel, that such proposal would be reasonably likely to result in or lead to a Superior Proposal, then, and only in such case, the Company may, subject to the execution by such Person of a confidentiality agreement having substantially the same terms as the Confidentiality Agreement and, taken as a whole, being no less favourable to the Company than the Confidentiality Agreement (including, for certainty, a standstill provision (if any) substantially identical to that set forth in the Confidentiality Agreement): provide such Person with, or access to, non-public information regarding the Company, provided that: (i) notwithstanding the foregoing, the confidentiality agreement with such Person will not restrict such Person from making the Acquisition Proposal, or announcing the intention to make the Acquisition Proposal without the approval of the Company, and will not restrict the Company from disclosing such agreement and providing a copy thereof to Purchaser as set out below (and for this purpose the Company may agree with the other party to amend any confidentiality agreement that was entered into prior to the date of this Agreement to provide for the foregoing); and (ii) the Company will send a copy of any such confidentiality agreement to Purchaser promptly following its execution and will promptly advise Purchaser regarding all non-public information provided to such other Person or to which such other Person has been provided access and will promptly provide Purchaser with, or access to, all such information provided to such other Person and not previously provided to Purchaser and provide Purchaser with access to all further non-public information regarding the Company provided to such other Person not previously provided to Purchaser.

(c)                                  If the Company receives a written Acquisition Proposal that the Company Board of Directors in good faith determines constitutes a Superior Proposal, or any amendment or modification to any such Superior Proposal, in each case the Company will provide a copy of the Superior Proposal or such amendment or modification promptly to Purchaser and in any event within 24 hours after such receipt.

9.03                        Right to Match

(a)                                  The Company covenants that it will not accept, approve or recommend or enter into any agreement, understanding, arrangement or Contract in respect of, or proceed with or recommend, a Superior Proposal (other than a confidentiality agreement permitted by Section 9.02(b), the execution of which will not be subject to the conditions of this Section 9.03) unless: (i) the Company has complied with its obligations under this Article 9; (ii) the Company has provided Purchaser with a copy of the Superior Proposal together with a written notice from the Company Board of Directors regarding the value and financial terms that the Company Board of Directors has in consultation with its financial advisors determined the value should be ascribed to any non-cash consideration offered under the Superior Proposal; and (iii) a period (the “Response Period’’) of five Business Days will have elapsed from the later of: (A) the date on which Purchaser received written notice from the Company advising that the Company Board of Directors has determined, subject only to compliance with this Section 9.03(a), to enter into an agreement, understanding, arrangement or Contract in respect of, or to proceed with, or recommend, such Superior Proposal; and (B) the date Purchaser receives a copy of the Superior Proposal and if the Purchaser delivers to the Company, prior to the expiry of the Response Period, a proposal to amend the terms of this Agreement and the Plan of Arrangement as contemplated in Section 9.03(c), and the Company Board of Directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, taking into account the proposal by Purchaser to amend this Agreement and the Plan of Arrangement, that the Acquisition Proposal remains a Superior Proposal; and (iv) the Company concurrently terminates this Agreement pursuant to Section 11.01(c) and the Company has previously or concurrently paid to Purchaser the fee payable under Section 11.03, the Company acknowledging and agreeing that payment of the fee payable under Section 11.03 is a condition to valid termination of this Agreement under Section 11.01(c) and this Section 9.03.

(b)                                 Nothing contained in this Agreement shall limit in any way the obligation of the Company to convene and hold the Company Meeting in accordance with Article 3 of this Agreement unless this Agreement is terminated in accordance with Article 11.

(c)                                  During the Response Period (or such longer period as the Company may agree), Purchaser will have the right, but not the obligation, to propose in writing to amend the terms of this Agreement and the Plan of Arrangement. The Company and the Company Board of Directors will review and negotiate in good faith any such proposal received by the Company from Purchaser during the Response Period to determine (after receipt of advice from its financial advisors and outside legal counsel) whether the Acquisition Proposal in respect of which Purchaser is proposing to amend this Agreement and Plan of Arrangement would be a Superior Proposal when assessed against this Agreement and Plan of Arrangement as it is proposed to be amended.

(d)                                 If the Company Board of Directors does not determine that the Acquisition Proposal remains a Superior Proposal when compared to the proposed amendment to this Agreement and the Plan of Arrangement, the Company and Purchaser will promptly execute and deliver an amending agreement amending this Agreement and the Plan of Arrangement, or an amended Agreement, incorporating or reflecting the terms of the amendment to the terms of this Agreement and Plan of Arrangement as proposed by Purchaser and the Company will publicly announce that the Company Board of Directors has reaffirmed its recommendation of the Arrangement by news release, the form of which shall be provided to Purchaser for its review and comment prior to publication.

(e)                                  Each successive modification or amendment to any Acquisition Proposal that results in any change in, or modification of, the consideration to be received under, or any other material change in the terms and conditions of, such Acquisition Proposal will constitute a new Acquisition Proposal for the purposes of this Section 9.03 and Purchaser will be afforded a new Response Period in respect of each such Acquisition Proposal.

ARTICLE 10
CONDITIONS TO THE ARRANGEMENT

10.01                 Conditions to the Obligations of Each Party

The obligations of the Company and Purchaser to consummate the Arrangement are subject to the satisfaction of the following mutual conditions on or before the Effective Time:

(a)                                  Competition Act Approval shall have been obtained.

(b)                                 Investment Canada Act Approval shall have been obtained.

(c)                                  No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Authority of competent jurisdiction shall be in effect which prevents the consummation of the Acquisition on the terms contemplated herein, and no Applicable Law shall have been enacted or be deemed applicable to the Arrangement that makes consummation of the Arrangement illegal.

(d)                                 The Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of Purchaser and Company, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise.

(e)                                  This Agreement shall not have been terminated pursuant to Article 11 hereof.

10.02                 Conditions to the Obligations of Purchaser

The obligations of Purchaser to consummate the Arrangement are subject to the satisfaction, at or prior to the Effective Time, of the following further conditions (each of which is for the benefit of Purchaser, and may be waived by Purchaser):

(a)                                  Each of the representations and warranties made by the Company in this Agreement shall: (i) have been accurate as of the date of this Agreement; and (ii) be accurate as of the Effective Time as if made as of the Effective Time (except for representations and warranties that speak as of a particular date, which shall be accurate as of such date), in each case, without giving effect to any “Material Adverse Change” or “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, except where such breach or misrepresentation, alone or together with all other breaches or misrepresentations, would not result in a Material Adverse Change or Material Adverse Effect in respect of the Company.

(b)                                 Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Effective Time shall have been complied with and performed in all material respects.

(c)                                  (i) Each of the Consents set forth in Section 10.02(c) of the Company Disclosure Schedule shall have been obtained in form and substance reasonably satisfactory to Purchaser and shall be in full force and effect; and (ii) all other Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained in form and substance reasonably satisfactory to Purchaser and shall be in full force and effect, except in respect of either (i) and (ii), which would not be material in respect of the Company.

(d)                                 All notices to, filings with and Consents of Governmental Authorities required to be made or obtained under any Applicable Law in connection with the execution, delivery and performance of this Agreement and the consummation of the Arrangement and the other transactions contemplated hereby shall have been made or obtained.

(e)                                  Since the date of this Agreement, there shall not have occurred any Material Adverse Change in respect of the Company.

(f)                                    Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

(i)                                     a certificate executed on behalf of the Company by the Certifying Officers (the “Company Closing Certificate”) and containing representations and warranties of the Company; to the effect that the conditions set forth in Sections 10.02(a), 10.02(b), 10.02(d), 10.02(g) and 10.02(h) have been duly satisfied; and

(ii)                                  written resignations of all directors and officers of the Company, to be effective as of the Effective Time.

(g)                                 The Arrangement, in the manner contemplated by the Plan of Arrangement, shall have been approved by the Company Securityholders in the manner required by Applicable Laws (including any conditions under the Interim Order).

(h)                                 Holders of no more than three percent of the outstanding shares of Company Common Shares (calculated on an as-converted-to-Company-Common-Share basis) shall have exercised, or remain entitled to exercise, Dissent Rights with respect to such Company Securities.

(i)                                     There shall not be pending or threatened by or before any Governmental Authority any Proceeding that: (i) seeks to prevent the consummation of the Arrangement on the terms, and conferring upon Purchaser and the Company all of their respective rights and benefits, contemplated herein; or (ii) seeks the award of Damages (in an amount material to Purchaser) payable by, or any other remedy against, Purchaser or the Company if the Arrangement is consummated.

(j)                                     The Company shall have completed any actions to reorganize its capital assets and structure in accordance with Section 6.06.

(k)                                  Arrangements satisfactory to Purchaser shall be in place such that concurrently with Effective Time the Company and the Company’s assets shall be released from any and all Encumbrances, except for Effective Time Permitted Encumbrances, with respect to the Indebtedness of the Company, including without limitation Indebtedness payable under the Credit Agreements, and the Credit Agreements shall be terminated.

10.03                 Conditions to the Obligations of the Company

The obligations of the Company to consummate the Arrangement are subject to the satisfaction of the following further conditions:

(a)                                  Each of the representations and warranties made by Purchaser in this Agreement shall: (i) have been accurate as of the date of this Agreement; and (ii) be accurate as of the Effective Time as if made as of the Effective Time (except for representations and warranties that speak as of a particular date, which shall be accurate as of such date), in each case, without giving effect to any “Material Adverse Change” or “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, except where such breach or misrepresentation, alone or together with all other breaches or misrepresentations, would not result in a Material Adverse Change or Material Adverse Effect in respect of Purchaser.

(b)                                 Each of the covenants and obligations that Purchaser are required to comply with or to perform at or prior to the Effective Time shall have been complied with and performed in all material respects.

(c)                                  The Arrangement, in the manner contemplated by the Plan of Arrangement, shall have been approved by the Company Securityholders in the manner required by Applicable Laws (including any conditions under the Interim Order).

(d)                                 The Purchaser Shares to be issued pursuant to the Arrangement have been conditionally approved for listing on the TSX, subject only to such conditions, including the filing of documentation, as are acceptable to Purchaser and the Company, acting reasonably.

(e)                                  The distribution of the Purchaser Shares in the United States in exchange for the Company Common Shares pursuant to the Arrangement is exempt from registration requirements under the 1933 Act, and, except with respect to persons deemed “affiliates” under the 1933 Act, the Purchaser Shares to be distributed in exchange for the Company Common Shares in the United States pursuant to the Arrangement are not subject to resale restrictions in the United States under the 1933 Act.  For purposes of clarification only, the foregoing condition shall not apply to the Purchaser Shares to be issued in connection with the exercise of the Company Warrants on or after the Effective Date.

(f)                                    The distribution of the Purchaser Shares in Canada pursuant to the Arrangement and the distribution of the Purchaser Shares upon exercise of the Company Warrants and Goldcorp Warrants is exempt from, or otherwise not subject to, registration and prospectus requirements of applicable Securities Laws and, except with respect to persons deemed to be “control persons” or the equivalent under applicable Securities Laws, the Purchaser Shares to be distributed in Canada pursuant to the Arrangement and pursuant to the exercise of the Company Warrants and the Goldcorp Warrants are not subject to any resale restrictions under applicable Securities Laws.

(g)                                 There shall not be pending or threatened by or before any Governmental Authority any Proceeding that seeks to prevent the consummation of the Arrangement on the terms, and conferring upon Purchaser and the Company all of their respective rights and benefits, contemplated herein.

(h)                                 Since the date of this Agreement, there shall not have occurred any Material Adverse Change in respect of Purchaser.

(i)                                     The Company shall have received certificates executed on behalf of Purchaser by the Certifying Officers of Purchaser (the “Purchaser Closing Certificate”) containing the representation and warranty of Purchaser that the conditions set forth in Sections 10.03(a) and 10.03(b), have been duly satisfied.

(j)                                     The Purchaser shall have entered into a definitive agreement for the sale of gold for proceeds of not less than US$300 million or other financing of an equal or superior value as determined by the Purchaser Board of Directors.

ARTICLE 11
TERMINATION

11.01                 Termination

This Agreement may be terminated at any time before the Effective Time:

(a)                                  by mutual agreement in writing executed by Purchaser and the Company;

(b)                                 by either the Company or Purchaser, upon written notice by either one to the other:

(i)                                     if the Effective Time does not occur on or before December 31, 2010, except that the right to terminate this Agreement under this Section 11.01(b)(i) shall not be available to any party to this Agreement whose failure to fulfil any of its obligations has been a significant cause of, or resulted in, the failure of the Effective Time to occur by such date.  Notwithstanding the foregoing, if any of the Competition Act Approval, Investment Canada Approval and Government Approvals have not been received by such date, either party may provide written notice to the other requesting a reasonable extension in order to permit the receipt of any Competition Act Approval, Investment Canada Approval and Government Approvals that may be outstanding, provided that such party has been working diligently to obtain such approval, and the other party will, in good faith, consider and not unreasonably refuse such request;

(ii)                                  if the Company Meeting is held and the Arrangement Resolutions are not passed by the Company Securityholders in accordance with Applicable Law and the Interim Order; or

(iii)                               if any Applicable Law makes the consummation of the Arrangement or the transactions contemplated by this Agreement illegal or otherwise prohibited and such Applicable Law has become final and non-appealable;

(c)                                  by the Company upon written notice to Purchaser, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal,

subject to compliance with Sections 9.01, 9.02 and 9.03, and provided that the Company has previously or concurrently paid the fee in accordance with Section 11.03;

(d)           by Purchaser upon written notice to the Company if: (i) the Company Board of Directors shall have failed to recommend this Agreement or the Arrangement, (ii) if the Company Board of Directors or any committee thereof shall have: (A) withdrawn, qualified or otherwise modified in a manner adverse to Purchaser, or proposed publicly to withdraw or so qualify or otherwise modify, the approval or recommendation of the Company Board of Directors or any committee thereof of this Agreement or the Arrangement (it being understood that the public disclosure that the Company Board of Directors has taken a neutral position, or the Company Board of Directors taking no position, with respect to an Acquisition Proposal beyond a period of three Business Days after receipt of an Acquisition Proposal shall be considered to be an adverse modification); or (B) approved or recommended, or proposed publicly to approve or recommend, any Acquisition Proposal; (iii) the Company shall have breached Sections 3.01 and 3.09 and Article 9 in any material respect; (iv) Purchaser requests that the Company Board of Directors reaffirm its recommendation of this Agreement and Arrangement and the Company Board of Directors shall not have done so by the fifth Business Day following receipt of such request, or (v) the Company Meeting is cancelled, adjourned or postponed except as agreed to by the Purchaser in writing;

(e)           by Purchaser upon written notice to the Company if there has occurred a Material Adverse Change or Material Adverse Effect in respect of the Company;

(f)            by Company upon written notice to Purchaser if there has occurred a Material Adverse Change or Material Adverse Effect in respect of Purchaser;

(g)           subject to compliance with Section 11.06, if Purchaser is not in material breach of its obligations under this Agreement, by Purchaser upon written notice to the Company if the Company has breached any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 10.02(a) or 10.02(b); and subject to compliance with Section 11.06, if the Company is not in material breach of its obligations under this Agreement, by the Company on written notice to Purchaser, if Purchaser has breached any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 10.03(a) or 10.03(b); and

(h)           by Purchaser if the Major Shareholder votes in favour of, tenders the “Relevant Securities” to or supports the approval, execution, or completion of a Superior Proposal in the circumstances provided in Section 4(h) of the Lock-Up Agreement between Purchaser and Major Shareholder.

The party desiring to terminate this Agreement pursuant to this Section 11.01 (other than pursuant to Section 11.01(a), shall give a notice of such termination to the other party setting forth a brief description of the basis on which such party is terminating this Agreement.

11.02      Effect of Termination

If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to the other party hereto; provided that neither the Company nor Purchaser shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement.  Upon such termination, no Party shall have any further obligations hereunder except as provided in Sections 11.03, 11.04, 11.05, 12.01, 12.08 and 12.09

11.03      Payments to Purchaser

If at any time after the execution of this Agreement:

(a)           the Company terminates this Agreement pursuant to Section 11.01(c);

(b)           in the event:

(i)            a bona fide written Acquisition Proposal has been made by any Person (the “Acquisition Proposal Offeror”) other than Purchaser after the date hereof and prior to the termination of this Agreement;

(ii)           either the Company or Purchaser terminates this Agreement pursuant to Sections 11.01(b)(i) or 11.01(b)(ii); and

(iii)          within 365 days after the date of such termination:

(A)          an Acquisition Proposal is consummated; or

(B)           the Company enters into a Contract with respect to such Acquisition Proposal or any other Acquisition Proposal and thereafter (whether or not within 365 days after the termination of this Agreement) such Acquisition Proposal is consummated;

(c)           Purchaser terminates this Agreement pursuant to Sections 11.01(d) or 11.01(h); or

(d)           Purchaser terminates this Agreement pursuant to Section 11.01(g) as a result of a breach of representations, warranties, covenant or agreement on the part of the Company contained in this Agreement, then in any such case the Company will pay to Purchaser (or as it may direct) $20 million (exclusive of any withholding required by Applicable Laws relating to Taxes which is concurrently remitted by the Company to the relevant Government Authority and receipted) by wire transfer in immediately available funds to an account designated by Purchaser. Such payment will be due: (A) in the case of a termination specified in Section 11.03(a), before or concurrently with such termination of this Agreement; (B) in the case of a termination specified in Section 11.03(c) or 11.03(d), within two Business Days following receipt by the Company of written notice of termination by Purchaser; and (C) in the case of the occurrence of the events specified in Section 11.03(b), prior to the earlier of the consummation of the transaction referred to therein or prior to the entering into of the Contract. The Company will not be obligated to make more than one payment pursuant to this Section 11.03.

11.04      Reimbursement of Expenses

(a)           If this Agreement is terminated by Purchaser pursuant to Section 11.01(b)(i) because of the failure of the Company to satisfy any of the following conditions 10.02(a), (b), (c), (f), (j) or (k) and no amount is payable to the Purchaser pursuant to Section 11.03, then within two Business Days following receipt by the Company of the certificate of a senior officer of Purchaser hereafter referred to, the Company will pay to Purchaser by wire transfer in immediately available funds to an account designated by Purchaser an amount equal to Purchaser’s actual out of pocket costs and expenses, including filing fees and reasonable fees and expenses of its counsel, accountants, financial advisors and other experts and advisors, incidental to the preparation, negotiation and execution of this Agreement and related documentation, up to a maximum of $4 million, as payment in respect of such costs and expenses (the amount of such costs and expenses to be certified by a senior officer of Purchaser in writing in reasonable detail).  The Company will not be obligated to make payment pursuant to this Section 11.04 if it has paid or is required to pay the fee referred to in Section 11.03, and any fees paid by the Company under this Section 11.04 will be credited against any fee payable in Sections 11.03 or 11.04(b)to the extent that it subsequently becomes payable by the Company.

(b)           If this Agreement is terminated by the Company pursuant to Section 11.01(b)(i) because of the failure of the Purchaser to satisfy any of the following conditions 10.03(a), (b), (e), (f), (i) or (j), then within two Business Days following receipt by Purchaser of the certificate of a senior officer of the Company hereafter referred to, the Purchaser will pay to the Company by wire transfer in immediately available funds to an account designated by the Company an amount equal to the Company’s actual out of pocket costs and expenses, including filing fees and reasonable fees and expenses of its counsel, accountants, financial advisors and other experts and advisors, incidental to the preparation, negotiation and execution of this Agreement and related documentation, up to a maximum of $4 million as payment in respect of such costs and expenses (the amount of such costs and expenses to be certified by a senior officer of the Company in writing in reasonable detail).  Any fees paid by the Company under this Section 11.04(b) will be credited against any fee payable in Section 11.04(a) to the extent that it subsequently becomes payable by Purchaser.

11.05      Effect of Payments

Each of the parties acknowledges that the agreements contained in Sections 11.03 and 11.04 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the parties would not enter into this Agreement. Each party acknowledges that all of the payment amounts set out in Sections 11.03 and 11.04 are payments of liquidated damages which are a genuine pre-estimate of the damages which the party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each party irrevocably waives any right that it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, the parties agree that the payment of an amount pursuant to Sections 11.03 and 11.04, is the sole monetary remedy of the party receiving such payment. Nothing contained herein will preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or otherwise to obtain specific performance of any such acts, covenants or agreements.

11.06      Notice of Unfilled Conditions

If either the Company, on the one hand, or Purchaser, on the other hand, determines at any time prior to the Effective Time that it intends to refuse to complete the transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement, such party will so notify the other party forthwith upon making such determination in order that the other party will have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than the Effective Date.  For greater certainty, in the event that such matter is cured within the time period referred to herein, the Agreement may not be terminated as a result thereof.

ARTICLE 12
MISCELLANEOUS

12.01      Notices

All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given: (i) when delivered in Person; (ii) upon confirmation of receipt when transmitted by facsimile transmission; (iii) upon receipt after dispatch by registered or certified mail, postage prepaid; (iv) on the next Business Day if transmitted by international overnight courier (with confirmation of delivery); or (v) in the case of notices delivered by Purchaser or the Company in connection with Section 6.04, on the date delivered if sent by email (with confirmation of delivery), in each case, addressed as follows:

if to Purchaser, to:

Thompson Creek Metals Company Inc.

Suite 810 - 26 West Dry Creek Circle

Littleton, CO, 80120

Attention: Dale Huffman

Facsimile No.: 416 860-0813
Email: dhuffman@tcrk.com

with a copy to (which shall not constitute notice):

Goodmans
1900 – 355 Burrard Street
Vancouver, BC V6C 2G8
Attention:  Bruce Wright

Facsimile No.:  (604) 682-7131
Email:  bwright@goodmans.ca

with a further copy to (which shall not constitute notice):

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173-1922

Attention:  Thomas Sauermilch

Facsimile No.:  (212) 547-5444
Email:  tsauermilch@mwe.com

if to the Company, to:

Terrane Metals Corp.
999 West Hastings Street
Suite 1500
Vancouver, BC V6C 2W2
Attention:  Robert Pease

Facsimile No.:  (604) 630-2090
Email: rpease@terranemetals.com

with a copy to (which shall not constitute notice):

Lang Michener LLP
1055 West Georgia Street
1500 Royal Centre

P.O. Box 11117

Vancouver, BC V6E 4N7
Attention:  Tom Deutsch

Facsimile No.:  (604) 893-2679
Email: tdeutsch@lmls.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

12.02      Remedies Cumulative; Specific Performance

The rights and remedies of the parties hereto shall be cumulative (and not alternative).  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.

12.03      Survival of Representations and Warranties

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished on the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with its terms. Any investigation by the Purchaser and its Representatives shall not mitigate, diminish or affect the representations and warranties of the Company contained in this Agreement.

12.04      Amendments and Waivers

(a)           Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

12.05      Expenses

Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with the Arrangement and the transactions contemplated thereby, shall be paid by the party incurring such cost or expense.

12.06      Disclosure Schedule References

The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of: (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement; and (ii) any other representations and warranties of such party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to an individual who has read that reference and such representations and warranties.

12.07      Binding Effect; Benefit; Assignment

(a)           The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b)           No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Purchaser may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to: (i) one or more of its Affiliates at any time; and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Purchaser of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Purchaser.

12.08      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

12.09      Jurisdiction

The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Supreme Court of British Columbia located in Vancouver, British Columbia, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

12.10      Counterparts; Effectiveness

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

12.11      Entire Agreement

This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

12.12      Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.13      Time is of the Essence

Time is of the essence with respect to the performance of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

TERRANE METALS CORP.

By:	“Rob Pease”
	Name:	Rob Pease
	Title:	President and Chief Executive Officer

THOMPSON CREEK METALS COMPANY INC.

By:	“Kevin Loughrey”
	Name:	Kevin Loughrey
	Title:	Chairman, Chief Executive Officer and Director

[Signature Page to Arrangement Agreement]

EXHIBIT A
ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.                             The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving Terrane Metals Corp. (“Terrane”) and Thompson Creek Metals Company Inc. (“Thompson Creek”), all as more particularly described and set forth in the Management Proxy Circular (the “Circular”) of Terrane dated •, 2010, accompanying the notice of this meeting (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted;

2.                             The plan of arrangement, as it may be or has been amended (the “Plan of Arrangement”), involving Terrane and implementing the Arrangement, the full text of which is set out in Appendix • to the Circular (as the Plan of Arrangement may be, or may have been, modified or amended), is hereby approved and adopted;

3.                             The arrangement agreement (the “Arrangement Agreement”) between Terrane and Thompson Creek dated as of July 15, 2010, and all the transactions contemplated therein, the actions of the directors of Terrane in approving the Arrangement, the actions of the officers of Terrane in executing and delivering the Arrangement Agreement and causing the performance by Terrane of its obligations thereunder, any amendments thereto are hereby ratified and approved; and

4.                             Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the securityholders of Terrane as required by applicable law or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of Terrane are hereby authorized and empowered, without further notice to, or approval of, the securityholders of Terrane:

(a)           to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b)           subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

A-1

EXHIBIT B
PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
INTERPRETATION

1.1          Definitions

Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings ascribed thereto in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Arrangement Agreement” means the acquisition agreement made as of July 15, 2010 between Purchaser and the Company (including the Schedules thereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Canadian Resident” means a beneficial owner of Company Common Shares immediately prior to the Effective Time who is a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person), or a partnership any member of which is a resident of Canada for the purposes of the Tax Act (other than a Tax Exempt Person).

“CRA” means the Canada Revenue Agency.

“Eligible Holder” means a beneficial holder of Company Common Shares immediately prior to the Effective Time who is either: (i) a Canadian Resident, or (ii) an Eligible Non-Resident.

“Eligible Non-Resident” means a beneficial holder of Company Common Shares immediately prior to the Effective Time who is not, and is not deemed to be, a resident of Canada for purposes of the Tax Act and whose Company Common Shares are “taxable Canadian property” and not “treaty-protected property”, in each case as defined in the Tax Act.

“Eligible Holder” means a holder of Company Common Shares, other than a Tax Exempt Person, who is: (i) a resident of Canada for the purposes of the Tax Act; or (ii) a partnership if one or more of the partners would otherwise be an Eligible Holder.

“Section 85 Election” shall have the meaning ascribed thereto in Section 2.4.

“Tax Exempt Person” means a person who is exempt from tax under Part I of the Tax Act.

1.2          Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Plan of Arrangement. The terms “hereof”, “herein” and “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof.

1.3          Rules of Construction.

In this Plan of Arrangement, unless the context otherwise requires, (a) words importing the singular number include the plural and vice versa, (b) words importing any gender include all genders, and (c) “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

1.4          Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.5          Date for Any Action

If the date on which any action is required or permitted to be taken hereunder by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

1.6          References to Dates, Statutes, etc.

(a)           In this Plan of Arrangement, references from or through any date mean, unless otherwise specified, from and including that date and/or through and including that date, respectively.

(b)           In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute, regulation, direction or instrument is to that statute, regulation, direction or instrument as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in the case of a reference to a statute, includes any regulations, rules, policies or directions made thereunder.  Any reference in this Plan of Arrangement to a Person includes its heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns.  References to any contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with its terms.

1.7          Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time (Vancouver, British Columbia) unless otherwise stipulated herein.

ARTICLE 2
THE ARRANGEMENT

2.1          Arrangement Agreement

This Plan of Arrangement is made pursuant to the Arrangement Agreement.

2.2          Binding Effect

This Plan of Arrangement and the Arrangement will become effective at the Effective Time and be binding on Purchaser and the Company and all holders and beneficial owners of Company Securities, at and after the Effective Time without any further act or formality required on the part of any Person, except as expressly provided herein.

2.3          Closing

At the Effective Time, the following shall occur and shall be deemed to occur sequentially in the following order without any further act or formality:

(a)           Notwithstanding any vesting or exercise provisions to which a Company Option might otherwise be subject (whether by contract, the conditions of a grant, applicable law or the terms of the Company Option Plan): (i) each Company Option issued and outstanding at the Effective Time will, without any further action by or on behalf of the Company Optionholder, be deemed to be fully vested and transferred by the Company Optionholder to the Company (free and clear of all liens, claims and Encumbrances) and cancelled, and the Company shall, and shall be deemed to, issue to each such Company Optionholder a number of Company Common Shares (rounded down to the nearest whole number) equal to the product of: (A) the Company Option Exchange Number in respect of such Company Option multiplied by (B) the number of Company Common Shares such Company Option would otherwise entitle the Company Optionholder to acquire, less any amounts withheld pursuant to Section 4.3 or the Arrangement Agreement; (ii) no amount shall be added to the stated capital account maintained in respect of the Company Common Shares in connection with such issuance of Company Common Shares; and (iii) with respect to each Company Option, the Company Optionholder thereof will cease to be the holder of such Company Option, will cease to have any rights as a holder in respect of such Company Option or under the Company Option Plan, such Company Optionholder’s name will be removed from the register of Company Options, and all option agreements, grants and similar instruments relating thereto will be cancelled.  Immediately after the transfer for cancelation to the Company of all of the outstanding Company Options pursuant to this Section 2.3(a) the Company

Option Plan shall be deemed to have terminated and be of no further force or effect.

(b)           Each Company Security held by a Dissenting Securityholder shall be deemed to be transferred to Purchaser by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and Encumbrances and Purchaser shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Section 3.1(a) hereof, and the name of such holder shall be removed from the register of the Company as a holder of Company Securities and Purchaser shall be recorded as the registered holder of the Company Securities so transferred and shall be the legal owner of such Company Securities.

(c)           Each issued and outstanding Company Security held by a Company Securityholder (other than Company Securities held by Purchaser, and for greater certainty including the Company Common Shares deemed to be issued in Section 2.3(a) and excluding the Company Securities deemed to be transferred to Purchaser pursuant to Section 2.3(b)) shall be transferred to Purchaser and, in consideration therefor, Purchaser shall deliver the Arrangement Consideration subject to the terms of the Arrangement Agreement and this Plan of Arrangement.

(d)           Each Company Security held by the Purchaser, including the Company Securities acquired pursuant to Sections 2.3(b) and (c) hereof, shall be transferred to Subco in consideration of the issue by Subco to the Purchaser of one common share of Subco for each Company Security so transferred.

(e)           The Company will file an election with the CRA to cease to be a public corporation for the purposes of the Tax Act.

(f)            The Company and Subco shall amalgamate to form one corporate entity (“Amalco”) with the same effect as if they had amalgamated under Section 269 of the BCBCA such that:

(i)            Purchaser shall receive on the amalgamation one Amalco common share in exchange for each Subco common share previously held and all of the issued and outstanding the Company Common Shares and Company Preferred Shares will be cancelled without any repayment of capital in respect thereof;

(ii)           the stated capital of the common shares of Amalco will be an amount equal to the paid up capital, as that term is defined in the Tax Act, attributable to the common shares of Subco immediately prior to the amalgamation;

(iii)          Amalco will own and hold all of the property of the Company and Subco and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such amalgamation, and all liabilities and obligations of the Company and Subco, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such liabilities and obligations had been incurred or contracted by it;

(iv)          Amalco will be liable for all of the liabilities and obligations of the Company and Subco;

(v)           all rights, contracts, permits and interests of the Company and Subco will be rights, contracts, permits and interests of Amalco as if the Company and Subco continued and, for greater certainty, the amalgamation will not constitute a transfer or assignment of the rights or obligations of either of the Company or Subco under any such rights, contracts, permits and interests;

(vi)          any existing cause of action, claim or liability to prosecution will be unaffected;

(vii)         any civil, criminal or administrative action or proceeding pending by or against either Subco or the Company will be continued by or against Amalco; and

(viii)        a conviction against, or ruling, order or judgment in favour of or against either Subco or the Company may be enforced by or against Amalco.

2.4          Tax Elections

(a)           An Eligible Holder whose Company Common Shares or Company Preferred Shares are exchanged for Purchaser Shares and cash pursuant to the Arrangement shall be entitled to make a joint income tax election, pursuant to Section 85 of the Tax Act (and any analogous provision of provincial income tax law) (a “Section 85 Election”) with respect to the exchange by providing two signed copies of the necessary joint election forms to an appointed representative, as directed by Purchaser, within 90 days after the Effective Date, duly completed with the details of the number of Company Common Shares or Company Preferred Shares transferred and the applicable agreed amounts for the purposes of such joint elections.  Purchaser shall, within 90 days after receiving the completed joint election forms from an Eligible Holder, and subject to such joint election forms being correct and complete and in compliance with requirements imposed under the Tax Act (or applicable provincial income tax law), sign and return them to the Eligible Holder for filing with the CRA (or the applicable provincial tax authority).  Neither the Company, Purchaser nor any successor corporation shall be responsible for the proper completion of any joint election form nor, except for the obligation to sign and return duly completed joint election forms which are received within 90 days of the Effective Date, for any taxes, interest or penalties resulting from the failure of an Eligible Holder to properly complete or file such joint election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation).  In its sole discretion, Purchaser or any successor corporation may choose to sign and return a joint election form received by it more than 90 days following the Effective Date, but will have no obligation to do so.

(b)           Upon receipt of a Letter of Transmittal in which an Eligible Holder has indicated that the Eligible Holder intends to make a Section 85 Election, Purchaser will promptly deliver a tax instruction letter (and a tax instruction letter for the equivalent Quebec election, if applicable), together with the relevant tax election forms (including the Quebec tax election forms, if applicable) to the Eligible Holder.

ARTICLE 3
RIGHTS OF DISSENT

3.1          Rights of Dissent

(a)           Company Securityholders may exercise dissent rights (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Section 238 of the BCBCA as modified by the Interim Order and this Section 3.1; provided that, notwithstanding Subsection 242(2) of the BCBCA, the written objection to the Arrangement Resolution referred to in Subsection 240 of the BCBCA must be received by the Company not later than 5:00 p.m. (Vancouver time) on the Business Day immediately preceding the date of the Company Meeting (as it may be adjourned or postponed from time to time).  Dissenting Securityholders who duly exercise their Dissent Rights shall be deemed to have transferred the Company Securities held by them and in respect of which Dissent Rights have been validly exercised to Purchaser free and clear of all Encumbrances, as provided in Section 2.3(b), and if they:

(i)            ultimately are entitled to be paid fair value for such Company Securities, to be paid the fair value of such Company Securities, and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Company Securities; or

(ii)           ultimately are not entitled, for any reason, to be paid fair value for such Company Securities, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Company Securities.

3.2          Recognition of Dissenting Securityholders

(a)           In no circumstances shall Purchaser and the Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the holder of those Company Securities in respect of which such rights are sought to be exercised.

(b)           For greater certainty, in no case shall Purchaser and the Company or any other Person be required to recognize Dissenting Securityholders as holders of

Company Securities in respect of which Dissent Rights have been validly exercised after the completion of Section 2.3(b), and the names of such Dissenting Securityholders shall be removed from the registers of holders of Company Securities, as applicable, in respect of which Dissent Rights have been validly exercised at the same time as the event described in Section 2.3(b) occurs.  In addition to any other restrictions under the BCBCA, none of the following shall be entitled to exercise Dissent Rights, holders of: (i) Company Warrants; (ii) Goldcorp Warrants; and (iii) Company Securities who vote or have instructed a proxyholder to vote such Company Securities in favour of the Arrangement Resolution.

ARTICLE 4
CERTIFICATES AND PAYMENTS

4.1          Payment of Consideration

(a)           Prior to the delivery of the Circular, the Parties shall appoint the Depositary for the purpose of exchanging the Aggregate Arrangement Consideration to be delivered in accordance with the Plan of Arrangement and shall deposit, for the benefit of Company Securityholders, the Arrangement Consideration with the Depositary in the aggregate amount equal to the payments in respect thereof required by the Plan of Arrangement.  The cash portion of the Arrangement Consideration so deposited with the Depositary shall be held in an interest-bearing account, and any interest earned on such funds shall be for the account of Purchaser.  Concurrently with the mailing of the Circular Purchaser shall send, or shall cause the Depositary to send, a Letter of Transmittal and instructions (in a form reasonably acceptable to Purchaser and the Company) to each Company Securityholder.

(b)           Upon delivery to the Depository of a duly completed and validly executed Letter of Transmittal, together with a Company Share Certificate in the case of Company Securityholders that held Company Share Certificates immediately prior to the Effective Time: (i) the Company Securityholder (other than Dissenting Securityholders) shall be entitled to receive in exchange for each Company Common Share or Company Preferred Share formerly held by such Company Securityholder an amount in cash and a certificate of a Purchaser Share registered in such holder’s name, representing the Arrangement Consideration that such Company Securityholder has the right to receive therefor in accordance with the Plan of Arrangement; and (ii) any Company Share Certificate so surrendered shall forthwith be cancelled.  Promptly after receipt of a properly submitted Letter of Transmittal the Depositary shall cause the Arrangement Consideration to be sent to the Company Securityholder at the mailing address designated by such holder in the Letter of Transmittal.  Until so surrendered, each outstanding Company Share Certificate will be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive upon such surrender the Arrangement Consideration for each of such shares pursuant to the Plan of Arrangement.

(c)           Neither Purchaser nor the Company shall be liable to any holder or former Company Securityholder for the Arrangement Consideration attributable to Company Securities or for any other cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

(d)           To the extent that a Company Securityholder shall not have complied with the provisions of this Section 4.1 and this Plan of Arrangement on or before the sixth anniversary of the Effective Date, any Company Share Certificate held by such Company Securityholder shall cease to represent a claim by, or interest of any kind or nature, against or in the Company or Purchaser and the Arrangement Consideration that such Company Securityholder was otherwise entitled to receive shall be automatically cancelled and the cash portion thereof shall be returned to Purchaser.

(e)           Any payment made by way of cheque by the Depositary pursuant to the Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the sixth anniversary of the Effective Time, and any right or claim to payment hereunder that remains outstanding on the sixth anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the Arrangement Consideration pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to Purchaser for no consideration.

(f)            No holder of Company Securities shall be entitled to receive any consideration with respect to such Company Securities other than any consideration to which such holder is entitled to receive in accordance with Section 2.3 and this Section 4.1 and, for greater certainty, no such holder with be entitled to receive any interest, dividends, premium or other payment in connection therewith, other than any declared but unpaid dividends.

4.2          Lost Certificates

In the event any Company Share Certificate which immediately prior to the Effective Time represented one or more outstanding Company Securities that were transferred pursuant to Section 2.3(c) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Share Certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed Company Share Certificate, the Arrangement Consideration deliverable in accordance with such Company Securityholders’ Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such Arrangement Consideration is to be delivered shall as a condition precedent to the delivery of such cash, give a bond satisfactory to Purchaser and the Depositary (acting reasonably) in such sum as Purchaser may direct, or otherwise indemnify Purchaser and the Company in a manner satisfactory to Purchaser and the Company, acting reasonably, against any claim that may be made against Purchaser and the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

4.3          Withholding Rights

Purchaser and the Company or the Depositary shall be entitled to deduct and withhold from any amount payable to any Person under the Plan of Arrangement (including, without limitation, any amounts payable pursuant to Section 4.1), such amounts as Purchaser and the Company or the Depositary determines, acting reasonably, are required or permitted to be deducted and withheld with respect to such payment under the Tax Act, the Code or any provision of any other Applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate taxing authority.

ARTICLE 5
AMENDMENTS

5.1          Amendments to Plan of Arrangement

(a)           The Company may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by Purchaser, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to holders of Company Securities if and as required by the Court.

(b)           Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Meeting (provided that Purchaser shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (including as required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)           Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to by each of the Company and Purchaser (in each case, acting reasonably); and (ii) if required by the Court, it is consented to by holders of some or all of the Company Securityholders voting in the manner directed by the Court.

(d)           Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Purchaser, provided that it concerns a matter which, in the reasonable opinion of Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former holder of Company Securities.

ARTICLE 6
FURTHER ASSURANCES

6.1          Company Warrants and Goldcorp Warrants

After the completion of the Arrangement, the Purchaser shall cause Amalco to comply with the terms of the Warrant Indentures and the Goldcorp Warrant Certificate, and such warrants will remain outstanding and exercisable for the Arrangement Consideration in accordance with their terms.  As soon as practicable following the Effective Date, the Purchaser shall cause Amalco to deliver to each holder of Company Warrants and Goldcorp Warrants as reflected on the register maintained by or on behalf of the Company in respect of such securities, a notice describing the Arrangement with the Company Securityholders and the treatment of the Company Warrants and the Goldcorp Warrants in accordance with the terms of the Warrant Indentures and the Goldcorp Warrant Certificate, as applicable.

6.2          Notwithstanding

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order further to document or evidence any of the transactions or events set out herein.

Disclosure Schedule
of
Terrane Metals Corp.

This disclosure schedule (the “Terrane Disclosure Schedule”) has been prepared and delivered by Terrane Metals Corp. (“Terrane”), in accordance with the Arrangement Agreement dated as of July 15, 2010 (the “Agreement”) between Terrane and Thompson Creek Metals Company Inc. (“TCM”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.  The headings contained in the Terrane Disclosure Schedule are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the Agreement or information contained in the Terrane Disclosure Schedule. References to Sections, Subsections and Schedules in the headings of the Terrane Disclosure Schedule correspond to the Sections, Subsections and Schedules of the Agreement and the disclosure contained herein modifies only the specific covenants, representations, warranties contained in the corresponding Sections, Subsections and Schedules of the Agreement and not in any other covenant, representation or warranty. Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

The Terrane Disclosure Schedule is qualified in its entirety by reference to the Agreement and is not intended to constitute, and shall not be construed as constituting, separate or additional representations or warranties of Terrane, except as and to the extent expressly provided in the Agreement.

Terrane does not take any responsibility for any opinion which may have been expressed by any third person or any forecast or projection in any such information or document unless any such opinion, forecast or projection is expressly warranted in the Agreement.

Items disclosed on one section of the Terrane Disclosure Schedule are deemed disclosed on other sections of the Terrane Disclosure Schedule, but only to the extent such item or its contents could be reasonably understood to apply to the information called for by such other section of the Agreement or section of the Terrane Disclosure Schedule.

Dated as of July 15, 2010

1

Subsection 4.01(b) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Interests in Persons

Joint Ventures

•                  Under the terms of the Maze Lake Option and Joint Venture Agreement dated May 15, 2008 between Terrane and Laurentian Goldfields Ltd., Terrane has a 43% interest in the Maze Lake Joint Venture.

•                  The Howard Pass Joint Venture is owned 51% by Terrane and 49% by Cygnus Mines Limited, and under option to Selwyn Resources Ltd.

2

 Subsection 4.04 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Consents; Non Contravention

The following change of control provisions are currently in the employment agreements:

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of three months base salary and one month for every year of service commencing after November 1, 2010.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Paul Hosford, Vice President of Engineering and Design, has an employment agreement which contains a change of control provision providing for severance in the amount of 12 months base salary and one month for every year of service commencing after September 1, 2020.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after September 1, 2012.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Peter Marshall, Senior Vice President of Project Development, has an employment agreement which contains a change of control provision providing for severance in the amount of 12 months base salary and one month for every year of service commencing after May 1, 2018.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after September 1, 2012.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Darren O’Brien, Vice President Exploration, has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after April 1, 2012.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Robert Pease, President and Chief Executive Officer, has an employment agreement which contains a change of control provision providing for severance in the amount the

3

his annual base salary.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after March 1, 2013.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Basil Huxham, Chief Financial Officer, has an employment agreement which contains a change of control provision providing for severance in the amount of 12 months base salary.  Terrane will also maintain benefits for one year or until employee obtains similar coverage

The following change of control provisions are proposed by Terrane, but have not been implemented yet:

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

4

•                  Amended and Restated Credit Agreement dated May 7, 2010 among Terrane, Goldcorp Inc., BMO Capital Markets, the Bank of Nova Scotia and Bank of Montreal

•                  Haslinger Royalty Agreement dated July 16, 1986 between Richard Haslinger and Lincoln Resources Inc.

•                  National Bank Financial Agreement dated September 29, 2009 provides for a 1.25% payment on closing (based on (1.25%) multiplied by (the value per share offered) multiplied by (385,553,500)

•                  Common Share Purchase Warrant Indenture dated April 16, 2010 between Terrane and Computershare Trust Company of Canada

•                  Common Share Purchase Warrant Indenture dated June 21, 2007 between Terrane and Pacific Corporate Trust Company (now Computershare Trust Company of Canada)

•                  Warrant Certificate dated April 15, 2010 for the Goldcorp Warrants

•                  CIBC Canadian Dollar Standby Letters of Credit/Letters of Guarantee for $***

•                  Provincial Environmental Assessment Certificate #M09-01

•                  Provincial Mine Permit Approving Mine Plan and Reclamation Program Permit #M-236

•                  Occupation License 705959

•                  Provincial Forestry Licence to Cut Permit A86092

•                  Provincial Forest Tenure Administration — Exhibit A Clearance to Occupant Licence to Cut L48226

•                  Provincial Forest Tenure Administration — Exhibit A Clearance to Occupant Licence to Cut L48253

•                  Inuit Owned Lands Mineral Exploration Agreement (1) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  Inuit Owned Lands Mineral Exploration Agreement (4) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  Inuit Owned Lands Mineral Exploration Agreement (5) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

5

Subsection 4.05(b).1 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

List of Terrane Options Outstanding

Optionee	Date of Grant	Number	Exercise Price	Expire Date

Robert Pease	19-Apr-06	1,657,600	$0.50	19-Apr-11
Jeff Franzen	19-Apr-06	500,000	$0.50	19-Apr-11
Doug Leishman	19-Apr-06	500,000	$0.50	19-Apr-11
John Reynolds	19-Apr-06	500,000	$0.50	19-Apr-11
***	19-Apr-06	5,000	$0.50	19-Apr-11
Darren O’Brien	19-Apr-06	400,000	$0.50	19-Apr-11
Darren O’Brien	25-Apr-06	250,000	$1.35	25-Apr-11
Peter Marshall	25-Apr-06	250,000	$1.35	25-Apr-11
***	21-Aug-06	500,000	$1.07	21-Aug-11
***	5-Sep-06	150,000	$1.17	5-Sep-11
***	5-Sep-06	40,000	$1.17	5-Sep-11
Jeff Franzen	14-Sep-06	500,000	$1.16	14-Sep-11
***	14-Sep-06	150,000	$1.16	14-Sep-11
***	14-Sep-06	100,000	$1.16	14-Sep-11
***	14-Sep-06	60,000	$1.16	14-Sep-11
***	14-Sep-06	75,000	$1.16	14-Sep-11
***	14-Sep-06	75,000	$1.16	14-Sep-11
***	8-Nov-06	200,000	$0.75	8-Nov-11
***	1-Mar-07	50,000	$0.72	1-Mar-12
***	1-Mar-07	450,000	$0.72	1-Mar-12
***	1-Mar-07	60,000	$0.72	1-Mar-12
Robert Pease	30-Jul-07	1,000,000	$0.48	30-Jul-12
Jeff Franzen	30-Jul-07	500,000	$0.48	30-Jul-12
Doug Leishman	30-Jul-07	500,000	$0.48	30-Jul-12
John Reynolds	30-Jul-07	400,000	$0.48	30-Jul-12
Peter Marshall	30-Jul-07	600,000	$0.48	30-Jul-12
Darren O’Brien	30-Jul-07	250,000	$0.48	30-Jul-12
***	30-Jul-07	250,000	$0.48	30-Jul-12
***	30-Jul-07	50,000	$0.48	30-Jul-12
***	30-Jul-07	50,000	$0.48	30-Jul-12
***	30-Jul-07	200,000	$0.48	30-Jul-12
***	30-Jul-07	75,000	$0.48	30-Jul-12
***	30-Jul-07	5,000	$0.48	30-Jul-12
***	30-Jul-07	300,000	$0.48	30-Jul-12
***	30-Jul-07	100,000	$0.48	30-Jul-12
***	30-Jul-07	75,000	$0.48	30-Jul-12
***	20-Nov-07	450,000	$0.44	19-Nov-12
***	13-Aug-08	270,000	$0.48	13-Aug-13
Paul Hosford	3-Nov-08	625,000	$0.48	3-Nov-13
Basil Huxham	8-Mar-10	600,000	$1.13	8-Mar-15

Total		12,772,600

6

All options have vested, other than 450,000 options held by Basil Huxham.

The number of Company Common Shares subject to the above listed options as of the date of grant and date of the Agreement is the same.

7

Subsection 4.05(b).2 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

List of Terrane Warrants Outstanding

Holder	No. of Warrants	Exercise Price	Expiry Date

CDS & Co. 85 Richmond St. West, 3rd Floor Toronto, Ont. M5H 2C9	31,818,500	$1.50	April 16, 2011

CDS & Co. 85 Richmond St. West, 3rd Floor Toronto, Ont. M5H 2C9	16,582,750	$0.85	June 21, 2012

***	562,500	$0.85	June 21, 2012

***	724,000	$0.85	June 21, 2012

***	150,000	$0.85	June 21, 2012

Goldcorp Canada Ltd. Park Place, Suite 3400 666 Burrard Street Vancouver, BC V6C 2X8	13,636,500	$1.50	April 15, 2011

8

Subsection 4.06(b) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Pre-Closing Permitted Encumbrances

Encumbrances created under

•                  Amended and Restated Credit Agreement dated May 7, 2010 among Terrane, Goldcorp Inc., BMO Capital Markets, the Bank of Nova Scotia and Bank of Montreal, including PPSA base registration #478928E

•                  PPSA base registration #166686D in favour of CIBC for $37,000 for GIC Account No. 351075372

•                  PPSA base registration #262518D regarding the Berg Property Sale and Royalty Agreement

•                  Nunavut PPRS registration #123380 in favour of the Bank of Montreal

•                  Yukon PPSR registration #2008/07/30 14865 in favour of the Bank of Montreal

•                  NWT PPRS registration #625251 in favour of the Bank of Montreal

Effective Time Permitted Encumbrances

Encumbrances created under

•                  Berg Property Sale and Royalty Agreement dated September 12, 2006 between Kennecott Canada Exploration Inc. and Terrane.

•                  Notice of Assignment of the Berg Property Sale and Royalty Agreement dated February 11, 2008 from International Royalty Corporation.

•                  Haslinger Royalty Agreement

•                  PPSA base registrations #605381F and #605397F in favour of Key Lease Canada Ltd. for collateral on vehicles

9

Subsection 4.06(c).1 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Permits Required but not yet obtained

Provincial permits - Mt. Milligan

Permit	Issued by	Description
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

Federal permits — Mt. Milligan

Permit	Issued by	Description
***	***	***
***	***	***
***	***	***

Berg Permits

***

10

Subsection 4.06(c).2 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Permits relating to Mineral Interests

•                  Provincial Environmental Assessment Certificate #M09-01

•                  Realignment Rainbow Forest Service Road Permit #2009-01177

•                  Provincial Mine Permit Approving Mine Plan and Reclamation Program Permit #M-236

•                  Proposed 230kV Aerial Electric Cable Crossing No. 09-041 Permit from Spectra Energy Transmission

•                  Provincial Permit No. 2009-05414 for Power Line Crossing

•                  Provincial Licence of Occupation No. 705959

•                  Federal Environmental Assessment Decision Statement dated December 1. 2009

•                  Federal Decision from Fisheries and Oceans Canada and Natural Resources Canada dated December 14, 2009

•                  Provincial Occupant Licence to Cut and Remove Timber L48253

•                  Navigable Waters Protection Act Permit for Aerial Cable located at Colbourne Creek

•                  Navigable Waters Protection Act Permit for Aerial Cable located at Pack River

•                  Navigable Waters Protection Act Permit for Aerial Cable located at Parsnip River

•                  Provincial Forestry Licence to Cut Permit A86092

•                  Occupant Licence to Cut L48226, including Provincial Forest Tenure Administration — Exhibit A Clearance to Occupant Licence to Cut L48226

•                  Occupant Licence to Cut L48253, including Provincial Forest Tenure Administration — Exhibit A Clearance to Occupant Licence to Cut L48253

•                  Notification to Commence Work under Mine Permit M-236 (pursuant to section 6.2.1 of the Health, Safety and Reclamation Cod for Mines in British Columbia)

11

•                  Regulatory Impact Analysis Statement in Canada Gazette regarding amendment to the Metal Mining Effluent Regulations

•                  Forest and Range Practices Act permit for timber cutting and road construction for Forest Service Roads 10663 and 10679

•                  Permit No. PR104778 under Provincial Environmental Management Act to discharge refuse

•                  Permit No. PA104779 under Provincial Environmental Management Act to discharge air contaminants

•                  Mining Lease Tenure No. 631503

•                  Short Term Use of Water Approval #A704204 under Provincial Water Act (Approval granted to Ministry of Forest and Range (MOFR) as part of the Fort St. James-Mackenzie Connector road upgrade project; Terrane is authorized to extract water as a “contractor” of MOFR on the road upgrade, since MOFR holds the road tenure)

•                  Short Term Use of Water Approval #A704205 under Provincial Water Act (Approval granted to MOFR as part of the Fort St. James-Mackenzie Connector road upgrade project; Terrane is authorized to extract water as a “contractor” of MOFR on the road upgrade, since MOFR holds the road tenure)

•                  Inuit Owned Lands Mineral Exploration Agreement (1) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  Inuit Owned Lands Mineral Exploration Agreement (4) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  Inuit Owned Lands Mineral Exploration Agreement (5) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  See Schedule “A” for a list of mineral tenures for Mt. Milligan, Berg and Howards Pass

12

Subsection 4.07(a).1 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Exceptions to valid and legal title on Property

No Exceptions

13

Subsection 4.07(a).2 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Owned Real Property

No Disclosure

14

Subsection 4.07(a).3 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Leases and Licenses related to Property

•                  Office Lease for Suite 1500-999 West Hastings Street, Vancouver, BC dated October 20, 2006 between Lord Realty Holdings Limited and Terrane

•                  Assignment of Lease for Suite 1250-999 West Hastings Street, Vancouver, BC dated October 17, 2006 among Terrane, Lord Realty Holdings Limited and TLC Ventures Corp.

•                  Office Lease for Suite 1250- 999 West Hastings Street, Vancouver, BC dated June 9, 2006 between Lord Realty Holdings Limited and Atlas Cromwell Ltd. (now Terrane)

•                  Exploration camp on the Mt. Milligan Property (10 sleeper cabins, 1 kitchen, 2 core-logging cabins and 1 office cabin)

•                  Exploration camp on the Berg Property (1 storage cabin)

•                  License of Occupation No. 705959

15

Subsection 4.07(b) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Non-Permitted Encumbrances on Real Property

No Exceptions

16

Subsection 4.08(a) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Liabilities and Obligations under Environmental Laws

Terrane is required to pay reclamation security under Provincial Mine Permit Approving Mine Plan and Reclamation Program Permit #M-236

17

Subsection 4.10(a) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

List of Material Contracts

•                  Agreement for New Transmission Services Customers dated December 11, 2008 between Terrane and B.C. Hydro

•                  Office Lease for Suite 1500-999 West Hastings Street, Vancouver, BC dated October 20, 2006 between Lord Realty Holdings Limited and Terrane

•                  Assignment of Lease for Suite 1250-999 West Hastings Street, Vancouver, BC dated October 17, 2006 among Terrane, Lord Realty Holdings Limited and TLC Ventures Corp.

•                  Office Lease for Suite 1250- 999 West Hastings Street, Vancouver, BC dated June 9, 2006 between Lord Realty Holdings Limited and Atlas Cromwell Ltd. (now Terrane)

•                  Asset Purchase Agreement dated July 24, 2006 between Goldcorp Canada Ltd. and Atlas Cromwell Ltd. (now Terrane)

•                  Termination Agreement dated January 7, 2010 between Terrane and Goldcorp Inc.

•                  Amended and Restated Credit Agreement dated May 7, 2010 among Terrane, Goldcorp Inc., BMO Capital Markets, the Bank of Nova Scotia and Bank of Montreal

•                  Purchase Order dated June 12, 2008 with Metso Minerals Industries Inc. for SAG Mill, Ball Mills, Vertimill, Gyratory Crusher and Cone Crushers (including Letter to Suspend dated December 15, 2008, as amended by Change Orders

•                  Purchase Order dated October 28, 2008 with Siemens Canada Ltd. for 25kV Main Transformers, as amended by Change Orders

•                  Purchase Order dated February 19, 2009 with ABB Switzerland Ltd./LBU Minerals ATBD for SAG and Ball Mill Drives, as amended by change orders

•                  Contract Agreement Rainbow FSR Construction dated June 2, 2010 among Terrane, Ledcor CMI Ltd. and Duz Cho Construction L.P.

18

•                  Inuit Owned Lands Mineral Exploration Agreement (1) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  Inuit Owned Lands Mineral Exploration Agreement (4) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  Inuit Owned Lands Mineral Exploration Agreement (5) dated April 1, 2003 between Nunavut Tunngavik Incorporated and Placer Dome (CLA) Limited, as assigned to Atlas Cromwell Ltd. (now Terrane) on July 12, 2006

•                  Letter Agreement — Maze Lake Property dated July 3, 2007 between Terrane and 0785531 B.C. Ltd. (now Laurentian Goldfields Ltd.)

•                  Maze Lake Option and Joint Venture Agreement dated May 15, 2008 between Terrane and Laurentian Goldfields Ltd.

•                  Agreement dated June 3, 1975 between Placer Development Limited and Cygnus Mines Limited

•                  Agreement dated October 12, 1972 between Kennco Explorations, (Western) Limited and Placer Development Limited

•                  Berg Property Sale and Royalty Agreement dated September 12, 2006 between Kennecott Canada Exploration Inc. and Terrane

•                  Irrevocable Standby Letter of Credit No. BMTO226021OS dated August 27, 2008 with Bank of Montreal and Terrane (as Applicant) and Metso Minerals Canada Inc. (as Beneficiary), as amended by Amendment No. 1 on January 9, 2009, Amendment No. 2 on December 22, 2009, Amendment No. 3 on January 7, 2010 and Amendment No. 4 on May 6, 2010

•                  Agreement dated September 29, 2009 between Terrane and National Bank Financial Inc.

•                  Agreement dated July 12, 2010 between the Special Independent Committee of Terrane and Scotia Capital Inc.

•                  Agreement for Concentrates Advisory Marketing Services dated May 7, 2010 between Terrane and Neil S. Seldon & Associates Ltd.

•                  Letter Agreement dated June 1, 2010 between Terrane and Cutfield Freeman & Co. Ltd.

•                  Option Agreement dated August 18, 2005 Placer Dome (CLA) Limited, Pacifica Resources Ltd. and Cygnus Mines Limited

•                  Mt. Milligan Project — Haslinger Option Agreement

19

•                  Consulting Agreement dated May 1, 2008 between Terrane and ***

•                  Agreement for Consulting Services dated May 29, 2006 between Terrane and ***

•                  Agreement for Consulting Services dated May 29, 2006 between Terrane and ***

•                  Agreement for Consulting Services dated October 8, 2006 between Terrane and ***

•                  Agreement for Consulting Services dated August 14, 2007 between Terrane and ***

•                  Agreement for Consulting Services dated February 12, 2007 between Terrane and ***

•                  Service Agreement dated September 29, 2009 between Terrane and ***

•                  Service Agreement dated September 30, 2009 between Terrane and Robert Pease

•                  Service Agreement dated August 11, 2009 between Terrane and Peter Marshall

•                  Service Agreement dated March 22, 2010 between Terrane and Basil Huxham

•                  Service Agreement dated September 20, 2009 between Terrane and Paul Hosford

•                  Service Agreement dated May 15, 2009 between Terrane and Darren O’Brien

•                  Service Agreement dated August 11, 2009 between Terrane and ***

•                  Service Agreement dated June 1, 2010 between Terrane and ***

•                  Service Agreement dated September 22, 2009 between Terrane and ***

•                  Service Agreement dated June 28, 2010 between Terrane and ***

•                  Service Agreement dated April 27, 2010 between Terrane and ***

•                  Service Agreement dated August 13, 2009 between Terrane and ***

•                  Service Agreement dated September 29, 2009 between Terrane and ***

•                  Employment Agreement dated May 10, 2010 between Terrane and ***

•                  Professional Service Agreement dated June 1, 2009 between Terrane and ***

•                  Professional Service Agreement dated September 22, 2009 between Terrane and ***

20

Subsection 4.10(c) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Material Contracts not in good standing

No Exceptions

21

Subsection 4.12 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Undisclosed Liabilities

No Disclosure

22

Subsection 4.14(a) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Litigation

Litigation Matters brought by the Nak’azdli First Nation, who have filed a petition in the Supreme Court of B.C. against the Province of B.C. and a Notice of Application with the Federal Court of Canada seeking a judicial review of several decisions by various federal bodies in connection with the federal environmental approvals relating to the Mt. Milligan Property.  Terrane has been added as a respondent in the hearing commenced in the Supreme Court of B.C. and the Company is an intervener in the Notice of Application with the Federal Court of Canada and is attempting to become a respondent.

23

Subsection 4.17 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Permits

For responses related to mineral properties see Subsections 4.06(c).1 and 4.06(c).2

Corporate

British Columbia incorporation #CO756461

Corporate Business Number: 86657 5889

Manitoba Extra Provincial Registration #5471967

NWT Extra Provincial Registration #ET8998

Nunavut Extra Provincial Registration #ET8730

Ontario Extra Provincial Registration #1303049

Yukon Territory Extra Provincial Registration #32014

24

Subsection 4.19(a) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

List of Employees

See Schedule “B” to the Terrane Disclosure Schedule

25

Subsection 4.19(c) of the Terrane Disclosure Schedule

Arrangement Agreement

between Terrane and TCM

dated July 15, 2010

Terms of Employment contained in following employment agreements:

•                  Service Agreement dated September 29, 2009 between Terrane and ***

•                  Service Agreement dated September 30, 2009 between Terrane and Robert Pease

•                  Service Agreement dated August 11, 2009 between Terrane and Peter Marshall

•                  Service Agreement dated March 22, 2010 between Terrane and Basil Huxham

•                  Service Agreement dated September 20, 2009 between Terrane and Paul Hosford

•                  Service Agreement dated May 15, 2009 between Terrane and Darren O’Brien

•                  Service Agreement dated August 11, 2009 between Terrane and ***

•                  Service Agreement dated June 1, 2010 between Terrane and ***

•                  Service Agreement dated September 22, 2009 between Terrane and ***

•                  Service Agreement dated June 28, 2010 between Terrane and ***

•                  Service Agreement dated April 27, 2010 between Terrane and ***

•                  Service Agreement dated August 13, 2009 between Terrane and ***

•                  Service Agreement dated September 29, 2009 between Terrane and ***

•                  Employment Agreement dated May 10, 2010 between Terrane and ***

•                  Professional Service Agreement dated June 1, 2009 between Terrane and ***

•                  Professional Service Agreement dated September 22, 2009 between Terrane and ***

Terms of Employment not otherwise contained in an employment agreement:

•                  Letter of Employment dated May 20, 2009 for ***

•                  Letter of Employment dated November 5, 2007 for ***

26

•                  Letter of Employment dated November 5, 2007 for ***

27

 Subsection 4.19(d).1 of the Terrane Disclosure Schedule

Arrangement Agreement

between Terrane and TCM

dated July 15, 2010

List of Employee Benefit Plans and Employment Contracts

•                  Service Agreement dated September 29, 2009 between Terrane and ***

•                  Service Agreement dated September 30, 2009 between Terrane and Robert Pease

•                  Service Agreement dated August 11, 2009 between Terrane and Peter Marshall

•                  Service Agreement dated March 22, 2010 between Terrane and Basil Huxham

•                  Service Agreement dated September 20, 2009 between Terrane and Paul Hosford

•                  Service Agreement dated May 15, 2009 between Terrane and Darren O’Brien

•                  Service Agreement dated August 11, 2009 between Terrane and ***

•                  Service Agreement dated June 1, 2010 between Terrane and ***

•                  Service Agreement dated September 22, 2009 between Terrane and ***

•                  Service Agreement dated June 28, 2010 between Terrane and ***

•                  Service Agreement dated April 27, 2010 between Terrane and ***

•                  Service Agreement dated August 13, 2009 between Terrane and ***

•                  Service Agreement dated September 29, 2009 between Terrane and ***

•                  Employment Agreement dated May 10, 2010 between Terrane and ***

•                  Professional Service Agreement dated June 1, 2009 between Terrane and ***

•                  Professional Service Agreement dated September 22, 2009 between Terrane and ***

Employee Benefits Plan:

Great-West Life Assurance Company

28

Policy: ***

Covers:

•                  Life Insurance;

•                  Accidental Death & Dismemberment;

•                  Critical Illness;

•                  Long Term Disability;

•                  Healthcare; and

•                  Dental care.

2008 Rolling Number Stock Option Plan

Terrane Compensation Guide contains provisions for base salary and short-term incentive program.

29

Subsection 4.19(d).2 of the Terrane Disclosure Schedule

Arrangement Agreement

between Terrane and TCM

dated July 15, 2010

Change of Control Provisions in Employee Plans

The following change of control provisions are currently in the employment agreements:

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of three months base salary and one month for every year of service commencing after November 1, 2010.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Paul Hosford, Vice President of Engineering and Design, has an employment agreement which contains a change of control provision providing for severance in the amount of 12 months base salary and one month for every year of service commencing after September 1, 2020.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after September 1, 2012.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Peter Marshall, Senior Vice President of Project Development, has an employment agreement which contains a change of control provision providing for severance in the amount of 12 months base salary and one month for every year of service commencing after May 1, 2018.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after September 1, 2012.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Darren O’Brien, Vice President Exploration, has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after April 1, 2012.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Robert Pease, President and Chief Executive Officer, has an employment agreement which contains a change of control provision providing for severance in the amount the

30

his annual base salary.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  *** has an employment agreement which contains a change of control provision providing for severance in the amount of six months base salary and one month for every year of service commencing after March 1, 2013.  Terrane will also maintain benefits for one year or until employee obtains similar coverage.

•                  Basil Huxham, Chief Financial Officer, has an employment agreement which contains a change of control provision providing for severance in the amount of 12 months base salary.  Terrane will also maintain benefits for one year or until employee obtains similar coverage

The following change of control provisions are proposed by Terrane:

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

31

•                  ***

•                  ***

•                  ***

32

Subsection 4.24 of the Terrane Disclosure Schedule

Arrangement Agreement

between Terrane and TCM

dated July 15, 2010

Absence of Certain Events or Changes

No Exceptions

33

Subsection 6.01(m) of the Terrane Disclosure Schedule

Arrangement Agreement

between Terrane and TCM

dated July 15, 2010

Agreements providing for severance, amendment or increase in benefits to employees

•                  Service Agreement dated September 29, 2009 between Terrane and ***

•                  Service Agreement dated September 30, 2009 between Terrane and Robert Pease

•                  Service Agreement dated August 11, 2009 between Terrane and Peter Marshall

•                  Service Agreement dated March 22, 2010 between Terrane and Basil Huxham

•                  Service Agreement dated September 20, 2009 between Terrane and Paul Hosford

•                  Service Agreement dated May 15, 2009 between Terrane and Darren O’Brien

•                  Service Agreement dated August 11, 2009 between Terrane and ***

•                  Service Agreement dated June 1, 2010 between Terrane and ***

•                  Professional Service Agreement dated September 22, 2009 between Terrane and ***

34

Subsection 7.13 of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Directors and Officers Insurance

Insurance provided through Marsh for directors and officers liability (legal liabilities from wrongful acts committed in executive capacity). Insurers: Chartis ($10 million) and Encon ($10 million XS). Term: Oct. 4, 2009- Oct. 4, 2010. Limit: $20 million. Premium: $49,000

35

Subsection 10.02(c) of the Terrane Disclosure Schedule

Arrangement Agreement
between Terrane and TCM
dated July 15, 2010

Consents

***

36

Dated as of July 15, 2010

TERRANE METALS CORP.

By:	“Rob Pease”

Accepted this 15th day of July, 2010 as the Terrane Disclosure Schedule

THOMPSON CREEK METALS COMPANY INC.

By:	“Dale Huffman”

37

SCHEDULE “A” TO TERRANE DISCLOSURE SCHEDULE

MINERAL TENURES FOR MT. MILLIGAN

The following mineral Tenures, located in the Province of British Columbia, are held of record by Terrane Metals Corp.:

Tenure Number	Claim Name	Tenure Type and Sub-Type	Owner	Expiry Date	Status
512884*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Dec/29	Good
512887*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Dec/29	Good
512888*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Dec/29	Good
512890*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Sep/10	Good
512891*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Feb/28	Good
512897*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Sep/10	Good
512907*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Sep/08	Good
512909*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Sep/10	Good
512913*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Sep/02	Good
512919*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Sep/10	Good
512921*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Sep/03	Good
512923*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/03	Good
512924*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/01	Good
512925*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/01	Good
512927*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/01	Good
512930*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/03	Good
512931*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/03	Good
512932*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/01	Good
512933*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/03	Good
512934*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/03	Good
512935*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/03	Good
512936*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/03	Good
512937*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/04	Good
512938*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/04	Good
512939*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/04	Good
512940*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/01	Good
512941*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/01	Good
512942*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/04	Good
512943*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/04	Good
512944*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Aug/26	Good
512945*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Aug/26	Good
512960*		Mineral Claim	Terrane Metals Corp. (100%)	2012/Apr/04	Good
521164*	MILL 1	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521165*	MILL 2	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521177*	MILL 3	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521178*	MILL 4	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521179*	MILL 5	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521180*	MILL 6	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521181*	MILL 7	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521182*	MILL 8	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521183*	MILL 9	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good

38

Tenure Number	Claim Name	Tenure Type and Sub-Type	Owner	Expiry Date	Status
521184*	MILL10	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521185*	MILL 11	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521186*	MILL 12	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521187*	MILL 13	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521189*	MILL 14	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521190*	MILL 15	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521191*	MILL 16	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521192*	MILL 17	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521193*	MILL 18	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521194*	MILL 19	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521195*	MILL 20	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521196*	MILL 21	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521197*	MILL 22	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521198*	MILL 23	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521199*	MILL 24	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521200*	MILL 25	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521201*	MILL 26	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521202*	MILL 27	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521203*	MILL 28	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521204*	MILL 29	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521205*	MILL 30	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521206*	MILL 31	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521207*	MILL 32	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521208*	MILL 33	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521209*	MILL 34	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521210*	MILL 35	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521212*	MILL 36	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
521213*	MILL 37	Mineral Claim	Terrane Metals Corp. (100%)	2011/Oct/14	Good
579598		Mineral Claim	Terrane Metals Corp. (100%)	2011/Mar/28	Good
579599		Mineral Claim	Terrane Metals Corp. (100%)	2011/Mar/28	Good
579600		Mineral Claim	Terrane Metals Corp. (100%)	2011/Mar/28	Good
579602		Mineral Claim	Terrane Metals Corp. (100%)	2011/Mar/28	Good
580741		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580742		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580743		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580744		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580745		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580746		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580747		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580748		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580749		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
580750		Mineral Claim	Terrane Metals Corp. (100%)	2011/Apr/08	Good
595146		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/01	Good
595163		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/01	Good
677107	FURB	Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/01	Good
677785		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/02	Good
678524		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/03	Good
678527		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/03	Good

39

Tenure Number	Claim Name	Tenure Type and Sub-Type	Owner	Expiry Date	Status
678536		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/03	Good
678564		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/03	Good
678583		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/03	Good
678588		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/03	Good
678603		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/03	Good
679483		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/05	Good
679484		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/05	Good
679485		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/05	Good
679505		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/05	Good
679506		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/05	Good
679509		Mineral Claim	Terrane Metals Corp. (100%)	2010/Dec/05	Good
631503		Mineral Lease	Terrane Metals Corp. (100%)	2010/Sep/09	Good

MINERAL TENURES FOR BERG

The following mineral claims, located in the Province of British Columbia, are held of record by Terrane Metals Corp.:

Tenure Number	Claim Name	Tenure Type and Sub-Type	Owner	Expiry Date (yy/mm/dd)	Status
243481*		Mineral Lease	Terrane Metals Corp. (100%)	2010/08/27	Good
515447*	BERG 6	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
515449*	BERG 5	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
515450*	BERG 4	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
515451*	BERG 3	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
515453*	BERG 1	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
515454*	BERG 2	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
515455*	BERG 9	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
515456*	BERG 8	Mineral Claim	Terrane Metals Corp. (100%)	2017/10/15	Good
594483	BERG C	Mineral Claim	Terrane Metals Corp. (100%)	2010/11/18	Good
594485	BERG D	Mineral Claim	Terrane Metals Corp. (100%)	2010/11/18	Good
594490	BERG A	Mineral Claim	Terrane Metals Corp. (100%)	2010/11/18	Good
594495	BERG I	Mineral Claim	Terrane Metals Corp. (100%)	2010/11/18	Good

40

Tenure Number	Claim Name	Tenure Type and Sub-Type	Owner	Expiry Date (yy/mm/dd)	Status
604970		Mineral Claim	Terrane Metals Corp. (100%)	2010/05/26	Good
604976		Mineral Claim	Terrane Metals Corp. (100%)	2010/05/26	Good
604978		Mineral Claim	Terrane Metals Corp. (100%)	2010/05/26	Good
693843		Mineral Claim	Terrane Metals Corp. (100%)	2011/01/04	Good
693844		Mineral Claim	Terrane Metals Corp. (100%)	2011/01/04	Good
693883		Mineral Claim	Terrane Metals Corp. (100%)	2011/01/04	Good
693884		Mineral Claim	Terrane Metals Corp. (100%)	2011/01/04	Good
693903		Mineral Claim	Terrane Metals Corp. (100%)	2011/01/04	Good
693904		Mineral Claim	Terrane Metals Corp. (100%)	2011/01/04	Good
671443		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671444		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671450		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671451		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671463		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671467		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671472		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671473		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671484		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671503		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671523		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671526		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
671527		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/19	Good
672023		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/20	Good
673446		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/24	Good

41

Tenure Number	Claim Name	Tenure Type and Sub-Type	Owner	Expiry Date (yy/mm/dd)	Status
673465		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/24	Good
673485		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/24	Good
673503		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/24	Good
673523		Mineral Claim	Terrane Metals Corp. (100%)	2010/11/24	Good
545074	SOUTH 1 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545075	SOUTH 2 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545076	SOUTH 3 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545077	SOUTH 4 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545078	SOUTH 5 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545079	SOUTH 6 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545080	SOUTH 7 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545081	SOUTH 8 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545082	SOUTH 9 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545083	SOUTH 10 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545084	SOUTH 11 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545085	SOUTH 12 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545086	SOUTH 13 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good
545087	SOUTH 14 (100%)	Mineral Claim	Terrane Metals Corp. (100%)	2011/11/10	Good

42

Claim Name	Grant Number	Expiry Date	Claim Owner	Area (acres)	Area (hectares)
ANNIV 1	Y 73582	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.39	17.56
ANNIV 2	Y 73583	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	4.22	1.71
ANNIV 3	Y 73584	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.23	20.73
ANNIV 4	Y 73585	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	15.12	6.12
ANNIV 5	Y 73586	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.05	20.66
ANNIV 6	Y 73587	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	32.73	13.25
ANNIV 7	Y 73588	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.91	20.2
ANNIV 8	Y 73589	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.55	20.86
ANNIV 9	Y 73590	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.5	14.77
ANNIV 10	Y 73591	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	32.36	13.1
ANNIV 11	Y 73592	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	55.05	22.28
ANNIV 12	Y 73593	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	35.42	14.34
ANNIV 13	Y 73594	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.22	17.08
ANNIV 14	Y 73595	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.93	17.37
ANNIV 15	Y 73596	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.26	17.51
ANNIV 16	Y 73597	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.08	15.41
D 1	YA00379	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	39.81	16.11
DJ	YA00380	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	2.11	0.85
DJ 2	YA00381	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	1.58	0.64
DJ 5	YA00384	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	7.68	3.11
DJ 6	YA00385	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	2.3	0.93
DJ 7	YA00386	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	3.31	1.34
DJ 8	YA00387	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	0.46	0.19
DON 1	Y 64845	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	6.41	2.59
DON 2	Y 64846	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	24.64	9.97
DON 3	Y 64847	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.69	19.3
DON 4	Y 64848	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.26	19.53
DON 5	Y 64849	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.26	19.94
DON 6	Y 64850	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.16	19.49
DON 7	Y 64851	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.7	19.71
DON 8	Y 64852	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.17	18.68
DON 10	Y 64911	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.33	20.37
DON 11	Y 64912	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.03	15.39
DON 12	Y 64913	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.98	19.42
DON 13	Y 64914	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.86	19.37
DON 14	Y 64915	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.09	18.25
DON 15	Y 64916	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.67	18.08
DON 16	Y 64917	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.29	17.93
DON 17	Y 64918	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.05	17.42
DON 35	Y 64919	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.52	20.04

DON 36	Y 64920	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.65	20.5
DON 29	Y 64929	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.68	14.84
DON 30	Y 64930	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.01	14.57
DON 31	Y 64931	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.59	20.88
DON 32	Y 64932	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.59	20.88
DON 33	Y 64933	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.83	21.38
DON 34	Y 64934	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.31	20.36
DON 71	Y 64947	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.23	19.52
DON 72	Y 64948	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	34.5	13.96
DON 73	Y 64949	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.08	20.27
DON 74	Y 64950	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	40.56	16.41
DON 75	Y 64951	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.36	17.55
DON 76	Y 64952	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	35.7	14.45
DON 21	Y 64953	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.51	20.04
DON 22	Y 64954	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.06	20.26
DON 23	Y 64955	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.37	20.38
DON 24	Y 64956	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.68	20.91
DON 25	Y 64957	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.82	20.16
DON 26	Y 64958	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.75	19.32
DON 27	Y 64959	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.78	20.96
DON 28	Y 64960	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.49	20.84
DON 77	Y 64961	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49	19.83
DON 78	Y 64962	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.05	18.64
DON 79	Y 64963	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	40.94	16.57
DON 80	Y 64964	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	58.52	23.68
DON 81	Y 64965	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	4.29	1.74
DON 101	Y 64966	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.03	19.84
DON 102	Y 64967	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.03	19.84
DON 103	Y 64968	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.73	20.53
DON 104	Y 64969	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.54	18.84
DON 105	Y 64970	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.02	19.03
DON 106	Y 64971	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.23	19.52
DON 107	Y 64972	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.91	18.99
DON 108	Y 64973	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.78	19.34
DON 109	Y 64974	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.13	19.07
DON 110	Y 64975	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.19	19.1
DON 111	Y 64976	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.32	19.96
DON 112	Y 64977	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.77	19.74
DON 113	Y 64978	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.89	18.57
DON 114	Y 64979	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.42	18.38
DON 115	Y 64980	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.66	18.88

DON 116	Y 64981	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.5	20.03
DON 151	Y 70216	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.49	17.6
DON 152	Y 70217	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.05	20.25
DON 153	Y 70218	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.96	18.6
DON 154	Y 70219	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.77	19.74
DON 155	Y 70220	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.72	18.91
DON 156	Y 70221	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.01	19.03
DON 157	Y 70222	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.65	20.5
DON 158	Y 70223	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.6	19.26
DON 159	Y 70224	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.87	19.37
DON 160	Y 70225	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.88	19.38
DON 161	Y 70226	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.74	18.92
DON 162	Y 70227	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.04	19.04
DON 163	Y 70228	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	22.08	8.93
DON 164	Y 70229	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.06	14.59
DON 240	YA00771	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.59	21.28
DON 241	YA00772	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 242	YA00773	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.33	21.18
DON 243	YA00774	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 244	YA00775	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	39.28	15.89
DON 245	YA00776	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 246	YA00777	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	15.42	6.24
DON 247	YA00778	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 248	YA00787	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.72	16.88
DON 249	YA00788	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	15.03	6.08
DON 250	YA00789	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 251	YA00790	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 252	YA00791	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 253	YA00792	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 254	YA00793	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 255	YA00794	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 264	YA00806	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	9.65	3.9
DON 265	YA00807	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.25	20.74
DON 266	YA00808	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	33.19	13.43
DON 267	YA00809	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	6.88	2.78
DON 256	YA11072	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 257	YA11073	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 258	YA11074	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 259	YA11075	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 260	YA11076	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
DON 261	YA11077	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9

DON 262	YA11078	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	37	14.97
DON 263	YA11079	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
KNAP 1	YA00555	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	39.41	15.95
KNAP 2	YA00556	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.91	14.94
KNAP 3	YA00557	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	4.77	1.93
KNAP 4	YA25686	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	11.4	4.61
OP 17	Y 64731	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.69	19.3
OP 18	Y 64732	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.41	19.19
OP 19	Y 64733	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.55	19.24
OP 20	Y 64734	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.68	19.29
OP 21	Y 64767	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.04	16.61
OP 22	Y 64768	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.33	17.54
OP 23	Y 64769	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.29	17.11
OP 24	Y 64770	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.81	17.73
OP 25	Y 64771	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.51	17.2
OP 26	Y 64772	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.69	17.68
OP 27	Y 64773	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.73	17.29
OP 28	Y 64774	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.58	17.64
OP 1	Y 64837	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.96	19
OP 2	Y 64838	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.48	19.21
OP 3	Y 64839	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47	19.02
OP 4	Y 64840	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.42	19.19
OP 5	Y 64841	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.04	19.04
OP 6	Y 64842	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.36	19.17
OP 7	Y 64843	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.08	19.05
OP 8	Y 64844	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.3	19.14
OP 9	Y 64887	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.12	19.07
OP 10	Y 64888	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.24	19.12
OP 11	Y 64889	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.45	19.61
OP 12	Y 64890	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.18	19.09
OP 13	Y 64891	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.45	18.8
OP 14	Y 64892	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.36	18.76
OP 15	Y 64893	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.62	18.06
OP 16	Y 64894	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.28	18.32
OP 29	Y 64903	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.95	17.38
OP 30	Y 64904	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.61	17.65
OP 31	Y 64905	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.06	17.42
OP 32	Y 64906	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.18	17.48
OP 33	Y 64907	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.18	17.07
OP 34	Y 64908	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.21	17.08
OP 35	Y 64909	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.75	16.89

OP 36	Y 64910	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.78	16.91
OP 41	Y 70230	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	19.64	7.95
OP 42	Y 70231	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.7	18.9
OP 43	Y 70232	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.62	20.48
OP 44	Y 70233	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.08	20.67
OP 45	Y 70234	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.01	20.24
OP 46	Y 70235	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.05	20.25
OP 47	Y 70236	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.32	20.36
OP 48	Y 70237	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.47	20.42
OP 49	Y 70238	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.45	20.42
OP 50	Y 70239	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.6	20.48
OP 51	Y 70240	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.59	20.47
OP 52	Y 70241	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.73	20.53
OP 53	Y 70242	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.48	16.79
OP 54	Y 70243	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.67	14.84
OP 101	Y 93875	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.73	19.31
OP 102	Y 93876	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.54	19.24
OP 103	Y 93877	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.47	19.21
OP 104	Y 93878	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.89	19.38
OP 105	Y 93879	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.94	19.4
OP 106	Y 93880	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.68	19.3
OP 107	Y 93881	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.75	19.32
OP 108	Y 93882	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.48	19.21
OP 109	Y 93883	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.13	19.48
OP 110	Y 93884	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.94	19.4
OP 111	Y 93885	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.68	18.89
OP 112	Y 93886	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.1	19.06
OP 113	Y 93887	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.49	19.62
OP 114	Y 93888	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.23	19.52
OP 115	Y 93889	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.28	19.54
OP 116	Y 93890	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.02	19.43
OP 117	Y 93891	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.2	20.31
OP 118	Y 93892	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.5	20.44
OP 119	Y 93893	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.46	20.42
OP 120	Y 93894	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.38	20.39
OP 121	Y 93895	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.19	20.31
OP 122	Y 93896	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.25	20.33
OP 123	Y 93897	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.17	20.3
OP 124	Y 93898	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.19	20.31
OP 125	Y 93899	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.58	20.07
OP 126	Y 93900	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.89	20.19

OP 127	Y 93901	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.72	20.53
OP 128	Y 93902	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.6	20.48
OP 129	Y 93903	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.22	20.32
OP 130	Y 93904	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.22	20.32
OP 131	Y 93905	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.18	20.31
OP 132	Y 93906	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.18	20.31
OP 133	Y 93907	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.15	19.89
OP 134	Y 93908	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.22	19.92
OP 135	Y 93909	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.63	20.89
OP 136	Y 93910	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.16	20.7
OP 137	Y 93911	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.66	20.5
OP 138	Y 93912	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.65	20.5
OP 139	Y 93913	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	30.38	12.29
OP 140	Y 93914	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.57	20.06
OP 141	Y 93915	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.89	17.36
OP 142	Y 93916	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.12	21.09
OP 143	Y 93917	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.67	20.1
OP 144	Y 93918	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.66	20.5
OP 145	Y 93919	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	33.22	13.44
OP 146	Y 93920	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	35.47	14.36
OP 147	Y 93921	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.28	15.49
OP 148	Y 93922	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	39.42	15.95
OP 149	Y 93923	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.43	18.79
OP 150	Y 93924	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.37	18.36
OP 151	Y 93925	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.66	16.86
OP 152	Y 93926	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.58	18.85
OP 153	Y 93927	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.32	19.55
OP 154	Y 93928	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.4	18.78
OP 155	Y 93929	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	39.04	15.8
OP 156	Y 93930	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.99	15.78
OP 157	Y 93931	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.9	18.17
OP 158	Y 93932	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.44	20.82
OP 159	Y 93933	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.65	20.9
OP 160	Y 93934	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.54	21.26
OP 161	Y 93935	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.76	20.54
OP 162	Y 93936	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.8	20.56
OP 163	Y 93937	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.5	20.84
OP 164	Y 93938	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.57	20.87
OP 165	Y 93939	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.43	20
OP 166	Y 93940	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50	20.24
OP 167	Y 93943	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.66	20.5

OP 168	Y 93944	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.88	20.99
OP 169	Y 93945	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.2	19.91
OP 170	Y 93946	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.98	20.22
OP 171	Y 93947	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.07	20.67
OP 172	Y 93948	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.4	20.8
OP 173	Y 93949	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.41	20
OP 174	Y 93950	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.15	19.49
OP 175	Y 93951	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.81	19.35
OP 208	Y 94482	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.35	18.76
OP 209	Y 94483	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.08	18.65
OP 210	Y 94484	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.42	18.79
OP 211	Y 94485	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.45	18.8
OP 212	Y 94486	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.96	19
OP 213	Y 94487	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.78	18.93
OP 214	Y 94488	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.04	19.04
OP 215	Y 94489	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.88	18.97
OP 216	Y 94490	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.13	19.07
OP 217	Y 94491	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.97	19.01
OP 218	Y 94492	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.42	18.38
OP 219	Y 94493	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.58	18.85
OP 220	Y 94494	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.44	17.99
OP 221	Y 94495	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.83	19.76
OP 222	Y 94496	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.04	19.03
OP 223	Y 94497	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.32	19.55
OP 200	Y 94598	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	32.55	13.17
OP 201	Y 94599	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.16	17.06
OP 202	Y 94600	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	16.56	6.7
OP 203	YA00001	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.42	15.55
OP 204	YA00002	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.82	18.95
OP 205	YA00003	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.05	17.83
OP 206	YA00004	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.02	18.62
OP 207	YA00005	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.04	18.23
OP 224	YA00006	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.85	17.75
OP 225	YA00007	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.76	19.33
OP 236	YA00449	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.62	17.65
OP 237	YA00450	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.53	17.62
OP 238	YA00451	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.23	17.49
OP 239	YA00452	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.08	17.43
OP 240	YA00453	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.01	17.41
OP 241	YA00454	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.86	17.35
OP 242	YA00455	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.8	17.32

OP 243	YA00456	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.64	17.26
OP 244	YA00457	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.58	17.23
OP 245	YA00458	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.42	17.17
OP 246	YA00459	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.76	15.68
OP 247	YA00460	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41	16.59
OP 230	YA00765	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.02	19.03
OP 231	YA00766	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.29	19.54
OP 232	YA00767	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.3	18.74
OP 233	YA00768	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.38	18.77
OP 234	YA00769	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	26.76	10.83
OP 235	YA00770	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	35.95	14.55
OP 230	YA20057	1/2/2016	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	33.58	13.59
OP 231	YA20058	1/2/2016	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.3	17.12
OP 232	YA20059	1/2/2016	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.22	16.68
OP 233	YA20060	1/2/2016	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43	17.4
OP 234	YA20061	1/2/2016	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.89	16.95
OP 235	YA20062	1/2/2016	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.84	17.34
R 16	Y 64680	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.87	18.97
R 17	Y 64681	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.61	18.86
R 18	Y 64682	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.28	21.16
R 19	Y 64683	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.53	20.85
R 20	Y 64684	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.53	20.85
R 21	Y 64685	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.93	18.59
R 22	Y 64686	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.3	20.76
R 23	Y 64687	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.5	18.41
R 24	Y 64688	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.12	19.47
R 25	Y 64689	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.92	20.2
R 26	Y 64690	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.17	21.11
R 27	Y 64691	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.61	20.08
R 28	Y 64692	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.96	19.81
R 29	Y 64693	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.57	19.66
R 30	Y 64694	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.52	18.42
R 31	Y 64695	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.17	18.28
R 32	Y 64696	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.41	19.59
R 33	Y 64697	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.79	18.53
R 34	Y 64698	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	33.96	13.74
R 35	Y 64699	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	35.03	14.17
R 36	Y 64700	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	39.25	15.88
R 37	Y 64701	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	40.78	16.51
R 38	Y 64702	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.5	18.41
R 39	Y 64703	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.03	19.03

R 48	Y 64704	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.65	20.09
R 49	Y 64705	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	40.45	16.37
R 50	Y 64706	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.83	15.71
R 51	Y 64707	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.54	19.64
R 52	Y 64708	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.59	19.66
R 53	Y 64709	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.91	21.41
R 54	Y 64710	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.08	19.86
R 55	Y 64711	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.86	20.18
R 56	Y 64712	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.02	18.62
R 57	Y 64713	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.65	19.69
R 58	Y 64714	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.99	19.02
R 59	Y 64715	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.74	20.53
R 60	Y 64716	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.62	19.68
R 61	Y 64717	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.84	19.76
R 62	Y 64718	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.34	19.56
R 63	Y 64719	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.34	17.94
R 64	Y 64720	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.79	18.53
R 65	Y 64721	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.56	18.84
R 66	Y 64722	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.81	18.94
R 1	Y 64723	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.25	19.93
R 2	Y 64724	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	13.82	5.59
R 3	Y 64725	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.66	18.88
R 4	Y 64726	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.74	18.92
R 5	Y 64727	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.55	19.24
R 6	Y 64728	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.21	19.92
R 7	Y 64729	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	50.8	20.56
R 8	Y 64730	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.34	19.97
R 40	Y 64744	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.11	18.66
R 41	Y 64745	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.28	18.73
R 42	Y 64746	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.28	18.73
R 43	Y 64747	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.59	19.66
R 44	Y 64748	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	52.92	21.41
R 45	Y 64749	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	51.53	20.85
R 46	Y 64750	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.69	19.3
R 47	Y 64751	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.65	20.09
R 155	Y 64760	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.96	18.19
R 156	Y 64761	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.86	20.18
R 157	Y 64762	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.72	15.67
R 158	Y 64763	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	42.68	17.27
R 159	Y 64764	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	33.29	13.47
R 160	Y 64765	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.77	14.88

R 161	Y 64766	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.1	15.42
R 9	Y 64896	1/2/2015	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.48	17.6
R 10	Y 64897	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.44	17.58
R 11	Y 64898	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.61	20.08
R 12	Y 64899	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.27	18.32
R 13	Y 64900	1/2/2019	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.06	18.64
R 14	Y 64901	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.09	18.65
R 15	Y 64902	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.79	15.7
X 1	Y 64526	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	40.42	16.36
X 2	Y 64527	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.99	20.23
X 3	Y 64528	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.62	16.84
X 4	Y 64529	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.58	20.07
X 5	Y 64530	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	43.46	17.59
X 6	Y 64531	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.85	19.77
X 7	Y 64532	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.77	18.12
X 8	Y 64533	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.7	19.3
X 9	Y 64534	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	17.59	7.12
X 10	Y 64535	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	21.79	8.82
X 11	Y 64536	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.5	16.8
X 12	Y 64537	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.05	19.85
X 13	Y 64538	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.6	18.45
X 14	Y 64539	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.69	19.7
X 15	Y 64540	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.5	16.79
X 16	Y 64541	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.07	19.86
X 17	Y 64542	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	41.3	16.71
X 18	Y 64543	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.04	19.84
X 19	Y 64544	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.41	15.54
X 20	Y 64545	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.27	19.94
X 21	Y 64546	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	19.43	7.86
X 22	Y 64547	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.44	19.2
X 23	Y 64548	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.53	20.04
X 24	Y 64549	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	40.16	16.25
X 25	Y 64550	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.24	19.52
X 26	Y 64551	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	38.12	15.43
X 27	Y 64552	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.51	19.63
X 28	Y 64553	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	9.44	3.82
X 29	Y 64554	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	36.43	14.74
X 31	Y 64556	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	13.77	5.57
X 33	Y 64558	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	2.51	1.02
X 34	Y 64559	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	19.48	7.88
X 35	Y 64560	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	9.1	3.68

X 37	Y 64670	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.96	18.6
X 38	Y 64671	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.23	19.52
X 39	Y 64672	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	44.38	17.96
X 40	Y 64673	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	46.09	18.65
X 41	Y 64674	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	48.66	19.69
X 42	Y 64675	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	49.21	19.92
X 43	Y 64676	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.54	18.43
X 44	Y 64677	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.11	19.07
X 45	Y 64678	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	45.67	18.48
X 46	Y 64679	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	47.6	19.26
X 54	Y 73608	1/2/2023	Terrane Metals Corp. 51%, Cygnus Mines Ltd. 49%.	1.28	0.52

MINERAL TENURES FOR HOWARDS PASS

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SCHEDULE “B” TO TERRANE DISCLOSURE SCHEDULE

LIST OF EMPLOYEES

TERRANE METALS CORP.

2010 SALARIES

Employee	Position	Location	Groups	Contract Date	Start Date	Length of Service	Target Bonus Percentage (%)	Individual Performance Component (%)	Corporate Performance Component (%)	2010 Base Salary ($)	2010 Temp. Day Rate ($)	Annual Vacation Days	Term Without Cause (Months)	Proposed Term Without Cause (Months)	Term on Change of Control	Proposed Term on Change of Control
Pease, Rob	President and CEO	Vancouver	Sr. Executive	9/30/2009	4/19/2006	4.2	50	60	40	386,250		25.0	12	24 + 1 mo/yr	12	24 + 1 mo/yr
Marshall Peter	SVP — Project Dvlpmt	Vancouver	Sr. Executive	8/11/2009	4/19/2006	4.2	40	60	40	283,250		20.0	6	24 + 1 mo/yr	12	24 + 1 mo/yr
Huxham, Basil	CFO	Vancouver	Sr. Executive	3/22/2010	3/8/2010	0.3	40	60	40	258,000		20.0	1 mo/yr	12 + 1 mo/yr	12	12 + 1 mo/yr
Hosford, Paul	VP — Engineering	Vancouver	Sr. Executive	9/20/2009	10/27/2008	1.7	35	60	40	247,200		20.0	1 mo/yr	12 + 1 mo/yr	12	12 + 1 mo/yr
O’Brien, Darren	VP — Exploration	Vancouver	Sr. Executive	5/15/2009	4/19/2006	4.2	35	60	40	175,100		20.0	1 mo/yr	12 + 1 mo/yr	6	12 + 1 mo/yr
***	***	***	***	8/11/2009	3/1/2007	3.4	35	60	40	144,200		20.0	1 mo/yr	12 + 1 mo/yr	6	12 + 1 mo/yr
***	***	***	***	6/1/2010	8/25/2006	3.9	25	70	30	175,100		20.0	1 mo/yr	12 + 1 mo/yr	6	12 + 1 mo/yr
***	***	***	***	9/22/2009	11/20/2007	2.6	25	70	30	149,350		20.0	1 mo/yr	6 + 1 mo/yr	6	6 + 1 mo/yr
***	***	***	***	9/29/2009	7/10/2006	4.0	25	70	30	139,050		20.0	1 mo/yr	6 + 1 mo/yr	6	6 + 1 mo/yr
***	***	***	***	9/22/2009	8/13/2008	1.9	20	75	25	115,260		15.0	1 mo/yr	1 mo/yr	NA	NA

44

Employee	Position	Location	Groups	Contract Date	Start Date	Length of Service	Target Bonus Percentage (%)	Individual Performance Component (%)	Corporate Performance Component (%)	2010 Base Salary ($)	2010 Temp. Day Rate ($)	Annual Vacation Days	Term Without Cause (Months)	Proposed Term Without Cause (Months)	Term on Change of Control	Proposed Term on Change of Control
***	***	***	***	6/1/2009	8/1/2007	2.9	15	75	25	103,000		15.0	1 mo/yr	1 mo/yr	NA	NA
***	***	***	***	4/27/2010	5/3/2010	0.2	Contract Position — No bonus/benefits			75,000		—	NA	NA	NA	NA
***	***	***	***	5/10/2010	5/17/2010	0.2	Contract Position — No bonus/benefits			75,000		—	NA	NA	NA	NA
***	***	***	***	6/28/2010	6/28/2010	0.0	Contract Position — No bonus/benefits			75,000		—	NA	NA	NA	NA
***	***	***	***	9/29/2009	9/5/2006	3.8	10	85	15	53,560		15.0	0.5 mo/yr	0.5 mo/yr	NA	NA
***	***	***	***	8/13/2009	8/13/2007	2.9	10	85	15	50,880		15.0	0.5 mo/yr	0.5 mo/yr	NA	NA
***	***	***	***	11/5/2007	7/1/2007	3.0	Temp Position — No bonus/benefits			—	350	—	NA	NA	NA	NA
***	***	***	***	11/5/2007	7/14/2007	3.0	Temp Position — No bonus/benefits			—	350	—	NA	NA	NA	NA
***	***	***	***	5/20/2009	7/1/2008	2.0	Temp Position — No bonus/benefits			—	275	—	NA	NA	NA	NA

45